As filed with the Securities and Exchange Commission on December 14, 2004
                                                 Registration No. 333-__________
--------------------------------------------------------------------------------
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                _________________

                         FORM S-3 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                                _________________

CITIBANK CREDIT CARD ISSUANCE TRUST        CITIBANK CREDIT CARD MASTER TRUST I
     (Issuer of the Notes)               (Issuer of the Collateral Certificate)

     CITIBANK (SOUTH DAKOTA),                       CITIBANK (NEVADA),
      NATIONAL ASSOCIATION                         NATIONAL ASSOCIATION
               (Originators of Citibank Credit Card Issuance Trust
                    and Citibank Credit Card Master Trust I)
           (Exact Name of Registrants as Specified in Their Charters)

United States of America  46-0358360     United States of America   88-0202961
   (State or Other         (I.R.S.          (State or Other          (I.R.S.
     Jurisdiction          Employer           Jurisdiction           Employer
   of Organization)     Identification      of Organization)      Identification
                           Number)                                   Number)

       701 East 60th Street, North                8725 West Sahara Avenue
     Sioux Falls, South Dakota 57117              Las Vegas, Nevada 89163
             (605) 331-2626                           (702) 797-4444
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                of Each Registrant's Principal Executive Offices)

                                JOHN R. DYE, ESQ.
                       General Counsel for Capital Markets
                                 Citigroup Inc.
                                 425 Park Avenue
                            New York, New York 10022
                                 (212) 559-1000
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                   Copies To:

  DAVID L. ZIMBECK, ESQ.        STEVEN J. GAROFALO     NEIL P. WESTREICH, ESQ.
     General Counsel                 President      Cravath, Swaine & Moore LLP
  Citibank (South Dakota),      Citibank (Nevada),         Worldwide Plaza
   National Association        National Association       825 Eighth Avenue
 701 East 60th Street, North  8725 West Sahara Avenue  New York, New York 10019
Sioux Falls, South Dakota  57117  Las Vegas, Nevada 89163   (212) 474-1000
     (605) 331-2626                 (702) 797-4444

     Approximate date of commencement of proposed sale to the public: As soon as practicable on or after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ X ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [_] If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                       CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------
    Title of        Amount to be         Proposed               Proposed
   securities        registered     maximum aggregate      maximum aggregate           Amount of
to be registered      (a)(b)(c)     price per Note (d)     offering price (d)       registration fee
----------------------------------------------------------------------------------------------------

Notes............    $1,000,000            100%                $1,000,000               $117.70
----------------------------------------------------------------------------------------------------
Collateral
Certificate (e)..    $1,000,000             --                     --                     --
----------------------------------------------------------------------------------------------------

(a) With respect to any securities issued with original issue discount, the amount to be registered is calculated based on the initial public offering price thereof.

(b) With respect to any securities denominated in any foreign currency, the amount to be registered shall be the U.S. dollar equivalent thereof based on the prevailing exchange rate at the time such security is first offered.

(c) Includes an indeterminate amount of securities that may be offered or sold by affiliates of the Registrants in market-making transactions.

(d)  Estimated solely for the purpose of calculating the registration fee.

(e) No additional consideration will be paid by the purchasers of the Notes for the Collateral Certificate, which is pledged as security for the Notes.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                INTRODUCTORY NOTE


This Registration Statement includes:

o a form of base prospectus relating to asset-backed notes of Citibank Credit Card Issuance Trust;

o a representative form of prospectus supplement to the base prospectus relating to the offering by Citibank Credit Card Issuance Trust of a subclass of asset-backed notes of a multiple issuance series; and

o a representative form of prospectus supplement to the base prospectus relating to the offering by Citibank Credit Card Issuance Trust of a single issuance series of asset-backed notes.

********************************************************************************
**    The information in this prospectus is not complete and may be changed.  **
**    We may not sell these securities until the registration statement       **
**    filed with the Securities and Exchange Commission is effective. This    **
**    prospectus is not an offer to sell these securities and is not          **
**    soliciting an offer to buy these securities in any state where the      **
**    offer or sale is not permitted.                                         **
********************************************************************************


                 Subject to Completion, dated December 14, 2004

Prospectus
Dated __________________ ___, 200__


Citibank Credit Card Issuance Trust


Class A Notes
Class B Notes
Class C Notes


Citibank (South Dakota), National Association
Citibank (Nevada), National Association
Originators of the Trust


We will provide the specific terms of the notes in supplements to this prospectus. You should read this prospectus and the applicable supplement to this prospectus carefully before you invest.


Principal payments on the Class B notes of a series are subordinated to payments on the Class A notes of that series. Principal payments on the Class C notes of a series are subordinated to payments on the Class A notes and Class B notes of that series.


You should review and consider the discussion under "Risk Factors" beginning on page 14 of this prospectus before you purchase any notes.


Neither the Securities and Exchange Commission nor any state securities commission has approved the notes or determined that this prospectus or any applicable supplement to this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


Citibank Credit Card Issuance Trust is the issuer of the notes. The notes are obligations of Citibank Credit Card Issuance Trust only and are not obligations of any other person. Each class of notes is secured by only some of the assets of Citibank Credit Card Issuance Trust. Noteholders will have no recourse to any other assets of Citibank Credit Card Issuance Trust for the payment of the notes. The notes are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

                                TABLE OF CONTENTS


                                   Page                                     Page
                                   ----                                     ----
PROSPECTUS SUMMARY................   1   Payment of Class B notes and
                                            Class C notes may be delayed due
RISK FACTORS......................  14      to the subordination provisions.  19
                                         You may not be able to reinvest
Only some of the assets of the issuer       any early redemption proceeds
   are available for payments               in a comparable security........  20
   on any class of notes..........  14   Your ability to resell notes may be
Cardholder payment patterns and             limited.........................  20
   credit card usage may affect the      If the ratings of the notes are
   timing and amount of payments            lowered or withdrawn, their
   to you.........................  14      market value could decrease.....  20
Class A and Class B notes of a           Issuance of additional notes or
   multiple issuance series can lose        master trust investor certificates
   their subordination protection           may affect the timing and
   under some circumstances.......  15      amount of payments to you.......  21
You may receive principal payments       Legal aspects could affect the
   earlier or later than the expected       timing and amount of payments
   principal payment date.........  16      to you..........................  21
Reductions in the nominal                Competition in the credit card
   liquidation amount could reduce          industry could affect the timing
   payment of principal to you....  16      and amount of payments to you...  27
Allocations of charged-off               You may have limited control of
   receivables in the master trust          actions under the indenture and
   could reduce payments to you...  16      the pooling and servicing
Reset of interest rate on credit            agreement.......................  27
   card receivables in the master        Your remedies upon default may
   trust may reduce the amount of           be limited......................  27
   finance charge collections
   available for interest payments       THE ISSUER.........................  28
   on the notes...................  17
Citibank (South Dakota)'s ability        The Owners.........................  29
   to change terms of the credit
   card accounts could alter             USE OF PROCEEDS....................  29
   payment patterns...............  17
Addition of accounts to the master       THE NOTES..........................  29
   trust may affect credit quality
   and lessen the issuer's ability       Interest...........................  31
   to make payments to you........  18   Principal..........................  32
Citibank (South Dakota) and              Stated Principal Amount,
   Citibank (Nevada) may not be             Outstanding Dollar Principal
   able to designate new accounts           Amount and Nominal
   to the master trust when                 Liquidation Amount of Notes.....  32
   required by the pooling and           Subordination of Principal.........  37
   servicing agreement............  18   Redemption and Early
Class B notes and Class C notes             Redemption of Notes.............  38
   bear losses before Class A notes 18

                                   Page                                     Page
                                   ----                                     ----
Issuances of New Series, Classes         Targeted Deposits of Principal
   and Subclasses of Notes........  39      Collections to the Principal
Required Subordinated Amount......  42      Funding Account.................  64
Payments on Notes; Paying Agent...  44   Payments Received from
Denominations.....................  45      Derivative Counterparties for
Record Date.......................  45      Principal.......................  66
Governing Law.....................  45   Deposits of Withdrawals from the
Form, Exchange, and Registration            Class C Reserve Account to the
   and Transfer of Notes..........  45      Principal Funding Account.......  66
Book-Entry Notes..................  46   Deposits of Proceeds of the Sale of
Replacement of Notes..............  51      Credit Card Receivables.........  66
Acquisition and Cancellation of          Reallocation of Funds on Deposit
   Notes by the Issuer and the              in the Principal Funding
   Banks..........................  51      Subaccounts.....................  66
                                         Withdrawals from Principal
SOURCES OF FUNDS TO PAY                     Funding Account.................  68
   THE NOTES......................  51   Limit on Reallocations of
                                            Principal Collections from
The Collateral Certificate........  51      Subordinated Classes Taken to
Derivative Agreements.............  54      Benefit Senior Classes of Single
The Trust Accounts................  54      Issuance Series.................  69
Limited Recourse to the Issuer;          Limit on Reallocations of
   Security for the Notes.........  56      Principal Collections from
The Indenture Trustee.............  56      Subordinated Classes Taken to
                                            Benefit Senior Classes of
DEPOSIT AND APPLICATION OF                  Multiple Issuance Series........  70
   FUNDS..........................  57   Limit on Repayments of
                                            Subordinated Classes of Single
Allocation of Finance Charge                Issuance Series.................  73
   Collections to Accounts........  57   Limit on Repayments of
Allocation of Principal                     Subordinated Classes of
   Collections to Accounts........  57      Multiple Issuance Series........  73
Targeted Deposits of Finance             Limit on Allocations of Principal
   Charge Collections to the                Collections of All Classes or
   Interest Funding Account.......  58      Subclasses of Notes.............  76
Payments Received from                   Targeted Deposits to the Class C
   Derivative Counterparties                Reserve Account.................  76
   for Interest...................  61   Withdrawals from the Class C
Deposit of Principal Funding                Reserve Account.................  76
   Subaccount Earnings in Interest       Sale of Credit Card Receivables....  77
   Funding Subaccounts; Principal        Final Payment of the Notes.........  79
   Funding Subaccount Earnings           Pro Rata Payments Within a Class
   Shortfall......................  61      or Subclass.....................  80
Deposits of Withdrawals from the
   Class C Reserve Account to the        COVENANTS, EVENTS OF
   Interest Funding Account.......  62      DEFAULT AND EARLY
Allocation to Interest Funding              REDEMPTION EVENTS...............  80
   Subaccounts....................  62
Withdrawals from Interest                Issuer Covenants...................  80
   Funding Account................  63   Events of Default..................  81

                                   Page                                     Page
                                   ----                                     ----
Early Redemption Events...........  83   BENEFIT PLAN INVESTORS............  106

MEETINGS, VOTING AND                     Prohibited Transactions...........  107
   AMENDMENTS.....................  85   Potential Prohibited Transactions
                                            from Investment in Notes.......  107
Meetings..........................  85   Investment by Benefit Plan
Voting............................  85      Investors......................  109
Amendments to the Pooling and            Tax Consequences to Benefit Plans.  109
   Servicing Agreement............  85   PLAN OF DISTRIBUTION..............  109
Amendments to the Indenture.......  86
Amendments to the Trust Agreement.  88   LEGAL MATTERS.....................  110
Tax Opinions for Amendments.......  88
                                         WHERE YOU CAN FIND
NOTICES AND REPORTS...............  88      ADDITIONAL INFORMATION.........  110

Notices...........................  88   GLOSSARY OF DEFINED TERMS.........  112
Issuer's Annual Compliance
   Statement......................  88               ANNEX I
Indenture Trustee's Annual               THE CREDIT CARD BUSINESS
   Report.........................  88      OF CITIBANK (SOUTH
List of Noteholders...............  89      DAKOTA)........................  A-1
Reports...........................  89
                                         General...........................  A-1
THE MASTER TRUST..................  89   Acquisition and Use of
                                            Credit Cards...................  A-2
Master Trust Assets...............  90   Collection of Delinquent
The Servicer......................  94      Accounts.......................  A-3
Master Trust Issuances; Sellers'
   Interest.......................  95
Allocation of Collections, Losses
   and Fees.......................  96
Early Amortization Events.........  97
Optional Termination; Final
   Payment of Master Trust
   Investor Certificates..........  98

TAX MATTERS.......................  98

Tax Characterization of the Notes.  99
Tax Characterization of the Issuer  99
U.S. and Non-U.S. Noteholders.....  99
Tax Consequences to U.S.
   Noteholders.................... 100
Tax Consequences to Non-U.S.
   Noteholders.................... 103

                               PROSPECTUS SUMMARY

     This summary does not contain all the information you may need to make an informed investment decision. You should read the entire prospectus and any supplement to this prospectus before you purchase any notes. The accompanying supplement to this prospectus may supplement disclosure in this prospectus.

     There is a glossary beginning on page 112 where you will find the definitions of some terms used in this prospectus.

Securities Offered      The issuer is offering Class A notes, Class B notes and
                        Class C notes. The notes will be issued pursuant to an indenture between the issuer and Deutsche Bank Trust
                        Company Americas (formerly Bankers Trust Company), as trustee. References to the "notes" in this summary and elsewhere in this prospectus refer to the notes offered by this prospectus, unless the context requires otherwise.

Issuer Citibank Credit Card Issuance Trust, a Delaware statutory trust, is the issuer of the notes. The issuer's primary asset is the collateral certificate issued by the master trust. The address of the issuer is Citibank Credit Card Issuance Trust, c/o Citibank (South Dakota), National Association, as managing beneficiary, 701 East 60th Street, North, Mail Code 1251, Sioux Falls, South Dakota 57117. Its telephone number is (605) 331-1567.

Master Trust            Citibank Credit Card Master Trust I is the issuer of the
                        collateral certificate, which is the primary asset of the issuer. For a description of the collateral certificate, see "Sources of Funds to Pay the Notes--The
                        Collateral Certificate." The master trust's assets consist primarily of credit card receivables arising in a portfolio of revolving credit card accounts. For a description of the master trust, see "The Master Trust."

The Banks               Citibank (South Dakota), National Association and
                        Citibank (Nevada), National Association formed the master trust and transferred credit card receivables to the master trust. Citibank (South Dakota) will be responsible for servicing, managing and making collections on the credit card receivables in the master trust. Citibank (South Dakota) and Citibank (Nevada) formed the issuer, and Citibank (South Dakota) is the manager of the issuer.

Indenture Trustee       Deutsche Bank Trust Company Americas (formerly
                        Bankers Trust Company), a New York banking corporation, is the trustee under the indenture for the notes.

Series of Notes         The notes will be issued in series. Each series will be
                        either a single issuance series or a multiple issuance series.

                        Single Issuance Series. A single issuance series is a series of notes consisting of three classes, Class A, Class B and Class C, issued on or about a single date. The expected principal payment dates and legal maturity dates of the subordinated classes of a single issuance series will either be the same as or later than those of the senior classes of that series. No new notes will be issued as part of a single issuance series after the initial issuance date.

                        The subordinated notes of a single issuance series provide subordination only to the senior notes of that series.

                        Multiple Issuance Series. A multiple issuance series is a series of notes consisting of three classes: Class A, Class B and Class C. Each class may consist of multiple subclasses. Notes of any subclass can be issued on any date so long as there are enough outstanding subordinated notes to provide the necessary subordination protection for outstanding and newly issued senior notes. See "The Notes--Issuances of New Series, Classes and Subclasses of Notes." The expected principal payment dates and legal maturity dates of the senior and subordinated classes of a multiple issuance series may be different, and subordinated notes may have expected principal payment dates and legal maturity dates earlier than some or all senior notes of the same series. Subordinated notes will not be paid before their legal maturity date, unless, after payment, the remaining subordinated notes provide the required amount of subordination protection for the senior notes of that series.

                        All of the subordinated notes of a multiple issuance series provide subordination protection to the senior notes of that series to the extent of the required subordinated amount of the senior notes of that series, regardless of whether the subordinated notes are issued before, at the same time as, or after the senior notes of that series.

Interest Payments       Each class of notes, other than zero-coupon discount
                        notes, will bear interest from the date and at the rate set forth or as determined in a supplement to this prospectus. Interest on the notes will be paid on the interest payment dates specified in a supplement to this prospectus.

Expected Principal
Payment Date and
Legal Maturity Date     The issuer expects to pay the stated principal amount of
                        each note in one payment on that note's expected principal payment date. The expected principal payment date of a note is two years before its legal maturity date. The legal maturity date is the date on which a note is legally required to be fully paid. The expected principal payment date and legal maturity date for a note will be specified in a supplement to this prospectus.

                        The issuer is obligated to pay the stated principal amount of a note on its expected principal payment date, or upon the occurrence of an early redemption event or event of default only to the extent that funds are available for that purpose and, in the case of subordinated notes, that payment is permitted by the subordination provisions of the senior notes of the same series. The remedies a noteholder may exercise following an event of default and acceleration or on the legal maturity date are described in "Covenants, Events of Default and Early Redemption Events--Events of Default" and "Deposit and Application of Funds--Sale of Credit Card Receivables."

Stated Principal Amount,
Outstanding Dollar
Principal Amount and
Nominal Liquidation
Amount of Notes         Each note has a stated principal amount, an outstanding
                        dollar principal amount and a nominal liquidation amount.

                        o Stated Principal Amount. The stated principal amount of a note is the amount that is stated on the face of the note to be payable to the holder. It can be denominated in U.S. dollars or a foreign currency.

                        o Outstanding Dollar Principal Amount. For U.S. dollar notes, the outstanding dollar principal amount will be the same as the stated principal amount, less principal payments to noteholders. For foreign currency notes, the outstanding dollar principal amount will be the U.S. dollar equivalent of the stated principal amount of the notes, less dollar payments to derivative counterparties with respect to principal. For discount notes, the outstanding dollar principal amount will be an amount stated in, or determined by a formula described in, the applicable supplement to this prospectus.

                        o Nominal Liquidation Amount. The nominal liquidation amount of a note is a U.S. dollar amount based on the outstanding dollar principal amount of the note, but after deducting

                              -- all reallocations of principal of that note to pay interest on senior classes of notes of the same series;

                              -- allocations of that note's proportionate share of the charge-offs of principal receivables in the master trust;

                              -- amounts on deposit in the principal funding subaccount for that note after giving effect to all reallocations to or from that subaccount;

                        and adding back all reimbursements, from excess finance charge collections allocated to that note, of reallocations of principal collections to pay interest on senior classes of notes or charge-offs of principal receivables in the master trust. Excess finance charge collections are the finance charge collections that remain after the payment of interest and other required payments under the master trust and with respect to the notes. For more information, see the definition of "Excess Finance Charge Collections" in the glossary.

                        The nominal liquidation amount of a class of notes corresponds to the portion of the invested amount of the collateral certificate that is allocated to support that class of notes.

                        The aggregate nominal liquidation amount of all of the notes is equal to the invested amount of the collateral certificate. The invested amount of the collateral certificate corresponds to the amount of principal receivables in the master trust that is allocated to support the collateral certificate. For a more detailed discussion, see "Invested Amount" in the glossary. Anything that increases or decreases the invested amount of the collateral certificate will also increase or decrease the aggregate nominal liquidation amount of the notes.

                        Upon a sale of credit card receivables held by the master trust directed by a class of notes following an event of default and acceleration, or on that class's legal maturity date, as described in "Deposit and Application of Funds-- Sale of Credit Card Receivables," the nominal liquidation amount of that class will be reduced to zero.

                        For a detailed discussion of nominal liquidation amount, see "The Notes--Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount of Notes."

Subordination of
Principal               Principal payments on the Class B notes of a series are
                        subordinated to payments on the Class A notes of that series. Principal payments on the Class C notes of a series are subordinated to payments on the Class A notes and Class B notes of that series. See "The Notes--
                        Subordination of Principal" and "Deposit and Application of Funds" for a discussion of the extent, manner and limitations of the subordination of Class B and Class C notes.

Sources of Funds to
   Pay the Notes        The issuer will have the following sources of funds to
                        pay principal and interest on the notes:

                        o The collateral certificate issued by Citibank Credit Card Master Trust I. The collateral certificate is an investor certificate issued by the master trust to the issuer. It represents an undivided interest in the assets of the master trust. The master trust owns primarily credit card receivables arising in selected MasterCard and VISA revolving credit card accounts. Citibank (South Dakota) and Citibank (Nevada) have transferred the credit card receivables to the master trust in accordance with the terms of a pooling and servicing agreement among Citibank (South Dakota), Citibank (Nevada) and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee. Both principal collections and finance charge collections on the receivables will, in general, be allocated pro rata among holders of interests in the master trust--including the collateral certificate--based on the investment in credit card receivables of each interest in the master trust. If collections of receivables allocable to the collateral certificate are less than expected, payments of principal of and interest on the notes could be delayed or remain unpaid.

                        The collateral certificate has an investment grade rating from at least one nationally recognized rating agency.

                        o Derivative Agreements. Some classes of notes may have the benefit of one or more derivative agreements, including interest rate or currency swaps, caps, collars, guaranteed investment contracts or other similar agreements with various counterparties. Citibank (South Dakota), Citibank (Nevada) or any of their affiliates may be counterparties to a derivative agreement. A description of the specific terms of each derivative agreement and each derivative counterparty will be included in the applicable supplement to this prospectus.

                        o The Trust Accounts. The issuer has established a collection account for the purpose of receiving payments of finance charge collections and principal collections from the master trust payable under the collateral certificate.

                        The issuer has also established a principal funding account, an interest funding account and a Class C reserve account. Each one of those accounts will have subaccounts for a class or subclass of notes of a series. Also, if specified in a supplement to this prospectus, the issuer may establish supplemental accounts for any series, class or subclass of notes.

                        Each month, distributions on the collateral certificate will be deposited into the collection account. Those deposits will then be reallocated to

                        --    the principal funding account;

                        --    the interest funding account;

                        --    the Class C reserve account;

                        --    any supplemental account;

                        -- payments under any applicable derivative agreements; and

                        -- the other purposes as specified in "Deposit and Application of Funds" or in a supplement to this prospectus.

                        Funds on deposit in the principal funding account and the interest funding account will be used to make payments of principal of and interest on the notes.

                        The Class C reserve account will initially not be funded. If the finance charge collections generated by the master trust fall below a level specified in the applicable supplement to this prospectus, the Class C reserve account will be funded as described under "Deposit and Application of Funds--Targeted Deposits to the Class C Reserve Account."

                        Funds on deposit in the Class C reserve account will be available to holders of Class C notes to cover shortfalls of interest payable on interest payment dates. Funds on deposit in the Class C reserve account will also be available to holders of Class C notes on any day when principal is payable, but only to the extent that the nominal liquidation amount of the Class C notes plus funds on deposit in the Class C principal funding account is less than the outstanding dollar principal amount of the Class C notes.

                        Only the holders of Class C notes will have the benefit of the Class C reserve account. See "Deposit and Application of Funds--Withdrawals from the Class C Reserve Account."

Limited Recourse to
   the Issuer           The sole source of payment for principal of or interest
                        on a class of notes is provided by:

                        o the portion of the principal collections and finance charge collections received by the issuer under the collateral certificate and available to that class of notes after giving effect to all allocations and reallocations;

                        o funds in the applicable trust accounts for that class of notes; and

                        o payments received under any applicable derivative agreement for that class of notes.

                        Noteholders will have no recourse to any other assets of the issuer or any other person or entity for the payment of principal of or interest on the notes.

                        A further restriction applies if a class of notes directs the master trust to sell credit card receivables following an event of default and acceleration, or on the applicable legal maturity date, as described in "Deposit and Application of Funds--Sale of Credit Card Receivables." In that case, that class of notes has recourse only to the proceeds of that sale and investment earnings on those proceeds.

Security for the Notes  The notes of all series are secured by a shared security interest in the collateral certificate and the collection account, but each class of notes is entitled to the benefits of only that portion of those assets allocated to it under the indenture.

                        Each class of notes is also secured by

                        o a security interest in the applicable principal funding subaccount;

                        o     the applicable interest funding subaccount;

                        o in the case of a class of Class C notes, the applicable Class C reserve subaccount;

                        o     any applicable supplemental account; and

                        o by a security interest in any derivative agreement for that class.

Redemption and Early
   Redemption of Notes  If we specify in a supplement to this prospectus, the issuer or a noteholder may, at its option, redeem the notes of any series or class before its expected principal payment date. The supplement will indicate who will have that right of redemption as well as the terms of that redemption.

                        In addition, the issuer is required to redeem any note upon the occurrence of an early redemption event with respect to that note, but only to the extent of available funds. Available funds are funds that are available to that note after giving effect to all allocations and reallocations.

                        In addition, payment of subordinated notes that provide subordination protection to senior notes is limited as described under "Limit on Repayment of all Notes" in this summary. It is not an event of default if the issuer fails to redeem a note because it does not have sufficient funds available or because payment of the note is delayed to provide required subordination protection to a senior class of notes.

                        Early redemption events include the following:

                        o for any note, the occurrence of the expected principal payment date of that note;

                        o each of the early amortization events applicable to the collateral certificate, as described under "The Master Trust--Early Amortization Events";

                        o mandatory prepayment of the entire collateral certificate resulting from a breach of a representation or warranty by Citibank (South Dakota) or Citibank (Nevada) under the pooling and servicing agreement;

                        o some events relating to the performance of the credit card receivables owned by the master trust as described under "Covenants, Events of Default and Early Redemption Events--Early Redemption Events"; and

                        o any additional early redemption events specified in a supplement to this prospectus.

                        This list summarizes only some of the early redemption events. See "Covenants, Events of Default and Early Redemption Events--Early Redemption Events" for a description of the early redemption events and their consequences to holders of notes.

Events of Default       The documents that govern the terms and conditions of
                        the notes include a list of adverse events known as "events of default." Some events of default result in an automatic acceleration of those notes, and others result in the right of the holders of the affected class of notes to demand acceleration after an affirmative vote by holders of more than 50% of the affected class of notes.

                        Events of default for any class of notes include the following:

                        o the issuer fails to pay interest on any note of that class within five business days of its due date;

                        o the issuer fails to pay in full principal of any note of that class on its legal maturity date;

                        o the issuer defaults on any covenant or breaches any agreement under the indenture after applicable notice and cure periods, and the default or breach is materially adverse to noteholders;

                        o the occurrence of some events of bankruptcy, insolvency or reorganization of the issuer; or

                        o any additional events of default specified in a supplement to this prospectus.

                        This list summarizes only some of the events of default. See "Covenants, Events of Default and Early Redemption Events--Events of Default" for a description of the events of default and their consequences to holders of notes.

                        It is not an event of default if the stated principal amount of a note is not paid on its expected principal payment date.

Event of Default
Remedies After an event of default and acceleration of a class of notes, funds on deposit in the principal funding subaccount and the interest funding subaccount for that class of notes will be applied to pay principal of and interest on those notes. Then, in each following month, principal collections and finance charge collections allocated to those notes will be applied to make monthly principal and interest payments on those notes until the earlier of the date those notes are paid in full or the legal maturity date of those notes. However, if your notes are subordinated notes, you will receive full payment of principal of those notes only if and to the extent that, after giving effect to that payment, the required subordinated amount will be maintained for senior notes in that series. See "Deposit and Application of Funds--Limit on Repayments of Subordinated Classes of Single Issuance Series" and "--Limit on Repayments of Subordinated Classes of Multiple Issuance Series."

                        If an event of default of a class of notes occurs and that class is accelerated, the indenture trustee may, and at the direction of the majority of the noteholders of that class will, direct the master trust to sell credit card receivables. However, this sale of receivables may occur only if the conditions specified in "Covenants, Events of Default and Early Redemption Events--Events of Default" are satisfied or on the legal maturity date of that class of notes. The proceeds of a sale of credit card receivables will be deposited directly to the principal funding subaccount for the accelerated notes. Upon the sale of the receivables of the accelerated notes, the nominal liquidation amount of those notes will be reduced to zero. See "Deposit and Application of Funds--Sale of Credit Card Receivables."

Limit on Repayment of
   All Notes            You may not receive full repayment of your notes if

                        o the nominal liquidation amount of your notes has been reduced by charge-offs of principal receivables in the master trust or as the result of reallocations of principal collections to pay interest on senior classes of notes, and those amounts have not been reimbursed from excess finance charge collections; or

                        o receivables are sold after an event of default and acceleration or on the legal maturity date and the proceeds from the sale of receivables are insufficient.

                        Subordinated notes that reach their expected principal payment date, or that have an early redemption event, event of default or other optional or mandatory redemption, will not be paid to the extent that those notes are necessary to provide the required subordinated amount to senior classes of notes of the same series. If a class of subordinated notes cannot be paid because of the subordination provisions of the indenture, prefunding of the principal funding subaccounts for the senior notes of the same series will begin, as described in "Deposit and Application of Funds--Targeted Deposits of Principal Collections to the Principal Funding Account." After that time, the remaining amount of those subordinated notes will be paid only to the extent that:

                        o enough notes of senior classes of that series are repaid so that the subordinated notes that are paid are no longer necessary to provide the required subordinated amount; or

                        o in the case of multiple issuance series, new classes of subordinated notes of that series are issued so that the subordinated notes that are paid are no longer necessary to provide the required subordinated amount; or

                        o the principal funding subaccounts for the senior classes of notes of that series are fully prefunded so that none of the subordinated notes that are paid are necessary to provide the required subordinated amount; or

                        o the subordinated notes reach their legal maturity date.

                        On the legal maturity date of a class of notes, all amounts on deposit in the principal funding subaccount for that class, after giving effect to all allocations, reallocations and sales of receivables, will be paid to the noteholders of that class, even if payment would reduce the amount of subordination protection below the required subordinated amount of the senior classes of that series.

                        See "Deposit and Application of Funds--Targeted Deposits of Principal Collections to the Principal Funding Account--Prefunding of the Principal Funding Account for Senior Classes," and "--Sale of Credit Card Receivables."

Registration, Clearance
   and Settlement       The notes will be registered in the name of The
                        Depository Trust Company or its nominee, and purchasers of notes will not be entitled to receive a definitive certificate except under limited circumstances. Owners of notes may elect to hold their notes through The
                        Depository Trust Company in the United States or through
                        Clearstream Banking, societe anonyme or the Euroclear
                        System in Europe. Transfers will be made in accordance with the rules and operating procedures of those clearing systems. See "The Notes--Book-Entry Notes."

ERISA Eligibility       The indenture permits benefit plans to purchase notes of
                        every class. A fiduciary of a benefit plan should consult its counsel as to whether a purchase of notes by the plan is permitted by ERISA and the Internal Revenue
                        Code.

Tax Status              In the opinion of Cravath, Swaine & Moore LLP, special
                        tax counsel to the issuer, for United States federal income tax purposes (1) the notes will be treated as indebtedness and (2) the issuer will not be an association or a publicly traded partnership taxable as a corporation. In addition, noteholders will agree, by acquiring notes, to treat the notes as debt of Citibank
                        (South Dakota) and Citibank (Nevada) for federal, state and local income and franchise tax purposes.

Denominations           The notes will be issued in minimum denominations of
                        $5,000 and multiples of $1,000 in excess of that amount.

Record Date             The record date for payment of the notes will be the
                        last day of the month before the related payment date.

Ratings It is a condition to the issuance of the notes that they are rated no lower than the following rating categories by at least one nationally recognized rating agency:

                            Note                         Rating

                           Class A .............. AAA or its equivalent
                           Class B .............. A or its equivalent
                           Class C .............. BBB or its equivalent

                        If a class of notes has subclasses, each subclass offered by this prospectus will have the same rating requirement as the class of notes of which it is a part.

                        The issuer may also issue notes not offered by this prospectus that do not meet these rating requirements so long as the issuer obtains (i) confirmation from each rating agency that has rated any outstanding notes that the new series, class or subclass of notes to be issued will not cause a reduction or withdrawal of the ratings of any outstanding notes rated by that rating agency and
                        (ii) appropriate tax opinions.

                        See "Risk Factors--If the ratings of the notes are lowered or withdrawn, their market value could decrease."

                                  RISK FACTORS

      The following is a summary of the material risks that apply to an investment in the notes. The remainder of this prospectus and the attached supplement provide much more detailed information about these risks. You should consider the following risk factors in deciding whether to purchase the notes.

      There is a glossary beginning on page 112 where you will find the definitions of some terms used in this prospectus.

ONLY SOME OF THE ASSETS OF THE ISSUER ARE AVAILABLE FOR PAYMENTS ON ANY CLASS OF NOTES

      The sole source of payment of principal of or interest on a class of notes is provided by:

      o the portion of the principal collections and finance charge collections received by the issuer under the collateral certificate and available to that class of notes after giving effect to all allocations and reallocations;

      o     the applicable trust accounts for that class of notes; and

      o payments received under any applicable derivative agreement for that class of notes.

As a result, you must rely only on the particular allocated assets as security for your class of notes for repayment of the principal of and interest on your notes. You will not have recourse to any other assets of the issuer or any other person for payment of your notes. See "Sources of Funds to Pay the Notes."

      A further restriction applies if a class of notes directs the master trust to sell credit card receivables following an event of default and acceleration, or on the applicable legal maturity date, as described in "Deposit and Application of Funds--Sale of Credit Card Receivables." In that case, that class of notes has recourse only to the proceeds of that sale and investment earnings on those proceeds.

CARDHOLDER PAYMENT PATTERNS AND CREDIT CARD USAGE MAY AFFECT THE TIMING AND AMOUNT OF PAYMENTS TO YOU

      The amount of principal collections available to pay your notes on any principal payment date or to make deposits into the principal funding account will depend on many factors, including:

      o the rate of repayment of credit card balances by cardholders, which may be earlier or later than expected;

      o the extent of credit card usage by cardholders, and the creation of additional receivables in the accounts designated to the master trust; and

      o the rate of default by cardholders, which means that receivables may not be paid at all.

      Changes in payment patterns and credit card usage result from a variety of economic, social and legal factors. Economic factors include the rate of inflation, unemployment levels and relative interest rates. Social factors include consumer confidence levels and the public's attitude about incurring debt and the stigma of personal bankruptcy. For some of the legal factors, see "--Legal aspects could affect the timing and amount of payments to you" below. The availability of incentive or other award programs may also affect cardholders' actions. We cannot predict how these or other factors will affect repayment patterns or card use and, consequently, the timing and amount of payments on your notes.

CLASS A AND CLASS B NOTES OF A MULTIPLE ISSUANCE SERIES CAN LOSE THEIR SUBORDINATION PROTECTION UNDER SOME CIRCUMSTANCES

      Class B notes and Class C notes of a multiple issuance series may have expected principal payment dates and legal maturity dates earlier than some or all of the notes of the senior classes of that series.

      If notes of a subordinated class reach their expected principal payment date at a time when they are needed to provide subordination protection to the senior classes of the same series, and the issuer is unable to issue additional notes of that subordinated class, prefunding of the senior classes of that series will begin. The principal funding subaccounts for the senior classes will be prefunded with monthly collections of principal receivables in the master trust allocable to that series in an amount necessary to maintain the required subordination protection for the senior classes, if available. See "Deposit and Application of Funds-- Targeted Deposits of Principal Collections to the Principal Funding Account."

      There will be a two-year period between the expected principal payment date and the legal maturity date of the subordinated notes to prefund the principal funding subaccounts for the senior classes of that series. The subordinated notes will be paid on their legal maturity date, to the extent that funds are available from the applicable Class C reserve subaccount or from proceeds of the sale of receivables or otherwise, whether or not the senior classes of notes of that series have been fully prefunded.

      If the rate of repayment of principal receivables in the master trust were to decline to less than an average of 4 1/2% per month during this two-year prefunding period, then the principal funding subaccounts for the senior classes of notes may not be fully prefunded before the legal maturity date of the subordinated notes. In that event and only to the extent not fully prefunded, the senior classes of that series would lose their subordination protection on the legal maturity date of those subordinated notes, unless additional subordinated notes of that class were issued or a sufficient amount of senior notes of that series have matured so that the remaining outstanding subordinated notes provide the necessary subordination protection. Since January 2000 the monthly rate of repayment of principal receivables in the master trust has ranged from a low of 15% to a high of more than 22%. Principal payment rates may change due to a variety of factors including economic, social and legal factors, changes in the terms of credit card accounts designated to the master trust or the addition of credit card accounts with different characteristics to the master trust. There can be no assurance that the rate of principal repayment will remain in this range in the future.

      Monthly reports concerning the performance of the credit card receivables in the master trust will be filed with the SEC on Form 8-K. The monthly rate of repayment of principal receivables will be included in these publicly available reports.

YOU MAY RECEIVE PRINCIPAL PAYMENTS EARLIER OR LATER THAN THE EXPECTED PRINCIPAL PAYMENT DATE

      There is no assurance that the stated principal amount of your notes will be paid on its expected principal payment date.

      The effective yield on the credit card receivables owned by the master trust could decrease due to, among other things, a change in periodic finance charges on the accounts, an increase in the level of delinquencies or increased convenience use of the card whereby cardholders pay their credit card balance in full each month and incur no finance charges. A significant decrease in the amount of credit card receivables in the master trust for any reason could result in an early redemption event and in early payment of your notes, as well as decreased protection to you against defaults on the accounts. If surplus finance charge collections calculated using a three-month moving average decreases below the required surplus finance charge amount, an early redemption event will occur and could result in an early payment of your notes. See "Covenants, Events of Default and Early Redemption Events--Early Redemption Events." For a discussion of surplus finance charge collections and required surplus finance charge amount, see "Surplus Finance Charge Collections" and "Required Surplus Finance Charge Amount" in the glossary.

      If, for any reason, cardholders make payments on their credit card accounts later than expected or default on the payments on their credit card accounts the allocations of principal collections to the collateral certificate and to the notes may be reduced, and the principal of the notes may be paid later than expected or not paid at all.

REDUCTIONS IN THE NOMINAL LIQUIDATION AMOUNT COULD REDUCE PAYMENT OF PRINCIPAL TO YOU

      You may not receive full repayment of your notes if the nominal liquidation amount of your notes has been reduced by charge-offs of principal receivables in the master trust or as the result of reallocations of principal collections to pay interest on senior classes of notes, and those amounts have not been reimbursed from excess finance charge collections. See "Deposit and Application of Funds--Final Payment of the Notes." For a discussion of nominal liquidation amount, see "The Notes--Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount of Notes."

ALLOCATIONS OF CHARGED-OFF RECEIVABLES IN THE MASTER TRUST COULD REDUCE PAYMENTS TO YOU

      Citibank (South Dakota), as servicer of the master trust, will charge off the receivables arising in the accounts in the master trust portfolio if the receivables become uncollectible or are otherwise more than 184 days delinquent. The collateral certificate will be allocated a portion of these charged-off receivables. If the amount of charged-off receivables allocated to the collateral certificate exceeds the amount of funds available for reimbursement of those charge-offs, the issuer, as the holder of the collateral certificate, may not receive a sufficient amount under the collateral certificate to pay the full stated principal amount of your notes. See "The Master Trust Receivables and Accounts--Loss and Delinquency Experience" in Annex I to the supplement to this prospectus, "Sources of Funds to Pay the Notes--The Collateral Certificate," "Deposit and Application of Funds--Allocation of Principal Collections to Accounts," "--Targeted Deposits of Principal Collections to the Principal Funding Account," "--Reallocation of Funds on Deposit in the Principal Funding Subaccounts" and "--Final Payment of the Notes."

RESET OF INTEREST RATE ON CREDIT CARD RECEIVABLES IN THE MASTER TRUST MAY REDUCE THE AMOUNT OF FINANCE CHARGE COLLECTIONS AVAILABLE FOR INTEREST PAYMENTS ON THE NOTES

      A majority of the credit card receivables in the master trust bear interest at the prime rate plus a margin. The notes generally bear interest at a fixed or floating rate. If the prime rate declines, the amount of collections of finance charge receivables on the accounts in the master trust may be reduced while the interest payments on fixed rate notes required to be funded out of those collections will remain constant.

      Changes in the interest rate indices applicable to floating rate notes might not be reflected in the prime rate, resulting in an increase or decrease in the difference between the amount of collections of finance charge receivables on the accounts in the master trust and the amount of interest payable on the floating rate notes.

      In addition, a decrease in the difference between collections of finance charge receivables and those collections allocated to make interest payments on the notes could cause an early redemption event which could result in early payment of your notes. See "Covenants, Events of Default and Early Redemption Events--Early Redemption Events."

CITIBANK (SOUTH DAKOTA)'S ABILITY TO CHANGE TERMS OF THE CREDIT CARD ACCOUNTS COULD ALTER PAYMENT PATTERNS

       The master trust owns the credit card receivables generated in designated credit card accounts, but Citibank (South Dakota) or one of its affiliates will continue to own the accounts themselves. Citibank (South Dakota) or its affiliate thus will have the right to determine the fees, periodic finance charges including the interest rate index used to compute periodic finance charges, and other charges that will apply to the credit card accounts. They may also change the minimum monthly payment or other terms of the accounts. A decrease in the effective yield on the credit card receivables could cause an early redemption event, resulting in an early payment of the notes. See "Covenants, Events of Default and Early Redemption Events--Early Redemption Events." Also, changes in account terms could affect payment patterns on the credit card receivables, which could cause an acceleration, delay or reduction in the payment of principal of the notes.

      Citibank (South Dakota) has agreed--and each affiliate that owns accounts designated to the master trust will agree--generally to avoid taking actions that would

      o reduce the portfolio yield of the receivables in the master trust below specified levels;

      o change the terms of the credit card accounts designated to the master trust, unless it is changing the terms of all similar accounts in its portfolio; or

      o decrease the finance charges on the credit card accounts designated to the master trust below a specified level after the occurrence of an early redemption event resulting from surplus finance charge collections being less than the required surplus finance charge amount.

For a discussion of portfolio yield, surplus finance charge collections and required surplus finance charge amount, see "Portfolio Yield," "Surplus Finance Charge Collections" and "Required Surplus Finance Charge Amount" in the glossary.

      There are no other restrictions on Citibank (South Dakota)'s or its affiliates' ability to change the terms of the credit card accounts designated to the master trust, and we can provide no assurance that finance charges or other fees will not be reduced.

ADDITION OF ACCOUNTS TO THE MASTER TRUST MAY AFFECT CREDIT QUALITY AND LESSEN THE ISSUER'S ABILITY TO MAKE PAYMENTS TO YOU

      The assets of the master trust, and therefore the assets allocable to the collateral certificate held by the issuer, change every day. Citibank (South Dakota) and Citibank (Nevada) may choose, or may be required, to add credit card receivables to the master trust. The credit card accounts from which these receivables arise may have different terms and conditions from the credit card accounts already designated for the master trust. For example, the new credit card accounts may have higher or lower fees or interest rates, or different payment terms. We cannot guarantee that new credit card accounts will have the same credit quality as the credit card accounts currently designated for the master trust. If the credit quality of the assets in the master trust were to deteriorate, the issuer's ability to make payments on the notes could be adversely affected. See "The Master Trust--Master Trust Assets."

      The issuer's ability to make payments on the notes will be impaired if sufficient new credit card receivables are not generated by Citibank (South Dakota) and Citibank (Nevada). We do not guarantee that new credit card receivables will be created, that any credit card receivables will be added to the master trust or that credit card receivables will be repaid at a particular time or with a particular pattern.

CITIBANK (SOUTH DAKOTA) AND CITIBANK (NEVADA) MAY NOT BE ABLE TO DESIGNATE NEW ACCOUNTS TO THE MASTER TRUST WHEN REQUIRED BY THE POOLING AND SERVICING AGREEMENT

      The pooling and servicing agreement provides that Citibank (South Dakota) and Citibank (Nevada) must add additional credit card receivables to the master trust if the total amount of principal receivables in the master trust falls below specified percentages of the total invested amounts of investor certificates in the master trust. There is no guarantee that Citibank (South Dakota) and Citibank (Nevada) will have enough receivables to add to the master trust. If Citibank (South Dakota) and Citibank (Nevada) do not make an addition of receivables within five business days after the date they are required to do so, an early amortization event will occur with respect to the collateral certificate. This would constitute an early redemption event and could result in an early payment of your notes. See "The Master Trust--Master Trust Assets" and "--Early Amortization Events" and "Covenants, Events of Default and Early Redemption Events--Early Redemption Events."

CLASS B NOTES AND CLASS C NOTES BEAR LOSSES BEFORE CLASS A NOTES

      Class B notes of a series are subordinated in right of payment of principal to Class A notes of that series, and Class C notes of a series are subordinated in right of payment of principal to Class A notes and Class B notes of that series. In general, interest payments on a class of notes are not subordinated in right of payment to interest payments on any other class of notes.

      In all series, principal collections that are allocable to subordinated classes of notes may be reallocated to pay interest on senior classes of notes of that series. In addition, losses on charged-off receivables in the master trust are allocated first to the subordinated classes of a series. See "The Notes--Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount of Notes--Nominal Liquidation Amount" and "Deposit and Application of Funds--Allocation of Principal Collections to Accounts." If these reallocations and losses are not reimbursed from excess finance charge collections, the full stated principal amount of the subordinated classes of notes may not be repaid.

      If there is a sale of the credit card receivables owned by the master trust due to a sale or repurchase of the interest represented by the collateral certificate after a default by the servicer of the master trust, the net proceeds of the sale allocable to principal payments with respect to the collateral certificate will generally be used first to pay amounts due to Class A noteholders, next to pay amounts due to Class B noteholders of that series, and lastly, for amounts due to Class C noteholders. This could cause a loss to Class C noteholders, if the amount available to them plus the amount, if any, available under their credit enhancement-- the applicable Class C reserve account--is not enough to pay the Class C notes in full. It could also cause a loss to Class B noteholders if the amount available to them plus the amount, if any, available under their credit enhancement--the applicable Class C notes--is not enough to pay the Class B notes in full.

PAYMENT OF CLASS B NOTES AND CLASS C NOTES MAY BE DELAYED DUE TO THE SUBORDINATION PROVISIONS

      For a single issuance series, in general no payment of principal of Class B notes of that series will be made until all principal of Class A notes of that series has been paid in full, and no payment of principal of Class C notes of that series will be made until all principal of Class A notes and Class B notes of that series has been paid in full, even if the subordinated notes have reached their expected principal payment date, or have had an early redemption event, event of default or other optional or mandatory redemption. See "The Notes-- Subordination of Principal" and "Deposit and Application of Funds--Limit on Repayments of Subordinated Classes of Single Issuance Series."

      For a multiple issuance series, subordinated notes generally, except as noted in the following paragraph, will be paid only to the extent that they are not necessary to provide the required subordinated amount to senior classes of notes of the same series. In addition, if a senior class of notes has reached its expected principal payment date, or has had an early redemption event, event of default or other optional or mandatory redemption, any principal collections allocable to a subordinated class of notes or funds on deposit in the principal funding account for a subordinated class of notes of the same series--other than proceeds of sales of credit card receivables or funds from the Class C reserve account--will be reallocated to the senior class.

      If you have subordinated notes of a single issuance series or multiple issuance series that reach their expected principal payment date, or that have an early redemption event, event of default or other optional or mandatory redemption, and your notes cannot be paid because of the subordination provisions of the indenture, prefunding of the principal funding subaccounts for the senior notes of your series will begin, as described in "Deposit and Application of Funds--Targeted Deposits of Principal Collections to the Principal Funding Account." After that time, your notes will be paid only if, and to the extent that:

      o enough notes of senior classes of that series are repaid so that your notes are no longer necessary to provide the required subordinated amount, or

      o in the case of multiple issuance series, new classes of subordinated notes of the same series are issued so that your notes are no longer necessary to provide the required subordinated amount, or

      o the principal funding subaccounts for the senior classes of notes of that series are fully prefunded so that your notes are no longer necessary to provide the required subordinated amount; or

      o     your notes reach their legal maturity date.

This may result in a delay or loss of principal payments to holders of subordinated notes. See "Deposit and Application of Funds--Limit on Repayment of Subordinated Classes of Single Issuance Series," "--Limit on Repayment of Subordinated Classes of Multiple Issuance Series" and "--Targeted Deposits of Principal Collections to the Principal Funding Account-- Prefunding of the Principal Funding Account for Senior Classes."

YOU MAY NOT BE ABLE TO REINVEST ANY EARLY REDEMPTION PROCEEDS IN A COMPARABLE SECURITY

      If your notes are redeemed at a time when prevailing interest rates are relatively low, you may not be able to reinvest the redemption proceeds in a comparable security with an effective interest rate as high as that of your notes.

YOUR ABILITY TO RESELL NOTES MAY BE LIMITED

      It may be difficult for you to resell your notes at the time and at the price you desire. We expect that the underwriters of and agents for the notes will make a market in the notes, but no underwriter or agent will be required to do so. Even if a secondary market does develop, it may not provide you with liquidity for the notes, and it may not continue until the maturity of the notes.

      In addition, some notes have a more limited trading market and experience more price volatility because they were designed for specific investment objectives or strategies. There may be a limited number of buyers when you decide to sell those notes. This may affect the price you receive for the notes or your ability to sell the notes at all. You should not purchase notes unless you understand and know you can bear the investment risks.

IF THE RATINGS OF THE NOTES ARE LOWERED OR WITHDRAWN, THEIR MARKET VALUE COULD DECREASE

      The initial rating of a note addresses the likelihood of the payment of interest on that note when due and the ultimate payment of principal of that note by its legal maturity date. The ratings do not address the possibility of an early payment or acceleration of a note, which could be caused by an early redemption event or an event of default. See "Covenants, Events of Default and Early Redemption Events--Early Redemption Events" and "--Events of Default."

      The ratings of the notes are not a recommendation to buy, hold or sell the notes. The ratings of the notes may be lowered or withdrawn entirely at any time by the applicable rating agency. The market value of the notes could decrease if the ratings are lowered or withdrawn. See "Prospectus Summary--Ratings."

ISSUANCE OF ADDITIONAL NOTES OR MASTER TRUST INVESTOR CERTIFICATES MAY AFFECT THE TIMING AND AMOUNT OF PAYMENTS TO YOU

      The issuer expects to issue notes from time to time, and the master trust may issue new investor certificates from time to time. New notes and master trust investor certificates may be issued without notice to existing noteholders, and without their consent, and may have different terms from outstanding notes and investor certificates. For a description of the conditions that must be met before the master trust can issue new investor certificates or the issuer can issue new notes, see "The Master Trust--Master Trust Issuances; Sellers' Interest" and "The Notes--Issuances of New Series, Classes and Subclasses of Notes."

      The issuance of new notes or master trust investor certificates could adversely affect the timing and amount of payments on outstanding notes. For example, if notes issued after your notes have a higher interest rate than your notes, the result could be that there is a smaller amount of finance charge collections available to pay interest on your notes. Also, when new notes or investor certificates are issued, the voting rights of your notes may be diluted. See "Risk Factors--You may have limited control of actions under the indenture and the pooling and servicing agreement."

LEGAL ASPECTS COULD AFFECT THE TIMING AND AMOUNT OF PAYMENTS TO YOU

   Transfer of credit card receivables could be a security interest

      Although Citibank (South Dakota) and Citibank (Nevada) sell credit card receivables to the master trust, it is possible that a court could treat those sales as an assignment of collateral for the benefit of the holders of the master trust investor certificates in the master trust, including the collateral certificate, instead of as a sale. If the transfer of credit card receivables to the master trust were deemed to create a security interest under the South Dakota or Nevada Uniform Commercial Code:

      o A tax or government lien on property of Citibank (South Dakota) or Citibank (Nevada) arising before the credit card receivables came into existence may have priority over the master trust's interest, and therefore over the issuer's interest, in the receivables.

      o If the FDIC were appointed as conservator or receiver of Citibank (South Dakota) or Citibank (Nevada), its administrative expenses may also have priority over the master trust's interest, and therefore the issuer's interest, in the receivables.

   Insolvency or bankruptcy of Citibank (South Dakota) or Citibank (Nevada) could adversely affect you

      Citibank (South Dakota) and Citibank (Nevada) are each chartered as a national banking association and subject to regulation and supervision by the Office of the Comptroller of the Currency. If Citibank (South Dakota) or Citibank (Nevada) becomes insolvent, is in an unsafe or unsound condition or engages in any violation of law, rule or regulation or unsafe or unsound banking practice that is likely to cause the insolvency or substantial dissipation of assets or earnings of that bank or weaken the condition of that bank, or if other similar circumstances occur, the OCC is authorized to appoint the FDIC as conservator or receiver.

      If the FDIC were appointed a conservator or receiver for either Citibank (South Dakota) or Citibank (Nevada), then an early amortization event would occur under the pooling and servicing agreement, thus causing an early redemption event for the notes. Under the terms of the pooling and servicing agreement, no new principal receivables would be transferred to the master trust and the master trust trustee would sell the credit card receivables unless holders of more than 50% of the unpaid principal amount of master trust investor certificates of each class of each series, including the collateral certificate, Citibank (South Dakota), unless it is insolvent, Citibank (Nevada), unless it is insolvent, and each other holder, if any, of an interest in the master trust, give the master trust trustee other instructions. In that event

      o     the master trust would terminate;

      o an early amortization event would occur with respect to the collateral certificate, thus causing an early payment of the notes; and

      o you would have a loss if proceeds from the sale of the credit card receivables allocable to the collateral certificate were insufficient to pay your notes in full.

However, the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, gives the FDIC powers when it is acting as receiver or conservator for a bank, including the power:

      o to prevent the start of an early amortization period under the pooling and servicing agreement, thereby preventing the termination of the master trust and a possible early payment of the notes;

      o to continue to require Citibank (South Dakota) and Citibank (Nevada) to transfer new principal receivables to the master trust;

      o to prevent the early sale, liquidation or disposition of the credit card receivables in the master trust; and

      o to increase the amount or priority of the servicing fee due to Citibank (South Dakota) or otherwise alter the terms under which it services the receivables for the master trust or manages the issuer.

In addition, if Citibank (South Dakota) defaults on its obligations as servicer under the pooling and servicing agreement solely because a conservator or receiver is appointed for it, the conservator or receiver might have the power to prevent either the master trust trustee or the master trust certificateholders from appointing a new servicer under the pooling and servicing agreement.

      The transfer of the receivables by the banks to the master trust has been documented as a sale. If the transfer constitutes a sale under general applicable law, and if no fraud or other misconduct has occurred and the pooling and servicing agreement satisfies the regulatory requirements of the Federal Deposit Insurance Act, as amended by the Financial Institutions

Reform, Recovery and Enforcement Act of 1989, the FDIC as conservator or receiver for one of the banks could not reclaim the receivables or limit that bank's subsequent transfer or exercise of rights with respect to the receivables. We believe that the FDIC, acting as a receiver or conservator of Citibank (South Dakota) or Citibank (Nevada), would not interfere with the continued transfer and liquidation of credit card receivables between that bank and the master trust.

      However, the transfer of the receivables by Citibank (South Dakota) or Citibank (Nevada) to the master trust constitutes, under general applicable law, the grant of a security interest rather than a sale. Nevertheless, the FDIC has announced, through the promulgation of a regulation, that it will refrain from exercising its authority under the FDIA to reclaim, recover or recharacterize a transfer by a bank of financial assets such as the receivables if:

      o the transfer involved a securitization of the financial assets and met all the conditions for treatment as a sale under relevant accounting principles, other than the condition that, as a result of the transfer, the financial assets are placed beyond the control of the bank or are "legally isolated" from the bank;

      o the bank received adequate consideration for the transfer at the time of the transfer;

      o the parties to the transfer intended that the transfer constitute a sale for accounting purposes; and

      o the financial assets were not transferred by the bank fraudulently, in contemplation of the bank's insolvency, or with the intent to hinder, delay, or defraud the bank or its creditors.

The pooling and servicing agreement and the transfer of the receivables by the banks to the master trust have been structured to satisfy all of these conditions.

      If a condition required under the FDIC's regulations were found not to have been met, however, the FDIC could seek to recover or reclaim the receivables. We believe the FDIC would not seek to do so, so long as:

      o the banks' transfer of the receivables to the master trust is the grant of a valid security interest in the receivables to the master trust;

      o the security interest is validly perfected before the insolvency of the bank and was neither taken in contemplation of its insolvency nor with the intent to hinder, delay or defraud the bank or its creditors; and

      o the pooling and servicing agreement is continuously an official record of the bank and represents a bona fide and arm's length transaction undertaken for adequate consideration in the ordinary course of business.

The FDIC could, however, assert a contrary position, and seek to:

      o avoid the master trust's security interest in the credit card receivables;

      o require the master trust trustee to go through an administrative claims procedure to establish its right to payments collected on the credit card receivables in the master trust;

      o request a stay of proceedings with respect to Citibank (South Dakota) or Citibank (Nevada), as the case may be; or

      o repudiate the pooling and servicing agreement and limit the master trust's resulting claim to "actual direct compensatory damages" measured as of the date of receivership.

If the FDIC were to take any of those actions, payments of outstanding principal and interest on the notes could be delayed and possibly reduced.

   Regulatory action against Citibank (South Dakota) or Citibank (Nevada) could adversely affect you

      The operations and financial condition of Citibank (South Dakota) and Citibank (Nevada), as national banking associations, are subject to extensive regulation and supervision under federal law. The OCC, which is the primary federal agency empowered to regulate and supervise national banks, has broad enforcement powers over Citibank (South Dakota) and Citibank (Nevada). These enforcement powers may adversely affect the operations of the issuer and/or the master trust and your rights under the securitization agreements prior to the appointment of a receiver or conservator of either bank.

      If, at any time, the OCC were to conclude that any securitization agreement of Citibank (South Dakota) or Citibank (Nevada), or the performance of any obligation under such an agreement, or any activity of Citibank (South Dakota) or Citibank (Nevada) that is related to the operation of its credit card business or its obligations under the related securitization agreements, constitutes an unsafe or unsound banking practice or violates any law, rule, regulation or written condition or agreement applicable to Citibank (South Dakota) or Citibank (Nevada), the OCC has the power to order that bank to, among other things, rescind or amend that securitization agreement, refuse to perform that obligation, terminate that activity or take any other action as the OCC determines to be appropriate, including taking actions that may violate the provisions of that securitization agreement. If the OCC were to reach such a conclusion and ordered Citibank (South Dakota) or Citibank (Nevada) to rescind or amend their securitization agreements or to cease any activity or take any other such actions, payments of outstanding principal and interest on the notes could be delayed or reduced. In addition, Citibank (South Dakota) and Citibank (Nevada) may not be liable to you for contractual damages for complying with such an order and you may not have any legal recourse against that federal agency.

   Changes in consumer protection laws may impede Citibank (South Dakota)'s collection efforts

      The credit card industry is extensively regulated by federal, state and local consumer protection laws. The most significant federal laws are

      o     the Federal Truth-in-Lending Act;

      o     the Equal Credit Opportunity Act;

      o     the Fair Credit Reporting Act; and

      o     the Fair Debt Collection Practices Act.

These laws affect how loans are made, enforced and collected. The United States Congress and the states may pass new laws, or may amend existing laws, to regulate further the credit card industry or to reduce finance charges or other fees applicable to credit card accounts. This could make collection of credit card receivables more difficult for Citibank (South Dakota), as servicer, and could decrease the amount of finance charge receivables received by the master trust and thus available for interest payments on the notes.

      In recent years, interest rates charged by credit card issuers have come under increased scrutiny by consumer groups and lawmakers. Changes in applicable laws could add limitations on the finance charges and other fees related to the credit card accounts. For example, if an interest rate cap were imposed by law at a level substantially lower than the annual percentage rates currently charged on the credit card accounts, the decrease in finance charge collections could result in an early redemption event and a possible early payment of the notes.

      Under the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, any person in military service on active duty may cap the interest rate at 6% per year on any debt--including consumer credit card debt--incurred by that person before active duty began. This relief remains in effect during the entire period that person is on active duty unless a court finds that person's ability to pay has not been materially affected by military service. The term "interest" in this context includes service charges, fees and related charges (other than insurance) in respect of that debt. In addition, subject to judicial discretion, any action or court proceeding in which a person in military service is involved may be stayed if that person's rights would be prejudiced by denial of a stay. Currently, a small portion of the credit card accounts designated to the master trust may be affected by the limitations and restrictions of the Soldiers' and Sailors' Civil Relief Act. We do not expect these accounts will have a material adverse effect on investors in the notes.

      Citibank (South Dakota) and Citibank (Nevada) make representations and warranties about their compliance with applicable laws and regulations, and about the validity and enforceability of the credit card receivables and the accounts. These representations and warranties are made for the benefit of the holders of investor certificates under the master trust, and are not made for your benefit. If the credit card receivables do not comply with applicable law in all material respects, the issuer's interest in the receivables will be reassigned to Citibank (South Dakota) or Citibank (Nevada), and you will have no other remedy.

      A breach of the representations and warranties by Citibank (South Dakota) or Citibank (Nevada) relating to the credit card receivables and accounts generally results in the sellers' interest being reduced by the amount of the reassigned receivables. However, a breach of some representations and warranties results in Citibank (South Dakota) and Citibank (Nevada) paying a reassignment price for the receivables generally equal to the aggregate invested amount of all series of investor certificates, including the collateral certificate, issued by the master trust, plus accrued and unpaid interest on those certificates. See "The Master Trust--

Master Trust Assets." A breach of these representations and warranties could result in a possible early payment of the notes.

   Litigation Affecting the Credit Card Industry

      In 1998, the U.S. Justice Department sued MasterCard International Incorporated, Visa U.S.A. Inc. and Visa International, Inc. in the U.S. District Court for the Southern District of New York. The suit asserted that joint control of both the MasterCard and VISA associations by the same group of banks--with such joint control referred to as "duality"-- lessens competition and therefore violates the antitrust laws. The government contended that banks should not be permitted to participate in the governance of both associations. The government also challenged the exclusionary rules of the associations that restrict banks from issuing American Express or Discover cards. In October 2001 the District Court issued a decision which found no violation by the MasterCard and VISA associations on the duality issue but held that the exclusionary rule had substantial adverse impact on competition and could not be enforced by the associations. In February 2002 the District Court granted the request of the associations for a stay of the exclusionary rule judgment pending appellate review. In September 2003 a three-member panel of the Second Circuit affirmed the decision of the District Court. MasterCard and VISA filed a petition for rehearing of the appeal by the entire Second Circuit. That petition was denied in January 2004. In October 2004 the U.S. Supreme Court declined a request by MasterCard and VISA to review the case.

      In 1996, Wal-Mart Stores, Inc. and several other retailers sued MasterCard International Incorporated and Visa U.S.A. Inc. in the U.S. District Court for the Eastern District of New York. The suit asserted that the rules of both associations regarding the uniform acceptance of all VISA and MasterCard cards, including debit VISA and MasterCard cards, constitute an illegal tying arrangement. In April 2003 MasterCard and VISA each announced an agreement with the plaintiffs to settle the suit before the U.S. District Court. The settlements include an aggregate payment equal to approximately $3 billion to be paid over ten years (approximately $2 billion of which to be paid by VISA and approximately $1 billion to be paid by MasterCard), a reduction in the fees charged to merchants for debit MasterCard and VISA card transactions and a change to the associations' rules to allow merchants who accept their credit cards for payment to not accept their debit cards. In January 2004 the District Court entered its final judgments approving the settlements.

      Citibank (South Dakota), some of its affiliates as well as Visa U.S.A. Inc., Visa International Service Association, MasterCard International Incorporated and other banks are defendants in a consolidated class action lawsuit (IN RE CURRENCY CONVERSION FEE ANTITRUST LITIGATION) pending in the U.S. District Court for the Southern District of New York, which seeks unspecified damages and injunctive relief. The action, brought on behalf of certain United States holders of VISA, MasterCard and Diners Club branded general purpose credit cards who used those cards since March 1, 1997 for foreign currency transactions, asserts, among other things, claims for alleged violations of (i)
Section 1 of the Sherman Act, (ii) the Federal Truth-in-Lending Act (TILA), and
(iii) as to Citibank (South Dakota), the South Dakota Deceptive Trade Practices Act. On October 15, 2004, the District Court granted the plaintiffs' motion for class certification of their Sherman Act and TILA claims but denied the motion as to the South Dakota Deceptive Trade Practices Act claim against Citibank (South Dakota).

COMPETITION IN THE CREDIT CARD INDUSTRY COULD AFFECT THE TIMING AND AMOUNT OF PAYMENTS TO YOU

      The credit card industry is very competitive and operates in a legal and regulatory environment increasingly focused on the cost of services charged to consumers for credit cards. Through advertising, target marketing, pricing competition and incentive programs, credit card issuers compete to attract and retain customers. Citibank (South Dakota), Citibank (Nevada) and other credit card issuers may offer cards with lower fees and/or finance charges than the credit card accounts that have been designated as part of the master trust. Also, Citibank (South Dakota), Citibank (Nevada) or any of their affiliates that own accounts designated to the master trust may solicit existing cardholders to open other accounts with benefits not available under the designated accounts. If cardholders choose to use competing sources of credit, the rate at which new credit card receivables are generated may be reduced and the pattern of payments may be affected. If the credit card receivables decline significantly, Citibank (South Dakota) and Citibank (Nevada) may be required to designate additional accounts to the master trust, or an early amortization event with respect to the collateral certificate could occur and the notes could be paid early.

YOU MAY HAVE LIMITED CONTROL OF ACTIONS UNDER THE INDENTURE AND THE POOLING AND SERVICING AGREEMENT

      Under the indenture, some actions require the vote of noteholders holding a specified percentage of the aggregate outstanding dollar principal amount of notes of a series, class or subclass or all the notes. These actions include accelerating the payment of principal of the notes or consenting to amendments relating to the collateral certificate. In the case of votes by series or votes by holders of all of the notes, the Class A outstanding dollar principal amount will generally be substantially greater than the Class B or Class C outstanding dollar principal amounts. Consequently, the Class A noteholders will generally have the ability to determine whether and what actions should be taken. The Class B and Class C noteholders will generally need the concurrence of the Class A noteholders to cause actions to be taken.

      The collateral certificate is an investor certificate under the pooling and servicing agreement, and noteholders have indirect voting rights under the pooling and servicing agreement. See "Meetings, Voting and Amendments." Under the pooling and servicing agreement, some actions require the vote of a specified percentage of the aggregate principal amount of all of the investor certificates. These actions include causing the early amortization of the investor certificates or consenting to amendments to the pooling and servicing agreement. In the case of votes by holders of all of the investor certificates, the outstanding principal amount of the collateral certificate is and may continue to be substantially smaller than the outstanding principal amount of the other series of investor certificates. Consequently, the holders of investor certificates--other than the collateral certificate--will generally have the ability to determine whether and what actions should be taken. The noteholders, in exercising their voting powers under the collateral certificate, will generally need the concurrence of the holders of the other investor certificates to cause actions to be taken.

YOUR REMEDIES UPON DEFAULT MAY BE LIMITED

      Your remedies may be limited if an event of default under your class of notes occurs. After an event of default affecting your class of notes, any funds in the principal funding subaccount and the interest funding subaccount with respect to that class of notes will be applied to pay principal of and interest on those notes or reallocated or retained for the benefit of senior classes of notes. Then, in each following month, principal collections and finance charge collections allocated to those notes will either be deposited into the applicable principal funding subaccount or interest funding subaccount, and applied to make monthly principal and interest payments on those notes or reallocated or retained for the benefit of senior classes of notes until the earlier of the date those notes are no longer necessary to provide subordination protection for senior classes of notes or until the legal maturity date of those notes.

      Any funds in the applicable principal funding subaccount that are not reallocated to other classes of that series, any funds in the applicable interest funding subaccount, and in the case of Class C notes, any funds in the applicable Class C reserve account, will be available to pay principal of and interest on that class of notes. However, if your notes are Class B notes or Class C notes, you generally will receive full payment of principal of those notes only if and to the extent that, after giving effect to that payment, the required subordinated amount will be maintained for the senior classes of notes in that series. See "Risk Factors--Payment of Class B notes and Class C notes may be delayed due to the subordination provisions."

      Following an event of default and acceleration, and on the applicable legal maturity date, holders of notes will have the ability to direct a sale of credit card receivables--or a sale of interests in credit card receivables--held by the master trust only under the limited circumstances as described in "Covenants, Events of Default and Early Redemption Events-- Events of Default" and "Deposit and Application of Funds--Sale of Credit Card Receivables." Even if a sale of receivables is permitted, we can give no assurance that the proceeds of the sale will be enough to pay unpaid principal of and interest on the accelerated notes.

                                   THE ISSUER

      Citibank Credit Card Issuance Trust is the issuer of the notes. It is a Delaware statutory trust formed by Citibank (South Dakota) and Citibank (Nevada) on September 12, 2000.

      The issuer exists for the exclusive purposes of:

      o acquiring and holding the collateral certificate and other trust assets, including the proceeds of these assets;

      o     issuing series of notes;

      o     making payments on the notes; and

      o engaging in other activities that are necessary or incidental to accomplish these limited purposes.

      The issuer is operated pursuant to a trust agreement among Citibank (South Dakota), Citibank (Nevada) and The Bank of New York (Delaware), as trustee. The issuer does not have any officers or directors. Its manager is Citibank (South Dakota). As manager of the issuer, Citibank (South Dakota) will generally direct the actions to be taken by the issuer.

      The assets of the issuer consist primarily of:

      o     the collateral certificate;

      o derivative agreements that the issuer enters into from time to time to manage interest rate or currency risk relating to some classes of notes; and

      o     the trust accounts.

The issuer does not expect to have any other significant assets.

The Owners

      Citibank (South Dakota), National Association and Citibank (Nevada), National Association are the sole owners of the beneficial interests in the issuer. Citibank (South Dakota) and Citibank (Nevada) are sometimes referred to as the "Banks" in this prospectus and the supplements to this prospectus. Other affiliates of the Banks may in the future become owners of beneficial interests in the issuer.

      Citibank (South Dakota) is a national banking association and an indirect wholly owned subsidiary of Citigroup Inc. It was formed in 1981 and conducts credit card-related activities. Citibank (South Dakota) is one of the nation's largest bank credit card issuers. The principal executive office of Citibank (South Dakota) is located at 701 East 60th Street, North, Sioux Falls, South Dakota 57117. Its telephone number is (605) 331-2626.

      Citibank (Nevada) is a national banking association and an indirect wholly owned subsidiary of Citigroup Inc. It was formed in 1985 and conducts a retail banking business in the Las Vegas, Nevada area and services credit card accounts for some of its affiliates. The principal executive office of Citibank (Nevada) is located at 8725 West Sahara Avenue, Las Vegas, Nevada 89163. Its telephone number is (702) 797-4444.

                                 USE OF PROCEEDS

      The issuer will pay the net proceeds from the sale of a class of notes to Citibank (South Dakota) and Citibank (Nevada).

                                    THE NOTES

      The notes will be issued pursuant to the indenture. The indenture does not limit the aggregate stated principal amount of notes that may be issued.

      The notes will be issued in series. Each series of notes is expected to consist of Class A notes, Class B notes and Class C notes. Each class of notes may have subclasses, if we so specify in a supplement to this prospectus, and may be issued on different days. Whenever a "class" of notes is referred to in this prospectus or any supplement to this prospectus, it also includes all subclasses of that note, unless the context requires otherwise. References to the "notes" in this prospectus refer to the notes offered by this prospectus, unless the context requires otherwise.

      The issuer may issue Class A notes, Class B notes and Class C notes of a series at the same time or at different times, but no Class A notes or Class B notes of a series may be issued unless a sufficient amount of subordinated Class B notes and/or Class C notes of that series have previously been issued and are outstanding. See "--Required Subordinated Amount." If and to the extent specified in a supplement to this prospectus, the notes of a series may be included in a group of series for purposes of sharing of principal collections and/or finance charge collections.

      The issuer may offer notes denominated in any foreign currency. We will describe the specific terms of any note denominated in a foreign currency in the applicable supplement to this prospectus.

      If we specify in a supplement to this prospectus, the noteholders of a particular class will have the benefit of a derivative agreement, including an interest rate or currency swap, cap, collar, guaranteed investment contract or other similar agreement for the exclusive benefit of that class. We will describe any derivative agreement for the benefit of a class and the financial institution that provides it in the applicable supplement to this prospectus. Citibank (South Dakota), Citibank (Nevada) or any of their affiliates may be counterparties to a derivative agreement.

      The issuer will pay principal of and interest on a class of notes solely from the portion of finance charge collections and principal collections under the collateral certificate which are available to that class of notes after giving effect to all allocations and reallocations, amounts in any trust account relating to that class of notes, and amounts received under any derivative agreement relating to that class of notes. If those sources are not sufficient to pay the notes of that class, those noteholders will have no recourse to any other assets of the issuer or any other person or entity for the payment of principal of or interest on those notes.

      We will include the following terms of the notes in a supplement to this prospectus:

      o     the series designation;

      o whether the series is a single issuance series or a multiple issuance series;

      o if the series will be part of a group of series for purposes of allocations and reallocations of principal collections and/or finance charge collections, the manner and extent to which each series in the group will participate in those allocations and reallocations;

      o the stated principal amount of the notes and whether they are Class A notes, Class B notes or Class C notes or a subclass of any of those classes;

      o     the required subordinated amount, if any, for that class of notes;

      o the currency of payment of principal of and interest on the notes, if other than U.S. dollars;

      o     the price or prices at which the notes will be issued;

      o the expected principal payment date of the notes, which will be at least two years before the termination date of the collateral certificate;

      o the legal maturity date of the notes, which will be no later than the termination date of the collateral certificate;

      o the times at which the notes may, pursuant to any optional or mandatory redemption provisions, be redeemed, and the other terms and provisions of those redemption provisions;

      o the rate per annum at which the notes will bear interest, if any, or the formula or index on which that rate will be determined, including the relevant definitions, and the date from which interest will accrue;

      o     the interest payment dates, if any, for the notes;

      o if the notes are discount notes or foreign currency notes, the initial outstanding dollar principal amount of those notes, and the means for calculating the outstanding dollar principal amount of those notes;

      o whether or not application will be made to list the notes on any stock exchange;

      o any additional events of default or early redemption events for the notes;

      o if the notes have the benefit of a derivative agreement, the terms of that agreement and a description of the counterparty to that agreement; and

      o any other terms of the notes consistent with the provisions of the indenture.

      Holders of notes of any outstanding series, class or subclass will not have the right to prior review of, or consent to, any subsequent issuance of notes, including any issuance from time to time of additional notes of the same series, class or subclass.

Interest

      Each note, except zero-coupon discount notes, will bear interest at either a fixed rate or a floating rate on its outstanding principal amount until final payment of that note as described under "Deposit and Application of Funds--Final Payment of the Notes." For each issuance of fixed rate notes, we will designate in a supplement to this prospectus the fixed rate of interest at which interest will accrue on that note. For each issuance of floating rate notes, we will designate in a supplement to this prospectus the interest rate index or other formula on which the interest is based. A discount note will be issued at a price significantly lower than the stated principal amount payable on that note's expected principal payment date. Until the expected principal payment date for a discount note, accreted principal will be capitalized as part of the principal of the note and reinvested in the collateral certificate. The applicable supplement to this prospectus will specify the interest rate to be borne by a discount note after an event of default or after its expected principal payment date.

      Each payment of interest on a note will include all interest accrued from the preceding interest payment date--or, for the first interest period, from the issuance date--through the day preceding the current interest payment date, or any other period as may be specified in a supplement to this prospectus. We refer to each period during which interest accrues as an "interest period." Interest on a note will be due and payable on each interest payment date.

      If finance charge collections allocable to the collateral certificate are less than expected, principal collections allocable to the subordinated classes of notes under the collateral certificate may be used to pay interest on the senior classes of notes of the same series. However, this reallocation of principal would reduce the Invested Amount of the collateral certificate, as well as the nominal liquidation amount of the subordinated classes of notes of that series, and thus reduce later principal collections and finance charge collections allocable to the collateral certificate, unless the principal reduction is reimbursed from excess finance charge collections. See "Deposit and Application of Funds--Allocation of Principal Collections to Accounts."

      If interest on a note is not paid within five business days after it is due an event of default will occur with respect to that note. See "Covenants, Events of Default and Early Redemption Events--Events of Default."

Principal

      The timing of payment of principal of a note will be specified in a supplement to this prospectus.

      The issuer expects to pay the stated principal amount of each note in one payment on that note's expected principal payment date, and the issuer is obligated to do so if funds are available for that purpose. It is not an event of default if the principal of a note is not paid on its expected principal payment date because no funds are available for that purpose or because the notes are required to provide subordination protection to a senior class of notes of the same series.

      Principal of a note may be paid earlier than its expected principal payment date if an early redemption event or an event of default occurs. See "Covenants, Events of Default and Early Redemption Events--Early Redemption Events" and "--Events of Default."

      Principal of a note may be paid later than its expected principal payment date if sufficient funds are not allocable from the master trust to the collateral certificate, or are not allocable under the collateral certificate to the series and class of the note to be paid. Each note will have a legal maturity date two years after its expected principal payment date. If the stated principal amount of a note is not paid in full on its legal maturity date, an event of default will occur with respect to that note. See "Covenants, Events of Default and Early Redemption Events--Events of Default."

      See "Risk Factors--You may receive principal payments earlier or later than the expected principal payment date" for a discussion of factors that may affect the timing of principal payments on the notes.

Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount of Notes

      In order to understand the subordination of the different classes of notes and the allocations of funds to different classes of notes, an investor needs to understand three concepts:

      o     the stated principal amount of the notes;

      o     the outstanding dollar principal amount of the notes; and

      o     the nominal liquidation amount of the notes.

Each class of notes has a stated principal amount, an outstanding dollar principal amount and a nominal liquidation amount.

   Stated Principal Amount

      The stated principal amount of a class of notes is the amount that is stated on the face of the notes to be payable to the holder. It can be denominated in U.S. dollars or in a foreign currency.

   Outstanding Dollar Principal Amount

      For U.S. dollar notes, the outstanding dollar principal amount will be the same as the stated principal amount, less principal payments to the noteholders. For foreign currency notes, the outstanding dollar principal amount will be the U.S. dollar equivalent of the stated principal amount of the notes, less dollar payments to derivative counterparties with respect to principal. For discount notes, the outstanding dollar principal amount will be an amount stated in, or determined by a formula described in, the applicable supplement to this prospectus. The outstanding dollar principal amount of a discount note will increase over time as principal accretes, and the outstanding dollar principal amount of any note will decrease as a result of each payment of principal of the note. The outstanding dollar principal amount of a class of notes will also be reduced by the dollar principal amount of any note that is held by the Banks, the issuer or any of their affiliates and canceled.

   Nominal Liquidation Amount

      The nominal liquidation amount of a class of notes is a U.S. dollar amount based on the outstanding dollar principal amount of that class of notes, but with some reductions-- including reductions from reallocations of principal collections and allocations of charge-offs of credit card receivables in the master trust--and increases described under this heading. The aggregate nominal liquidation amount of all of the notes will always be equal to the Invested Amount of the collateral certificate, and the nominal liquidation amount of a class of notes corresponds to the portion of the Invested Amount of the collateral certificate that would be allocated to that class of notes if the master trust were liquidated.

      In most circumstances, the nominal liquidation amount of a class of notes, together with any funds on deposit in the applicable principal funding subaccount, will be equal to the outstanding dollar principal amount of that class. However, if there are reductions in the nominal liquidation amount of a class of notes as a result of reallocations of principal collections from that class to pay interest on senior classes, or as a result of charge-offs of principal receivables in the master trust, there will be a deficit in the nominal liquidation amount of that class. Unless that deficiency is reimbursed through the reinvestment of Excess Finance Charge Collections in the collateral certificate, the stated principal amount of some notes will not be paid in full.

      The nominal liquidation amount is used to calculate the maximum amount of funds that may be reallocated from a subordinated class of notes to pay interest on a senior class of notes of the same series. The nominal liquidation amount is also used to calculate the amount of principal collections that can be allocated for payment to a class of notes, or paid to the counterparty to a derivative agreement, if applicable. This means that if the nominal liquidation amount of a class of notes has been reduced by charge-offs of principal receivables in the master trust or by reallocations of principal collections to pay interest on senior classes of notes, the holders of notes with the reduced nominal liquidation amount may receive less than the full stated principal amount of their notes, either because the amount of U.S. dollars allocated to pay them is less than the outstanding dollar principal amount of the notes, or because the amount of U.S. dollars allocated to pay the counterparty to a derivative agreement is less than the amount necessary to obtain enough of the applicable foreign currency for payment of their notes in full.

      The nominal liquidation amount of a class of notes may be reduced as follows:

      o If there are charge-offs of principal receivables in the master trust, the portion of charge-offs allocated to the collateral certificate will reduce the Invested Amount of the collateral certificate. The reduction allocated to the collateral certificate will then be reallocated among the series of notes pro rata based on the nominal liquidation amount of all notes in the series. Within each series, the reductions will initially be allocated pro rata to each class of notes based on the nominal liquidation amount of that class. Then, the reductions initially allocated to the Class A notes of that series will be reallocated, first, to the Class C notes of that series, and second, to the Class B notes of that series, in each case to the extent of the required subordinated amount of the Class A notes. The reductions initially allocated to the Class B notes of that series will be reallocated to the Class C notes of that series to the extent of the required subordinated amount of the Class B notes.

            These reallocations will be made from a senior class to a subordinated class only to the extent that the senior class has not used all of its required subordinated amount. For a single issuance series, the subordination usage limit is the same as the limit described in "Deposit and Application of Funds--Limit on Reallocations of Principal Collections from Subordinated Classes Taken to Benefit Senior Classes of Single Issuance Series." For multiple issuance series, the subordination usage limit is the same as the limit described in "Deposit and Application of Funds--Limit on Reallocations of Principal Collections from Subordinated Classes Taken to Benefit Senior Classes of Multiple Issuance Series." Reductions that cannot be reallocated to a subordinated class will reduce the nominal liquidation amount of the class to which the reductions were initially allocated.

      o If principal collections are allocated from a subordinated class of notes of a series to pay interest on the senior classes of notes of that series, the nominal liquidation amount of that subordinated class will be reduced by the amount of the reallocations. The amount of the reallocation of principal collections to pay interest on Class A notes will be applied first, to reduce the nominal liquidation amount of Class C notes of the same series to the extent of the required subordinated amount of Class C notes for that class of Class A notes, and second, to reduce the nominal liquidation amount of Class B notes of the same series to the extent of the required subordinated amount of Class B notes for that class of Class A notes. The amount of the reallocation of principal collections to pay interest on Class B notes will be applied to reduce the nominal liquidation amount of Class C notes of the same series to the extent of the required subordination amount of Class C notes for that class of Class B notes. No principal of Class A notes may be reallocated to pay interest on any class of notes. In a multiple issuance series, these reductions will be allocated to each outstanding subclass of the series, based on the nominal liquidation amount of each subclass.

      o The nominal liquidation amount of a class of notes will be reduced by the amount on deposit in its principal funding subaccount after giving effect to all allocations, reallocations and payments. This includes principal collections that are deposited directly into that class's principal funding subaccount, or reallocated from the principal funding subaccount for a subordinated class.

      o The nominal liquidation amount of a class of notes will be reduced by the amount of all payments of principal of that class.

      o If a class of notes directs a sale of credit card receivables after an event of default and acceleration or on its legal maturity date, its nominal liquidation amount is reduced to zero. See "Deposit and Application of Funds--Sale of Credit Card Receivables."

      There are three ways in which the nominal liquidation amount of a note can be increased.

      o For a class of discount notes, the nominal liquidation amount of that class will increase over time as principal accretes, to the extent that finance charge collections are allocated to that class for that purpose.

      o If Excess Finance Charge Collections are available, they will be applied to reimburse earlier reductions in nominal liquidation amount from charge-offs of principal receivables in the master trust, or from reallocations of principal collections from subordinated classes to pay interest on senior classes. These reimbursements will be allocated to each series pro rata based on the sum of all unreimbursed reductions of each class in that series. Within each series, the increases will be allocated first, to any Class A notes with a deficiency in their nominal liquidation amount, second, to any Class B notes with a deficiency in their nominal liquidation amount, and third, to any Class C notes with a deficiency in their nominal liquidation amounts. In multiple issuance series, the increases will be allocated to each subclass of a class pro rata based on the deficiency in the nominal liquidation amount in each subclass.

      o If principal collections have been reallocated from the principal funding subaccount for a subordinated class to the principal funding subaccount for a senior class of notes of the same series, the nominal liquidation amount of the subordinated class will be increased by the amount of the reallocation, and the nominal liquidation amount of the senior class will be reduced by the same amount.

      If the nominal liquidation amount of your notes has been reduced by charge-offs of principal receivables in the master trust and reallocations of principal collections to pay interest on senior classes of notes, and the reduction has not been reimbursed from Excess Finance Charge Collections, you will likely not receive repayment of all of your principal. See "Deposit and Application of Funds--Final Payment of the Notes."

      The nominal liquidation amount of a class of notes may not be reduced below zero, and may not be increased above the outstanding dollar principal amount of that class of notes, less any amounts on deposit in the applicable principal funding subaccount.

      If a note held by the Banks, the issuer or any of their affiliates is canceled, the nominal liquidation amount of that note is reduced to zero, with a corresponding reduction in the Invested Amount of the collateral certificate.

      For a single issuance series, the cumulative amount of reductions of the nominal liquidation amount of any class of notes due to reallocation of principal collections to pay interest on senior classes of notes and charge-offs of principal receivables in the master trust cannot exceed the outstanding dollar principal amount of that class. See "Deposit and Application of Funds--Limit on Reallocations of Principal Collections from Subordinated Classes Taken to Benefit Senior Classes of Single Issuance Series."

      For Class B notes and Class C notes of a multiple issuance series, the reductions in the nominal liquidation amount due to reallocation of principal collections to pay interest on senior classes of notes and charge-offs of principal receivables in the master trust may be allocated to a subclass of Class C notes and Class B notes only to the extent that subordination of that series is available. Subordination is limited so that no senior class of notes can utilize more than its required subordinated amount of subordinated classes of notes of the same series as described in "Deposit and Application of Funds--Limit on Reallocations of Principal Collections from Subordinated Classes Taken to Benefit Senior Classes of Multiple Issuance Series."

      Because reductions to the nominal liquidation amount are limited as described in the prior two paragraphs, it is possible that the nominal liquidation amount of a subordinated class will be greater than zero, but no further reductions will be allocated to that class, and any further reductions will be allocated to the next senior class in that series. This can occur, for example, when the nominal liquidation amount of a class of Class C notes of a series has been reduced to zero as a result of the allocation of charge-offs of principal receivables in the master trust to that class and the reallocation of principal collections from that class to pay interest on senior classes of notes, but the reduction in the Class C nominal liquidation amount is later reimbursed from Excess Finance Charge Collections. Because the nominal liquidation amount of those Class C notes has been reduced to zero, the Class A notes and Class B notes of that series have received the full benefit of the subordination of those Class C notes, and no further reductions will be allocated to those Class C notes, even if those Class C notes later have a positive nominal liquidation amount from reimbursements. However, in the case of multiple issuance series, reimbursements of reductions in the nominal liquidation amount of subordinated classes of notes may be counted toward the required subordinated amount of senior classes of that series, but only for subclasses that are issued after the date of that reimbursement. See "--Subordination of Principal."

      Allocations of charge-offs of principal receivables in the master trust and reallocations of principal collections to senior classes of notes reduce the nominal liquidation amount of outstanding notes only, and do not affect notes that are issued after that time.

Subordination of Principal

      Principal payments on Class B notes and Class C notes of a series are subordinated to payments on Class A notes of that series. Subordination of Class B notes and Class C notes of a series provides credit enhancement for Class A notes of that series.

      Principal payments on Class C notes of a series are subordinated to payments on Class A notes and Class B notes of that series. Subordination of Class C notes of a series provides credit enhancement for the Class A notes and Class B notes of that series.

      In all series, principal collections that are allocable to subordinated classes of notes may be reallocated to pay interest on senior classes of notes of that series. In addition, losses of charged-off receivables in the master trust are allocated first to the subordinated classes of a series. See "The Notes--Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount of Notes--Nominal Liquidation Amount" and "Deposit and Application of Funds--Allocation of Principal Collections to Accounts."

      In a single issuance series, no principal payments will be made on a subordinated class of notes of that series until all principal of the senior classes of notes of that series has been paid in full. However, there are several exceptions to this rule. Principal may be paid to the holders of subordinated classes while notes of senior classes of that series are still outstanding under the following circumstances:

      o If the nominal liquidation amount of a subordinated class has been reduced as a result of an allocation of charge-offs of principal receivables to that class or reallocation of principal collections from that class to pay interest on a senior class, and that reduction is later reimbursed from Excess Finance Charge Collections, the amount of that reimbursement is no longer subordinated to the senior classes of that series and may be paid to the holders of the subordinated class while those notes of senior classes are still outstanding.

      o If the principal funding subaccounts for the senior classes of notes of a series have been prefunded as described in "Deposit and Application of Funds--Targeted Deposits of Principal Collections to the Principal Funding Account--Prefunding of the Principal Funding Account for Senior Classes," the subordinated classes of notes of that series may be paid.

      o Class C notes may be paid with funds available from the applicable Class C reserve subaccount. See "Deposit and Application of Funds--Withdrawals from the Class C Reserve Account."

      In a multiple issuance series, payment of principal may be made on a subordinated class of notes of that series before payment in full of each senior class of notes of that series but only under the following circumstances:

      o If after giving effect to the proposed principal payment there is still a sufficient principal amount of subordinated notes to support the outstanding senior notes of that series. See "Deposit and Application of Funds--Limit on Repayments of Subordinated Classes of Multiple Issuance Series." For example, if a subclass of Class A notes has matured and been repaid, this generally means that at least some Class B notes and Class C notes may be repaid, even if other subclasses of Class A notes are outstanding and require reallocation of principal collections from subordinated classes.

      o If the nominal liquidation amount of a subordinated class has been reduced as a result of allocation of charge-offs of principal receivables in the master trust to that class or reallocation of principal collections from that class to pay interest on a senior class, and that reduction is later reimbursed from Excess Finance Charge Collections, then the amount of that reimbursement is no longer subordinated to the senior classes of notes of that series that were outstanding before the date of reimbursement and may be paid to the holders of the subordinated class while those notes of senior classes are still outstanding. However, that reimbursed amount of a subordinated class of notes is subordinated to the senior classes of notes that are issued on or after the date of the reimbursement.

      o Subordinated classes of notes of a multiple issuance series may be paid before senior classes of notes of that series if the principal funding subaccounts for the senior classes of notes have been prefunded as described in "Deposit and Application of Funds--Targeted Deposits of Principal Collections to the Principal Funding Account--Prefunding of the Principal Funding Account for Senior Classes," and Class C notes may be paid with funds available from the applicable Class C reserve subaccount. See "Deposit and Application of Funds--Withdrawals from the Class C Reserve Account."

      o On the legal maturity date of a subordinated class of notes, funds on deposit in that class's principal funding subaccount will be paid to the subordinated noteholders. As a result, there could be senior classes of that series that remain outstanding without the required subordination protection.

      The payment of accrued interest on a class of notes of a series from finance charge collections is not senior to or subordinated to payment of interest on any other class of notes of that series. However, in the case of a discount note, the accreted principal of that note corresponding to capitalized interest will be senior or subordinated to the same extent that principal is senior or subordinated.

Redemption and Early Redemption of Notes

      Each class of notes will be subject to mandatory redemption on its expected principal payment date, which will be two years before its legal maturity date.

      If we so specify in a supplement to this prospectus the issuer may, at its option, redeem the notes of any class before its expected principal payment date. The supplement will indicate at what times the issuer may exercise that right of redemption and if the redemption may be made in whole or in part as well as any other terms of the redemption. The issuer will give notice to holders of the affected notes before any optional redemption date.

      If we so specify in a supplement to this prospectus a noteholder may, at its option, require the issuer to redeem notes before the expected principal payment date. The supplement will indicate at what times a noteholder may exercise that right of redemption and if the redemption may be made in whole or in part as well as any other terms of the redemption.

      In addition, if an early redemption event occurs, the issuer will be required to redeem each class of affected notes before the note's expected principal payment date to the extent funds are available for that purpose. The issuer will give notice to holders of the affected notes before an early redemption date. See "Covenants, Events of Default and Early Redemption Events--Early Redemption Events" for a description of the early redemption events and their consequences to holders of notes.

      Whenever the issuer is required to redeem a class of notes before its legal maturity date, it will do so only if funds are allocated to the collateral certificate and to that class of notes, and only to the extent that the class of notes to be redeemed is not required to provide required subordinated amount to a senior class of notes. A noteholder will have no claim against the issuer if the issuer fails to make a required redemption of notes because no funds are available for that purpose or because the notes to be redeemed are required to provide subordination protection to a senior class of notes. The failure to redeem before the legal maturity date under these circumstances will not be an event of default.

Issuances of New Series, Classes and Subclasses of Notes

   Conditions to Issuance

      The issuer may issue new notes of a series, class or subclass, so long as the conditions of issuance are met. These conditions include:

      o on or before the fourth business day before a new issuance of notes, the issuer gives the indenture trustee and the rating agencies notice of the issuance;

      o the issuer delivers to the indenture trustee a certificate stating that

            -- the issuer reasonably believes that the new issuance will not at the time of its occurrence or at a future date (1) cause an early redemption event or event of default, (2) adversely affect the amount or timing of payments to holders of notes of any series or (3) adversely affect the security interest of the indenture trustee in the collateral securing the outstanding notes;

            -- all instruments furnished to the indenture trustee conform to the requirements of the indenture and constitute sufficient authority under the indenture for the indenture trustee to authenticate and deliver the notes;

            -- the form and terms of the notes have been established in conformity with the provisions of the indenture;

            -- all laws and requirements with respect to the execution and delivery by the issuer of the notes have been complied with;

            --    the issuer has the power and authority to issue the notes;

            -- the notes have been duly authorized, are binding obligations of the issuer, and are entitled to the benefits of the indenture; and

            -- any other matters as the indenture trustee may reasonably request;

      o the issuer delivers to the indenture trustee and the rating agencies an opinion of counsel that for federal and South Dakota income and franchise tax purposes (1) the new issuance will not adversely affect the characterization as debt of any outstanding series or class of master trust investor certificates issued by the master trust, other than the collateral certificate, (2) the new issuance will not cause a taxable event to holders of master trust investor certificates, and (3) following the new issuance, the master trust will not be an association, or publicly traded partnership, taxable as a corporation, except, if the Threshold Conditions are satisfied, the issuer at its option will not be required to deliver the foregoing opinions;

      o the issuer delivers to the indenture trustee and the rating agencies an opinion of counsel that for federal and Delaware income and franchise tax purposes (1) the new issuance will not adversely affect the characterization of the notes of any outstanding series, class or subclass as debt, (2) the new issuance will not cause a taxable event to holders of any outstanding notes, (3) following the new issuance, the issuer will not be an association, or publicly traded partnership, taxable as a corporation, and (4) following the new issuance, the newly issued notes will be properly characterized as debt, except, if the Threshold Conditions are satisfied, the issuer at its option will not be required to deliver the foregoing opinions;

      o     either all of the following conditions are satisfied:

            --    the notes of the new issuance are denominated in U.S. dollars;

            -- the interest rate applicable to notes of the new issuance is either a fixed rate of interest, or a floating rate of interest based on LIBOR, the prime rate or base rate of a Bank or another major bank, the federal funds rate or the Treasury bill rate, or another interest rate index that has been approved in advance by the rating agencies;

            -- if the new issuance has the benefit of a derivative agreement, the form of the derivative agreement and the identity of the derivative counterparty have been approved in advance by the rating agencies;

            -- the legal maturity date of the new issuance is no more than fourteen years after the date of issuance; and

            -- any other conditions specified by a rating agency to the issuer in writing,

            or the issuer obtains confirmation from the rating agencies that the new issuance of notes will not cause a reduction or withdrawal of the rating of any outstanding notes rated by that rating agency;

      o at the time of the new issuance, either the ratings condition described in "Prospectus Summary--Ratings" is satisfied or the issuer obtains confirmation from the rating agencies that the new issuance of notes will not cause a reduction or withdrawal of the rating of any outstanding notes rated by that rating agency;

      o no early amortization event with respect to the collateral certificate has occurred and is continuing as of the date of the new issuance;

      o if the new issuance is a subclass of Class A notes or Class B notes of a multiple issuance series, the new issuance will have the required subordination protection described under "--Required Subordination Protection in Multiple Issuance Series" and "--Required Subordinated Amount";

      o if the new issuance results in an increase in the funding deficit of the Class C reserve account for any subclass of Class C notes of a multiple issuance series, the issuer makes a cash deposit to that Class C reserve account in the amount of that increase; and

      o any other conditions specified in any supplement to this prospectus are satisfied.

      The issuer may from time to time issue additional notes of an outstanding subclass of a multiple issuance series, so long as the conditions of issuance are met. These conditions include the conditions described in the prior paragraph as well as the following conditions:

      o the issuer obtains confirmation from the rating agencies that the issuance of additional notes will not cause a reduction or withdrawal of the rating of any outstanding notes of that subclass rated by that rating agency;

      o as of the date of issuance of the additional notes, all amounts due and owing to the holders of outstanding notes of that subclass have been paid, and there are no unreimbursed reductions in the nominal liquidation amount of that subclass due to a reallocation of principal collections to pay interest on senior classes of notes of that series or charge-offs of principal receivables in the master trust; and

      o the additional notes of that subclass will be fungible with the original notes of that subclass for federal income tax purposes--this means that an investor buying notes at any particular time and for any particular price will have exactly the same federal income tax consequences regardless of whether it buys original notes or additional notes.

      There are no restrictions on the timing or amount of any additional issuance of notes of a subclass of a multiple issuance series, so long as the conditions described above are met. As of the date of any additional issuance of notes, the stated principal amount, outstanding dollar principal amount and nominal liquidation amount of that subclass will be increased to reflect the principal amount of the additional notes. If the additional notes are a subclass of notes that has the benefit of a derivative agreement, the issuer will enter into another derivative agreement for the benefit of the additional notes. If the additional notes are a subclass of Class A notes, the monthly accumulation amount for targeted deposits to the principal funding subaccount will be increased proportionately to reflect the principal amount of the additional notes.

      When issued, the additional notes of a subclass will be identical in all respects to the other outstanding notes of that subclass and will be equally and ratably entitled to the benefits of the indenture as the other outstanding notes of that subclass without preference, priority or distinction.

      Notes other than the notes offered by this prospectus may have different conditions to issuance, to the extent acceptable to the rating agencies.

   Required Subordination Protection in Multiple Issuance Series

      No Class A notes or Class B notes of a multiple issuance series may be issued unless the required subordinated amount of subordinated classes for that class of notes is available at the time of its issuance, as described in the following paragraphs.

      In order to issue Class A notes of a multiple issuance series, the issuer must calculate the available amount of Class B notes and Class C notes of that series. The issuer will first calculate the subordinated amount of Class B notes required for Class A notes. This is done by computing the following:

      o the aggregate nominal liquidation amount of all outstanding Class B notes of that series on that date, plus all funds on deposit in the principal funding subaccounts for Class B notes of that series--other than receivables sales proceeds in those subaccounts--on that date, after giving effect to issuances, deposits, allocations or payments with respect to Class B notes to be made on that date;

      o minus, the aggregate amount of the Class A required subordinated amount of Class B notes for all other Class A notes of that series which are outstanding on that date after giving effect to any issuances or repayments in full of any Class A notes to be made on that date; and

      o plus, the amount of usage by outstanding Class A notes of Class B required subordinated amount, as described in "Deposit and Application of Funds--Limit on Reallocations of Principal Collections from Subordinated Classes Taken to Benefit Senior Classes of Multiple Issuance Series."

      The calculation in the prior paragraph will be made in the same manner for calculating the subordinated amount of Class C notes required for Class A notes. The calculation in the prior paragraph will also be made in the same manner for determining the subordinated amount of Class C notes required for Class B notes, except that the amount of usage by outstanding Class B notes of Class C required subordinated amount that is added back to the available amount of Class C notes will be limited to usage of Class C notes that directly benefits Class B notes of the same series.

Required Subordinated Amount

      The required subordinated amount of a senior class of notes of a multiple issuance series is the amount of a subordinated class that is required to be outstanding and available on the date when the senior class of notes is issued to provide subordination protection for that senior class. It is also used to determine whether a subordinated class of a multiple issuance series of notes may be repaid before the legal maturity date while senior classes of notes of that series are outstanding.

      In general, the subordinated notes of a multiple issuance series serve as credit enhancement for the senior notes of that series, regardless of whether the subordinated notes are issued before, at the same time as, or after the senior notes of that series. However, some subclasses of senior notes of a multiple issuance series may not require subordination from each class of notes subordinated to it. For example, if a subclass of Class A notes of a multiple issuance series requires credit enhancement solely from Class C notes, the Class B notes of that series will not, in that case, provide credit enhancement for that subclass of Class A notes. In addition, notes of different subclasses within a single class of a multiple issuance series may have different required subordinated amounts.

      Unless otherwise specified in the applicable supplement to this prospectus:

      o On the date of issuance of Class A notes of a multiple issuance series offered by this prospectus, the required subordinated amount for Class B notes will be 5.98291% and for Class C notes 7.97721%, in each case expressed as a percentage of the initial outstanding dollar principal amount of those Class A notes. These required subordinated amounts will be available to provide credit enhancement to the Class A notes, and the required subordinated amount of Class C notes of that series will be shared with the Class B notes of that series.

      o On the date of issuance of Class B notes of a multiple issuance series offered by this prospectus, the required subordinated amount for Class C notes will be 7.52688%, expressed as a percentage of the initial outstanding dollar principal amount of those Class B notes. However, Class B notes share the credit enhancement provided by Class C notes of the same series with Class A notes of that series. Except for purposes of determining whether Class B notes of a multiple issuance series may be issued or Class C notes may be repaid, the required subordinated amount for Class C notes will be 133.33333%, expressed as a percentage of the initial outstanding dollar principal amount of that subclass of Class B notes. This larger percentage determines how much Class C credit enhancement may be applied to Class B notes of the same series, up to the amount of Class C notes outstanding.

      o For discount notes of a senior class, the method of calculating the required subordinated amount will be set forth in the applicable supplement to this prospectus.

For example, in order to issue $1,000,000 of Class A notes of a multiple issuance series, at least $59,829 ($1,000,000 x 5.98291%) of Class B notes and $79,772 ($1,000,000 x 7.97721%) of Class C notes must be outstanding and available in that series. In order to issue $59,829 of Class B notes, at least $4,503 of Class C notes ($59,829 x 7.52688%) must be outstanding and available, but the Class B notes are entitled to share up to $79,772 ($59,829 x 133.33333%) of Class C credit enhancement with the Class A notes. In this example, if no Class A notes are outstanding, only $4,503 of Class C notes must be outstanding and available in order for the Class B notes to be issued. If Class A notes are issued, additional Class C notes must be issued to provide credit enhancement to the Class A notes, and the Class B notes will share the credit enhancement provided by the additional Class C notes up to the amount of $79,772. The smaller amount of Class C credit enhancement required for the issuance of Class B notes is also used in determining whether Class C notes may be repaid or canceled as described under "Deposit and Application of Funds--Limit on Repayments of Subordinated Classes of Multiple Issuance Series."

      In addition, on the issuance date of any Class A notes or Class B notes of a multiple issuance series, immediately after giving effect to that issuance, the aggregate nominal liquidation amount of all outstanding Class C notes of that series, plus all funds on deposit in the principal funding subaccounts for Class C notes of that series, must equal at least 7.52688% of the outstanding dollar principal amount of the Class A notes and Class B notes of that series.

      Currently, one subclass of the issuer's notes, the issuer's Class 2001-A3 notes of the multiple issuance series called the "Citiseries," has a required subordinated amount of Class B notes of 0%, and a required subordinated amount of Class C notes of 6.95187%. The Class 2001-A3 notes are not offered by this prospectus. The Class 2001-A3 notes are not counted for determining the amount of Class B notes or Class C notes required to provide subordination protection to Class A notes offered by this prospectus. The amount of Class C notes that provides subordination protection to the Class 2001-A3 notes is not counted in determining the amount of subordination protection available to Class A notes or Class B notes offered by this prospectus.

      The issuer may change the amount of subordination required or available for any class of notes of a multiple issuance series, or the method of computing the amount of that subordination, at any time without the consent of any noteholders so long as the issuer has received:

      o confirmation from the rating agencies that have rated any outstanding notes of that series that the change will not result in the rating assigned to any outstanding notes in that series to be withdrawn or reduced;

      o an opinion of counsel that for federal and South Dakota income and franchise tax purposes (1) the change will not adversely affect the characterization as debt of any outstanding series or class of investor certificates issued by the master trust, other than the collateral certificate, (2) the change will not cause a taxable event to holders of master trust investor certificates, and (3) following the change, the master trust will not be an association, or publicly traded partnership, taxable as a corporation; and

      o an opinion of counsel that for federal and Delaware income and franchise tax purposes (1) the change will not adversely affect the characterization of the notes of any outstanding series or class as debt, (2) the change will not cause a taxable event to holders of any outstanding notes, and (3) following the change, the issuer will not be an association, or publicly traded partnership, taxable as a corporation.

Payments on Notes; Paying Agent

      The notes will be issued in book-entry form and payments of principal of and interest on the notes will be made in U.S. dollars as described under "--Book-Entry Notes" unless the stated principal amount of the notes is denominated in a foreign currency.

      The issuer and the indenture trustee, and any agent of the issuer or the indenture trustee, will treat the registered holder of any note as the absolute owner of that note, whether or not the note is overdue and notwithstanding any notice to the contrary, for the purpose of making payment and for all other purposes.

      The issuer will make payments on a note to the registered holder of the note at the close of business on the record date established for the related payment date.

      The issuer has designated the corporate trust office of Citibank, N.A., in New York City, as its paying agent for the notes of each series. The issuer will identify any other entities appointed to serve as paying agents on notes of a series or class in a supplement to this prospectus. The issuer may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. However, the issuer will be required to maintain a paying agent in each place of payment for a series or class of notes.

      After notice by publication, all funds paid to a paying agent for the payment of the principal of or interest on any note of any series which remains unclaimed at the end of two years after the principal or interest becomes due and payable will be repaid to the issuer. After funds are repaid to the issuer, the holder of that note may look only to the issuer for payment of that principal or interest.

Denominations

      The notes will be issued in minimum denominations of $5,000 and multiples of $1,000 in excess of that amount.

Record Date

      The record date for payment of the notes will be the last day of the month before the related payment date.

Governing Law

      The laws of the State of New York will govern the notes and the indenture.

Form, Exchange, and Registration and Transfer of Notes

      The notes will be issued in registered form. The notes will be represented by one or more global notes registered in the name of The Depository Trust Company, as depository, or its nominee. We refer to each beneficial interest in a global note as a "book-entry note." For a description of the special provisions that apply to book-entry notes, see "--Book-Entry Notes."

      A holder of notes may exchange those notes for other notes of the same class of any authorized denominations and of the same aggregate stated principal amount and tenor.

      Any holder of a note may present that note for registration of transfer, with the form of transfer properly executed, at the office of the note registrar or at the office of any transfer agent that the issuer designates. Holders of notes will not be charged any service charge for the exchange or transfer of their notes. Holders of notes that are to be transferred or exchanged will be liable for the payment of any taxes and other governmental charges described in the indenture before the transfer or exchange will be completed. The note registrar or transfer agent, as the case may be, will effect a transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.

      The issuer has appointed Citibank, N.A. as the note registrar for the notes. The issuer also may at any time designate additional transfer agents for any series or class of notes. The issuer may at any time rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts. However, the issuer will be required to maintain a transfer agent in each place of payment for a series or class of notes.

Book-Entry Notes

      The notes will be in book-entry form. This means that, except under the limited circumstances described in this subheading under "Definitive Notes," purchasers of notes will not be entitled to have the notes registered in their names and will not be entitled to receive physical delivery of the notes in definitive paper form. Instead, upon issuance, all the notes of a class will be represented by one or more fully registered permanent global notes, without interest coupons.

      Each global note will be deposited with a securities depository named The Depository Trust Company and will be registered in the name of its nominee, Cede & Co. No global note representing book-entry notes may be transferred except as a whole by DTC to a nominee of DTC, or by a nominee of DTC to another nominee of DTC. Thus, DTC or its nominee will be the only registered holder of the notes and will be considered the sole representative of the beneficial owners of notes for purposes of the indenture.

      The registration of the global notes in the name of Cede & Co. will not affect beneficial ownership and is performed merely to facilitate subsequent transfers. The book-entry system, which is also the system through which most publicly traded common stock is held, is used because it eliminates the need for physical movement of securities. The laws of some jurisdictions, however, may require some purchasers to take physical delivery of their notes in definitive form. These laws may impair the ability to transfer book-entry notes.

      Purchasers of notes in the United States can hold interests in the global notes only through DTC, either directly, if they are participants in that system--such as a bank, brokerage house or other institution that maintains securities accounts for customers with DTC or its nominee--or otherwise indirectly through a participant in DTC. Purchasers of notes in Europe can hold interests in the global notes only through Clearstream or through Euroclear Bank S.A./N.V., as operator of the Euroclear system.

      Because DTC will be the only registered owner of the global notes, Clearstream and Euroclear will hold positions through their respective U.S. depositories, which in turn will hold positions on the books of DTC.

      As long as the notes are in book-entry form, they will be evidenced solely by entries on the books of DTC, its participants and any indirect participants. DTC will maintain records showing

      o the ownership interests of its participants, including the U.S. depositories; and

      o     all transfers of ownership interests between its participants.

The participants and indirect participants, in turn, will maintain records showing

      o the ownership interests of their customers, including indirect participants, that hold the notes through those participants; and

      o     all transfers between these persons.

Thus, each beneficial owner of a book-entry note will hold its note indirectly through a hierarchy of intermediaries, with DTC at the "top" and the beneficial owner's own securities intermediary at the "bottom."

      The issuer, the indenture trustee and their agents will not be liable for the accuracy of, and are not responsible for maintaining, supervising or reviewing DTC's records or any participant's records relating to book-entry notes. The issuer, the indenture trustee and their agents also will not be responsible or liable for payments made on account of the book-entry notes.

      Until definitive notes are issued to the beneficial owners as described in this subheading under "Definitive Notes," all references to "holders" of notes means DTC. The issuer, the indenture trustee and any paying agent, transfer agent or securities registrar may treat DTC as the absolute owner of the notes for all purposes.

      Beneficial owners of book-entry notes should realize that the issuer will make all distributions of principal and interest on their notes to DTC and will send all required reports and notices solely to DTC as long as DTC is the registered holder of the notes. DTC and the participants are generally required by law to receive and transmit all distributions, notices and directions from the indenture trustee to the beneficial owners through the chain of intermediaries.

      Similarly, the indenture trustee will accept notices and directions solely from DTC. Therefore, in order to exercise any rights of a holder of notes under the indenture, each person owning a beneficial interest in the notes must rely on the procedures of DTC and, in some cases, Clearstream or Euroclear. If the beneficial owner is not a participant in that system, then it must rely on the procedures of the participant through which that person owns its interest. DTC has advised the issuer that it will take actions under the indenture only at the direction of its participants, which in turn will act only at the direction of the beneficial owners. Some of these actions, however, may conflict with actions it takes at the direction of other participants and beneficial owners.

      Notices and other communications by DTC to participants, by participants to indirect participants, and by participants and indirect participants to beneficial owners will be governed by arrangements among them.

      Beneficial owners of book-entry notes should also realize that book-entry notes may be more difficult to pledge because of the lack of a physical note. Beneficial owners may also experience delays in receiving distributions on their notes since distributions will initially be made to DTC and must be transferred through the chain of intermediaries to the beneficial owner's account.

   The Depository Trust Company

      DTC is a limited-purpose trust company organized under the New York Banking Law and is a "banking organization" within the meaning of the New York Banking Law. DTC is also a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities deposited by its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants, thus eliminating the need for physical movement of securities. DTC is indirectly owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

   Clearstream

      Clearstream Banking, societe anonyme is registered as a bank in Luxembourg and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, which supervises Luxembourg banks. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in a number of countries. Clearstream has established an electronic bridge with Euroclear in Brussels to facilitate settlement of trades between Clearstream and Euroclear.

      Clearstream's customers are worldwide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's U.S. customers are limited to securities brokers and dealers, and banks. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream.

   Euroclear System

      Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. This system eliminates the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. The Euroclear Operator is Euroclear Bank S.A./N.V., under contract with Euro-clear Clearance Systems S.C., a Belgian cooperative corporation, known as the "Cooperative." The Euroclear Operator conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

      This information about DTC, Clearstream and Euroclear has been provided by each of them for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

   Distributions on Book-Entry Notes

      The issuer will make distributions of principal of and interest on book-entry notes to DTC. These payments will be made in immediately available funds by the issuer's paying agent, Citibank, N.A., at the office of the paying agent in New York City that the issuer designates for that purpose.

      In the case of principal payments, the global notes must be presented to the paying agent in time for the paying agent to make those payments in immediately available funds in accordance with its normal payment procedures.

      Upon receipt of any payment of principal of or interest on a global note, DTC will immediately credit the accounts of its participants on its book-entry registration and transfer system. DTC will credit those accounts with payments in amounts proportionate to the participants' respective beneficial interests in the stated principal amount of the global note as shown on the records of DTC. Payments by participants to beneficial owners of book-entry notes will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

      Distributions on book-entry notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by its U.S. depository.

      Distributions on book-entry notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by its U.S. depository.

      In the event definitive notes are issued, distributions of principal and interest on definitive notes will be made directly to the holders of the definitive notes in whose names the definitive notes were registered at the close of business on the related record date.

   Global Clearance and Settlement Procedures

      Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC's rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System. Secondary market trading between Clearstream participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream or Euroclear participants, on the other, will be effected in DTC in accordance with DTC's rules on behalf of the relevant European international clearing system by the U.S. depositories. However, cross-market transactions of this type will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depository to take action to effect final settlement on its behalf by delivering or receiving notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to DTC.

      Because of time-zone differences, credits to notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following a DTC settlement date. The credits to or any transactions in the notes settled during processing will be reported to the relevant Euroclear or Clearstream participants on that business day. Cash received in Clearstream or Euroclear as a result of sales of notes by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

      Although DTC, Clearstream and Euroclear have agreed to these procedures in order to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

   Definitive Notes

      Beneficial owners of book-entry notes may exchange those notes for definitive notes registered in their name only if:

      o DTC is unwilling or unable to continue as depository for the global notes or ceases to be a registered "clearing agency" and the issuer is unable to find a qualified replacement for DTC;

      o the issuer, in its sole discretion, elects to terminate the book-entry system through DTC; or

      o any event of default has occurred with respect to those book-entry notes, and beneficial owners evidencing not less than 50% of the unpaid outstanding dollar principal amount of the notes of that class advise the indenture trustee and DTC that the continuation of a book entry system is no longer in the best interests of those beneficial owners.

      If any of these three events occurs, DTC is required to notify the beneficial owners through the chain of intermediaries that the definitive notes are available. The appropriate global note will then be exchangeable in whole for definitive notes in registered form of like tenor and of an equal aggregate stated principal amount, in specified denominations. Definitive notes will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the notes. DTC may base its written instruction upon directions it receives from its participants. Thereafter, the holders of the definitive notes will be recognized as the "holders" of the notes under the indenture.

Replacement of Notes

      The issuer will replace at the expense of the holder any mutilated note, upon surrender of that note to the indenture trustee. The issuer will replace at the expense of the holder any notes that are destroyed, lost or stolen upon delivery to the indenture trustee of evidence of the destruction, loss or theft of those notes satisfactory to the issuer and the indenture trustee. In the case of a destroyed, lost or stolen note, the issuer and the indenture trustee may require the holder of the note to provide an indemnity satisfactory to the indenture trustee and the issuer before a replacement note will be issued.

Acquisition and Cancellation of Notes by the Issuer and the Banks

      The issuer, the Banks and their affiliates may acquire notes in the open market or otherwise. The issuer, the Banks and their affiliates may cause the notes acquired by them to be canceled and notes so canceled will no longer be outstanding. The nominal liquidation amount and outstanding dollar principal amount of a class of notes will be reduced by the nominal liquidation amount and outstanding dollar principal amount, respectively, of any notes of that class that are canceled in this manner. Any cancellation of notes will observe the same limitations for payments of subordinated classes as described in "Deposit and Application of Funds--Limit on Repayments of Subordinated Classes of Single Issuance Series" and "--Limit on Repayments of Subordinated Classes of Multiple Issuance Series."

                        SOURCES OF FUNDS TO PAY THE NOTES

The Collateral Certificate

      The primary source of funds for the payment of principal of and interest on the notes is the collateral certificate issued by the master trust to the issuer. For a description of the master trust and its assets, see "The Master Trust." The collateral certificate is the only master trust investor certificate issued pursuant to Series 2000 of the master trust certificates.

      Finance charge collections allocated to the collateral certificate will be deposited every month by the master trust into the issuer's collection account. Finance charge collections allocated to the collateral certificate are not shared with or reallocated to any other series of investor certificates issued by the master trust.

      Each month, the issuer will request the master trust to deposit into the collection account the amount of principal collections the issuer needs to reallocate to the interest funding account and for deposits into the principal funding account. To the extent principal collections are allocable to the collateral certificate, the master trust will deposit the requested amount of principal collections into the collection account.

      The collateral certificate represents an undivided interest in the assets of the master trust. The assets of the master trust consist primarily of credit card receivables arising in selected MasterCard and VISA* revolving credit card accounts that have been transferred by the Banks. The amount of credit card receivables in the master trust will fluctuate from day to day as new receivables are generated or added to or removed from the master trust and as other receivables are collected, charged off as uncollectible, or otherwise adjusted.

      The collateral certificate has a fluctuating Invested Amount, representing the investment of that certificate in credit card receivables. The Invested Amount of the collateral certificate will be the same as the total nominal liquidation amount of the outstanding notes. For a discussion of Invested Amount, see "Invested Amount" in the glossary.

      The collateral certificate has no specified interest rate. The issuer, as holder of the collateral certificate, is entitled to receive its allocable share of cash collections from two kinds of credit card receivables payable to the master trust: finance charge receivables and principal receivables.

      Finance charge receivables are all periodic finance charges, annual membership fees, cash advance fees and late charges on amounts charged for merchandise and services, interchange, which is described below in this paragraph, and some other fees designated by the Banks. Principal receivables are all amounts charged by cardholders for merchandise and services, amounts advanced to cardholders as cash advances and all other fees billed to cardholders on the credit card accounts. Recoveries of charged-off receivables are credited to the category from which they were charged off. "Interchange" consists of fees received by Citibank (South Dakota), as a credit card-issuing bank, from MasterCard International and VISA as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period before initial billing. Interchange varies from approximately 1% to 2% of the transaction amount, but these amounts may be changed by MasterCard International or VISA.

      In general, the allocable share of monthly collections of finance charge receivables and principal receivables available to the collateral certificate, to other series of investor certificates issued by the master trust and to the sellers' interest is determined as follows:

      o first, collections of finance charge receivables and collections of principal receivables are allocated among the different series of certificates issued by the master trust, including the series to which the collateral certificate belongs, pro rata based on the Invested Amount of each series; and


-----------------------
  * VISA(R) and MasterCard(R) are registered trademarks of VISA U.S.A. Inc. and MasterCard International Incorporated, respectively.

      o second, following the allocation to each series, collections of finance charge receivables and principal receivables are further allocated between the holders of each series of investor certificates under the master trust and the Banks pro rata based on the aggregate Invested Amount of the master trust investor certificates and the principal receivables allocable to the sellers' interest.

      In general, the Invested Amount of each other series of certificates issued by the master trust will equal the stated dollar amount of participation certificates issued to investors in that series less unreimbursed charge-offs of principal receivables in the master trust allocated to those investors, principal payments made to those investors and deposits made to any principal funding account for the series. The sellers' interest, which is owned by Citibank (South Dakota) and Citibank (Nevada), represents the interest in the principal receivables in the master trust at the end of the relevant month not represented by any series of investor certificates.

      Servicing fees and losses on principal receivables in the master trust arising from failure of cardholders to pay, charge-offs or otherwise are allocated among series and between investors in each series and the sellers' interest generally in the same manner as finance charge collections.

      Each month, the master trust will allocate collections of finance charge receivables and principal receivables as well as the servicing fee and losses to the investor certificates outstanding under the master trust, including the collateral certificate. The master trust deducts the collateral certificate's share of the servicing fee from its share of the collections of finance charge receivables, and deducts the collateral certificate's share of losses from its share of collections of finance charge receivables and/or principal receivables. The servicing fee is described under "The Master Trust--The Servicer."

      Allocations of losses, servicing fees and collections of finance charge receivables and principal receivables are made pro rata for each month based on the invested amount of each investor certificate under the master trust, including the collateral certificate, and the principal receivables allocable to the sellers' interest. For example, if the total principal receivables in the master trust at the end of the month is 500, the invested amount of the collateral certificate is 100, the invested amounts of the other investor certificates are 200 and the sellers' interest is 200, the collateral certificate is entitled, in general, to 1/5--or 100/500--of the cash received each month.

      There is an exception to the pro rata allocations described in the preceding paragraph. In the master trust, when the principal amount of an master trust investor certificate other than the collateral certificate begins to amortize, a special allocation procedure is followed. In this case, collections of principal receivables continue to be allocated between investors in the series and the sellers' interest as if the invested amount of the series had not been reduced by principal collections deposited to a principal funding account or paid to investors. Allocations of principal collections between the investors in a series and the sellers' interest is based on the invested amount of the series "fixed" at the time immediately before the first deposit of principal collections into a principal funding subaccount or the time immediately before the first payment of principal collections to investors. Distributions of ongoing collections of finance charge receivables, as well as losses and expenses, however, are not allocated on this type of a fixed basis. In the case of the collateral certificate, each class of notes is treated as a separate series of investor certificates that becomes "fixed" immediately before the issuer begins to allocate principal collections to the principal funding subaccount for that class, whether for budgeted deposits or prefunding, or upon the occurrence of the expected principal payment date, an early redemption event, event of default or other optional or mandatory redemption.

      If principal collections allocated to the collateral certificate are needed to pay the notes or to make a deposit into the trust accounts within a month, they will be deposited into the issuer's collection account. Otherwise, collections of principal receivables allocated to the collateral certificate will be reallocated to other series of master trust investor certificates which have principal collection shortfalls--which does not reduce the Invested Amount of the collateral certificate--or reinvested in the master trust to maintain the Invested Amount of the collateral certificate. If the collateral certificate has a principal collection shortfall, but other series of investor certificates have excess principal collections, a portion of the other excess principal collections allocated to other series of investor certificates will be reallocated to the collateral certificate and deposited into the issuer's collection account--which reduces the Invested Amount of the collateral certificate.

      If a class of notes has directed the master trust to sell credit card receivables following an event of default and acceleration, or on the applicable legal maturity date, as described in "Deposit and Application of Funds--Sale of Credit Card Receivables," the only source of funds to pay principal of and interest on that class will be the proceeds of that sale and investment earnings on the applicable principal funding subaccount.

Derivative Agreements

      Some notes may have the benefit of one or more derivative agreements, including interest rate or currency swaps, caps, collars, guaranteed investment contracts or other similar agreements with various counterparties. Citibank (South Dakota), Citibank (Nevada) or any of their affiliates may be counterparties to a derivative agreement. In general, the issuer will receive payments from counterparties to the derivative agreements in exchange for the issuer's payments to them, to the extent required under the derivative agreements. The specific terms of each derivative agreement and a description of each counterparty will be included in the applicable supplement to this prospectus for those notes. We refer to the agreements described in this paragraph as "derivative agreements."

The Trust Accounts

      The issuer has established a collection account for the purpose of receiving payments of finance charge collections and principal collections from the master trust payable under the collateral certificate.

      The issuer has also established a principal funding account and interest funding account, which will have subaccounts for each class and subclass of notes of a series, and a Class C reserve account, which will have subaccounts for each class and subclass of Class C notes of a series. If specified in a supplement to this prospectus, the issuer may establish supplemental accounts for any series, class or subclass of notes.

      Each month, distributions on the collateral certificate will be deposited into the collection account, and then reallocated to the principal funding account, the interest funding account, the Class C reserve account, any supplemental account, to payments under any applicable derivative agreements, and to the other purposes as specified in "Deposit and Application of Funds" or in a supplement to this prospectus. However, for so long as Citibank (South Dakota) is the servicer of the master trust and manager of the issuer and Citibank (South Dakota) maintains a certificate of deposit rating of at least A-1 and P-1, or their equivalent, by the rating agencies, Citibank (South Dakota) may commingle funds received from the collateral certificate until the business day before the payment date of a class of notes, instead of immediately depositing those funds into the trust accounts.

      Funds on deposit in the principal funding account and the interest funding account will be used to make payments of principal of and interest on the notes. Payments of principal of and interest on the notes will be made from funds on deposit in the accounts when the payments are due, either in the month when the funds are deposited into the accounts, or in later months--for example, if principal must be accumulated for payment at a later date, or if interest is payable quarterly, semiannually or at another interval less frequently than monthly.

      If the issuer anticipates that the amount of principal collections that will be deposited into the collection account in a particular month will not be enough to pay all of the stated principal amount of a note that has an expected principal payment date in that month, the issuer may begin to withdraw funds from the collection account in months before the expected principal payment date and deposit those funds into the principal funding subaccount established for that class to be held until the expected principal payment date of that note. If the earnings on funds in the principal funding subaccount are less than the yield payable on the applicable class of notes--after giving effect to net payments and receipts under any derivative agreements--additional funds will be deposited in the interest funding subaccount as described under "Deposit and Application of Funds--Deposit of Principal Funding Subaccount Earnings in Interest Funding Subaccounts; Principal Funding Subaccount Earnings Shortfall."

      If interest on a note is not scheduled to be paid every month--for example, if interest on that note is payable quarterly, semiannually or at another interval less frequently than monthly--the issuer will withdraw a portion of funds from the collection account in months in which no interest payment is due and deposit those funds into the interest funding subaccount for that note to be held until the interest is due. See "Deposit and Application of Funds--Targeted Deposits of Finance Charge Collections to the Interest Funding Account." The Class C reserve account will initially not be funded. If the finance charge collections generated by the master trust fall below a level specified in the applicable supplement to this prospectus, the Class C reserve account will be funded as described under "Deposit and Application of Funds--Targeted Deposits to the Class C Reserve Account."

      Funds on deposit in the Class C reserve account will be available to holders of Class C notes to cover shortfalls of interest payable on interest payment dates. Funds on deposit in the Class C reserve account will also be available to holders of Class C notes on any day when principal is payable, but only to the extent that the nominal liquidation amount of the Class C notes plus funds on deposit in the applicable Class C principal funding subaccount is less than the outstanding dollar principal amount of the Class C notes.

      Only the holders of Class C notes will have the benefit of the Class C reserve account. See "Deposit and Application of Funds--Withdrawals from the Class C Reserve Account."

      The accounts described in this section are referred to as "trust accounts." Trust accounts may be maintained only in:

      o a segregated trust account with the corporate trust department of a United States bank or a domestic branch of a foreign bank; or

      o a segregated account at a United States bank or a domestic branch of a foreign bank that is rated in the highest long term or short term rating category by the rating agencies that rate the issuer's notes.

      Funds maintained in the trust accounts will be invested in investments the obligor on which has a rating in the highest rating category by the rating agencies that rate the notes. Investment earnings on funds in the principal funding subaccount for a class of notes will be applied to make interest payments on that class of notes. Investment earnings on funds in the other trust accounts will be allocated as described under "Deposit and Application of Funds-- Allocation of Finance Charge Collections to Accounts." Any loss resulting from the investment of funds in the trust accounts will be charged to the trust subaccount incurring the loss.

Limited Recourse to the Issuer; Security for the Notes

      Only the portion of finance charge collections and principal collections under the collateral certificate available to a class of notes after giving effect to all allocations and reallocations, the applicable trust accounts, any applicable derivative agreement and proceeds of sales of credit card receivables held by the master trust provide the source of payment for principal of or interest on any class of notes. Noteholders will have no recourse to any other assets of the issuer or any other person or entity for the payment of principal of or interest on the notes.

      The notes of all series are secured by a shared security interest in the collateral certificate and the collection account, but each class of notes is entitled to the benefits of only that portion of those assets allocated to it under the indenture. Each class of notes is also secured by a security interest in the applicable principal funding subaccount, the applicable interest funding subaccount, in the case of classes of Class C notes, the applicable Class C reserve subaccount, any applicable supplemental account, and by a security interest in any applicable derivative agreement.

The Indenture Trustee

      Deutsche Bank Trust Company Americas (formerly Bankers Trust Company) is the trustee under the indenture for the notes. Its principal corporate trust office is located at 60 Wall Street, Attention: Corporate Trust & Agency Services--Structured Finance Services, New York, New York 10005.

      The indenture trustee may resign at any time. The issuer may also remove the indenture trustee if the indenture trustee is no longer eligible to act as trustee under the indenture or if the indenture trustee becomes insolvent. In all circumstances, the issuer must appoint a successor trustee for the notes. Any resignation or removal of the indenture trustee and appointment of a successor trustee will not become effective until the successor trustee accepts the appointment.

      The issuer or its affiliates may maintain accounts and other banking or trustee relationships with the indenture trustee and its affiliates.

                        DEPOSIT AND APPLICATION OF FUNDS

      The indenture specifies how finance charge collections and principal collections allocated to the collateral certificate and payments received from counterparties under derivative agreements will be deposited into the trust accounts established for each class or subclass of notes to provide for the payment of principal and interest on those notes as the payments become due. Following are summaries of those provisions.

Allocation of Finance Charge Collections to Accounts

      Each month, the indenture trustee will allocate, or cause to be allocated, finance charge collections--together with any other funds to be treated as finance charge collections-- received that month from the collateral certificate and investment earnings on funds in the trust accounts other than the principal funding account as follows:

      o     first, to pay the fees and expenses of the indenture trustee;

      o second, to make the targeted deposit to the interest funding account to fund the payment of interest on the notes, other than any class of notes that has directed the master trust to sell credit card receivables as described in "--Sale of Credit Card Receivables";

      o third, to make a reinvestment in the collateral certificate if the nominal liquidation amount of any class of notes, plus any amounts on deposit in that class's principal funding subaccount, is less than the outstanding dollar principal amount of that class, or to reimburse reallocations from the principal funding subaccount of any class of notes that has directed a sale of receivables;

      o fourth, to make the targeted deposit to the Class C reserve account, if any;

      o fifth, to make any other payment or deposit required by any series, class or subclass of notes; and

      o     sixth, to the issuer.

      Other funds to be treated as finance charge collections include income and other gain on the trust accounts--other than the principal funding account--and amounts remaining on deposit in the trust subaccounts after payment in full of the applicable subclass of notes.

Allocation of Principal Collections to Accounts

      Each month, the indenture trustee will allocate, or cause to be allocated, principal collections received that month from the collateral certificate--together with other funds that are to be treated as principal collections--as follows:

      o first, if the amount available under item second under "--Allocation of Finance Charge Collections to Accounts" is not enough to make the full targeted deposit into the interest funding subaccount for any class of notes, principal collections allocable to the subordinated classes of notes of that series--together with proceeds of sales of principal receivables described under "--Sale of Credit Card Receivables" in the principal funding subaccounts of the subordinated classes of notes of that series-- will be reallocated to the senior classes of notes of that series to the extent of the required subordinated amount of the senior classes of notes of that series. Those reallocations will be made in the following order:

              --     (1), from Class C notes of that series to Class A notes of that series;

              --     (2), from Class C notes of that series to Class B notes of that series; and

              --     (3), from Class B notes of that series to Class A notes of that series;

      o second, to make the targeted deposits to the principal funding account; and

      o third, to the master trust, to be reinvested in the collateral certificate.

      Other funds that are to be treated as principal collections include funds released from principal funding subaccounts when prefunding is no longer necessary, as described in "--Withdrawals from Principal Funding Account." If a class of notes directs the master trust to sell credit card receivables as described in "--Sale of Credit Card Receivables," the proceeds of that sale will be treated as principal collections for item first, but not for item second or third.

      The amount of principal collections that may be allocated to pay interest is limited as described under "--Limit on Reallocations of Principal Collections from Subordinated Classes Taken to Benefit Senior Classes of Single Issuance Series" and "--Limit on Reallocations of Principal Collections from Subordinated Classes Taken to Benefit Senior Classes of Multiple Issuance Series."

      The Invested Amount of the collateral certificate will be reduced by the amount of principal collections used to make deposits into the interest funding account and deposits into the principal funding account. If the Invested Amount of the collateral certificate is reduced because principal collections have been used to make deposits into the interest funding account, the amount of finance charge collections and principal collections allocated to the collateral certificate will be reduced in later months unless the reduction in the Invested Amount is reimbursed from Excess Finance Charge Collections.

Targeted Deposits of Finance Charge Collections to the Interest Funding Account

      The aggregate deposit targeted to be made each month to the interest funding account with finance charge collections and other amounts that are to be treated as finance charge collections will be equal to the sum of the interest funding account deposits targeted to be made for each class or subclass of notes. These requirements are set forth below. The deposit targeted for any month will also include any shortfall in the targeted deposit from any prior month. A supplement to this prospectus for a class or subclass of notes may specify additional or different monthly deposits. Notes other than the notes offered by this prospectus may have different targeted deposits.

      o Interest Payments not Covered by a Derivative Agreement. If a class or subclass of notes provides for interest payments that are not covered by a derivative agreement, the deposit targeted for that class or subclass of notes for any month will be equal to the amount of interest accrued on the outstanding dollar principal amount of that class or subclass, during the period from the prior Monthly Interest Date--or the date of issuance of that class or subclass for the determination for the first Monthly Interest Date--to the first Monthly Interest Date after the end of the month. If a class or subclass of notes provides for interest payments that are partially covered by a derivative agreement--for example, an interest rate cap--the deposit targeted for that class or subclass for any month will be computed in the same manner, but will be reduced by the amount of the payment for interest received from the derivative counterparty.

      o Notes with Performing Derivative Agreements. If a class or subclass of U.S. dollar notes or foreign currency notes has a Performing derivative agreement for interest that provides for monthly payments to the applicable derivative counterparty, the deposit targeted for that class or subclass of notes is equal to the amount required to be paid to the applicable derivative counterparty on the payment date following the end of that month.

            If a class or subclass of U.S. dollar notes or foreign currency notes has a Performing derivative agreement for interest that provides for payments less frequently than monthly to the applicable derivative counterparty, the deposit targeted for that class or subclass of notes for each month is equal to the amount required to be paid to the applicable derivative counterparty on the next payment date following the end of that month taking into account the applicable interest rate and day count convention, but allocated pro rata to that month as provided in the derivative agreement, or as otherwise provided in the applicable derivative agreement.

      o U.S. Dollar Notes with Non-Performing Derivative Agreements. If a class or subclass of U.S. dollar notes has a non-Performing derivative agreement for interest, the deposit targeted for that class or subclass for each month unless otherwise provided in the applicable derivative agreement will be equal to the amount of interest accrued on the outstanding dollar principal amount of those notes, after deducting any amounts on deposit in the applicable principal funding subaccount, during the period from the prior Monthly Interest Date to the first Monthly Interest Date after the end of that month to the extent which that interest would have been covered by the non-Performing derivative agreement.

      o Foreign Currency Notes with Non-Performing Derivative Agreements. If a class or subclass of foreign currency notes has a non-Performing derivative agreement for interest that provides for monthly payments to the applicable derivative counterparty, then the calculation of the targeted deposit is made with reference to the amount of U.S. dollars that would have been payable to the applicable derivative counterparty on the payment date following the applicable month if the derivative agreement were Performing, or as otherwise provided in the applicable derivative agreement.

            If a class or subclass of foreign currency notes has a non-Performing derivative agreement for interest that provides for payments less frequently than monthly to the applicable derivative counterparty, the deposit targeted for that class or subclass of notes for each month is equal to the amount that would have been required to be paid to the applicable derivative counterparty on the next payment date following the end of that month taking into account the applicable interest rate and day count convention, but allocated pro rata to that month as provided in the derivative agreement, or as otherwise provided in the applicable derivative agreement.

      o Discount Notes. In the case of a class or subclass of discount notes, the deposit targeted for that class or subclass of notes for any month, in addition to any applicable stated interest as determined under the four items above, is the amount of accretion of principal of that class or subclass of notes from the prior Monthly Principal Date--or in the case of the first Monthly Principal Date, from the date of issuance of that class or subclass--to the first Monthly Principal Date after the end of the month.

Each of the deposits described above will be reduced proportionately for any funds on deposit in the principal funding subaccount for the applicable class or subclass of notes, for which the applicable deposit will be made to the interest funding account as described under "Deposits of Principal Funding Subaccount Earnings in Interest Funding Subaccount; Principal Funding Subaccount Earnings Shortfall."

      In addition, for each month each of the following deposits will be targeted to be made to the interest funding account with finance charge collections and other amounts to be treated as finance charge collections, pro rata with the deposits described above.

      o Specified Deposits. If the applicable supplement to this prospectus for any class or subclass of notes specifies deposits in addition to or different from the deposits described above to be made to the interest funding subaccount for that class or subclass, the deposits targeted for that class or subclass each month are the specified amounts.

      o Interest on Overdue Interest. Unless otherwise specified in a supplement to this prospectus, the deposit targeted for any class or subclass of notes that has accrued and overdue interest for any month will be the interest accrued on that overdue interest. Interest on overdue interest will be computed from and including the interest payment date in that month to but excluding the interest payment date next following that month, at the rate of interest applicable to principal of that class or subclass.

      If the amount of finance charge collections is not enough to make all of the deposits described above for any class of notes, then principal collections allocable to subordinated classes of notes and receivables sales proceeds received by subordinated classes of notes as described under "--Sale of Credit Card Receivables" will be reallocated first, from the Class C notes of that series to the Class A notes of that series, second, from the Class C notes of that series to the Class B notes of that series, and third, from the Class B notes of that series to the Class A notes of that series, in each case, to the extent of the required subordinated amount of the senior class of notes.

      Each deposit to the interest funding account will be made on the applicable Monthly Interest Date, or as much earlier as necessary to make timely deposit or payment to the applicable interest funding subaccount or derivative counterparty.

      A single class or subclass of notes may be entitled to more than one of the preceding deposits, plus deposits from other sources, described under "--Deposit of Principal Funding Subaccount Earnings in Interest Funding Subaccounts; Principal Funding Subaccount Earnings Shortfall."

      A class of notes that has directed the master trust to sell credit card receivables as described in "--Sale of Credit Card Receivables," will not be entitled to receive any of the preceding deposits to be made to its interest funding subaccount from finance charge collections, other amounts to be treated as finance charge collections or reallocated principal collections.

Payments Received from Derivative Counterparties for Interest

      Payments received under derivative agreements for interest on notes payable in U.S. dollars will be deposited into the applicable interest funding subaccount. Payments received under derivative agreements for interest on foreign currency notes will be made directly to the applicable paying agent for payment to the holders of those notes, or as otherwise specified in the applicable supplement to this prospectus.

Deposit of Principal Funding Subaccount Earnings in Interest Funding Subaccounts; Principal Funding Subaccount Earnings Shortfall

      Investment earnings on amounts on deposit in the principal funding subaccount for a class of notes will be deposited monthly into that class's interest funding subaccount.

      The issuer will notify the master trust from time to time of the aggregate amount on deposit in the principal funding account, other than with respect to classes that have directed the master trust to sell credit card receivables as described in "--Sale of Credit Card Receivables." Whenever there is any amount on deposit in any principal funding subaccount, other than with respect to classes that have directed the master trust to sell receivables, the master trust will designate an equal amount of the sellers' interest, and the finance charge collections allocable to the designated portion of the sellers' interest will be applied as follows: Each month the issuer will calculate the targeted amount of principal funding subaccount earnings for each class or subclass of notes, which will be equal to the amount that the funds on deposit in each principal funding subaccount would earn at the interest rate payable by the issuer--taking into account payments and receipts under applicable derivative agreements--on the related class or subclass of notes. As a general rule, if the amount actually earned on the funds on deposit is less than the targeted amount of earnings, then the shortfall will be made up from the finance charge collections allocated to the corresponding designated portion of the sellers' interest. A class of notes that has directed the master trust to sell credit card receivables as described in "--Sale of Credit Card Receivables," will not be entitled to any finance charge collections from the designated portion of the sellers' interest if there is an earnings shortfall in its principal funding subaccount.

      If the amount of principal funding subaccount earnings for any class or subclass of notes for any month is greater than the targeted principal funding subaccount earnings for that month, the amount of the excess will be treated as finance charge collections.

Deposits of Withdrawals from the Class C Reserve Account to the Interest Funding Account

      Withdrawals made from any Class C reserve subaccount will be deposited into the applicable interest funding subaccount to the extent described under "--Withdrawals from the Class C Reserve Account."

Allocation to Interest Funding Subaccounts

      The aggregate deposit of finance charge collections and reallocated principal collections made each month to the interest funding account will be allocated, and a portion deposited in the interest funding subaccount established for each class or subclass of notes, based on the following rules:

      (1) Available Amounts Are Equal to Targeted Amounts. If the aggregate amount of finance charge collections available for deposit to the interest funding account is equal to the sum of the deposits of finance charge collections targeted by each class or subclass of notes, then that targeted amount is deposited in the interest funding subaccount established for each class or subclass.

      (2) Available Amounts Are Less Than Targeted Amounts. If the aggregate amount of finance charge collections available for deposit to the interest funding account is less than the sum of the deposits of finance charge collections targeted by each class or subclass of notes, then the amount available to be deposited into the interest funding account will be allocated to each series of notes pro rata based on the aggregate nominal liquidation amount of notes in that series.

            o For all series of notes identified as "Group 1" series, the allocation of finance charge collections is reaggregated into a single pool, and reallocated to each series, class or subclass of notes in Group 1 pro rata based on the amount of the deposit targeted by that series, class or subclass and not based on the nominal liquidation amount of notes in that series, class or subclass.

            o For all series of notes identified as in another group, the allocation of finance charge collections will be based on a rule for that group set forth in a supplement to this prospectus.

      (3) Other Funds not Reallocated. Funds on deposit in an interest funding subaccount from earlier months, funds representing interest on amounts in deposit in the related principal funding subaccount, and payments received from derivative counterparties in the current month will not be reallocated to other interest funding subaccounts. These funds remain in the interest funding subaccount into which they were deposited until they are withdrawn to be paid to the applicable noteholder or derivative counterparty.


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


      The principal collections deposited into the interest funding account will be allocated to each class or subclass of Class A notes and Class B notes based on the amount of the deposit targeted by that class or subclass. However, these deposits are limited to the extent described under "--Limit on Reallocations of Principal Collections from Subordinated Classes Taken to Benefit Senior Classes of Single Issuance Series" and "--Limit on Reallocations of Principal Collections from Subordinated Classes Taken to Benefit Senior Classes of Multiple Issuance Series."

Withdrawals from Interest Funding Account

      After giving effect to all deposits and reallocations of funds in the interest funding account in a month, the following withdrawals from the applicable interest funding subaccount will be made, but in no event more than the amount on deposit in the applicable interest funding subaccount. A class or subclass of notes may be entitled to more than one of the following withdrawals in a particular month. Notes other than the notes offered by this prospectus may be entitled to different withdrawals.

      (1) Withdrawals for U.S. Dollar Notes with no Derivative Agreement for Interest. On each applicable interest payment date for each class or subclass of U.S. dollar notes, an amount equal to interest due on the applicable class or subclass of notes on the applicable interest payment date will be withdrawn from that interest funding subaccount and paid to the applicable paying agent, or as otherwise provided in the applicable supplement to this prospectus.

      (2) Withdrawals for Discount Notes. On each applicable Monthly Principal Date, with respect to each class or subclass of discount notes, an amount equal to the amount of the accretion of principal of that class or subclass of notes from the prior Monthly Principal Date, or in the case of the first Monthly Principal Date, the date of issuance of that class or subclass, to the applicable Monthly Principal Date will be withdrawn from that interest funding subaccount and invested in the collateral certificate, or as otherwise provided in the applicable supplement to this prospectus.

      (3) Withdrawals for Notes with Performing Derivative Agreements for Interest. On each date on which a payment is required under the applicable derivative agreement, or a date specified in the applicable supplement to this prospectus, with respect to any class or subclass of notes that has a Performing derivative agreement for interest, an amount equal to the amount of the payment to be made under the applicable derivative agreement will be withdrawn from that interest funding subaccount and paid to the applicable derivative counterparty, or as otherwise provided in the applicable supplement to this prospectus.

      (4) Withdrawals for Notes with Non-Performing Derivative Agreements for Interest in U.S. Dollars. On each interest payment date, or a date specified in the applicable supplement to this prospectus, for a class or subclass of U.S. dollar notes that has a non-Performing derivative agreement for interest, an amount equal to the amount of interest payable on that interest payment date will be withdrawn from that interest funding subaccount and paid to the applicable paying agent, or as otherwise provided in the applicable supplement to this prospectus.


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


      (5) Withdrawals for Notes with Non-Performing Derivative Agreements for Foreign Currency Interest. On each interest payment date with respect to a class or subclass of foreign currency notes that has a non-Performing derivative agreement for interest, or a date specified in the applicable supplement to this prospectus, an amount equal to the amount of U.S. dollars necessary to be converted at the applicable exchange rate to pay the foreign currency interest due on that class or subclass of notes on the interest payment date will be withdrawn from that interest funding subaccount and converted to the applicable foreign currency at the applicable exchange rate and paid to the applicable paying agent. Any excess U.S. dollar amount will be retained on deposit in the applicable interest funding subaccount to be applied to make interest payments on later interest payment dates, or as otherwise provided in the applicable supplement to this prospectus.

      If the aggregate amount available for withdrawal from an interest funding subaccount is less than all withdrawals required to be made from that subaccount in a month after giving effect to all deposits and reallocations, then the amounts on deposit in the interest funding account will be withdrawn and, if payable to more than one person, applied pro rata based on the amounts of the withdrawals required to be made.

      After payment in full of any class or subclass of notes, any amount remaining on deposit in the applicable interest funding subaccount will be treated as finance charge collections.

Targeted Deposits of Principal Collections to the Principal Funding Account

      The aggregate amount targeted to be deposited into the principal funding account in any month will be the sum of the following amounts. If a single class or subclass of notes is entitled to more than one of the following deposits in any month, the deposit targeted for that month will be the highest of the targeted amounts for that month, plus any shortfall in the targeted deposit from any prior month, but not more than the nominal liquidation amount of that class of notes. These requirements are set forth below. A supplement to this prospectus for a class or subclass of notes may specify additional or different monthly deposits. Notes other than the notes offered by this prospectus may have different targeted deposits.

      (1) Expected Principal Payment Date. With respect to the last month before the expected principal payment date of a class or subclass of notes, and each following month, the deposit targeted for that class or subclass of notes with respect to that month is equal to the aggregate nominal liquidation amount of that class or subclass of notes.

      (2) Budgeted Deposits. Each month beginning with the twelfth month before the expected principal payment date of a class or subclass of Class A notes, the deposit targeted to be made into the principal funding subaccount for that class or subclass will be the monthly accumulation amount for that class or subclass specified in the applicable supplement to this prospectus or, if no amount is specified, equal to, in the case of a single issuance series, one-eleventh, and in the case of a multiple issuance series, one-twelfth, of the projected outstanding dollar principal amount of that class or subclass of notes as of its expected principal payment date, after deducting any amounts already on deposit in the applicable principal funding subaccount.

            The issuer may postpone the date of the targeted deposits under the previous sentence. If the issuer and the master trust determine that less than eleven months or twelve months, as applicable, would be required to accumulate the principal collections necessary to pay a class of notes on its expected principal payment date, using conservative historical information about payment rates of principal receivables under the master trust, and after taking into account all of the other expected payments of principal of master trust investor certificates and notes to be made in the next eleven months or twelve months, as applicable, then the start of the accumulation period may be postponed each month by one month, with proportionately larger accumulation amounts for each month of postponement.

      (3) Prefunding of the Principal Funding Account for Senior Classes. If the issuer determines that any expected principal payment date, early redemption event, event of default or other date on which principal is payable because of a mandatory or optional redemption with respect to any class or subclass of Class C notes will occur at a time when the payment of all or part of that class or subclass of Class C notes would be prohibited because it would cause a deficiency in the required subordinated amount of the Class A notes or Class B notes of the same series, the targeted deposit amount for the Class A notes and Class B notes of that series will be an amount equal to the portion of the nominal liquidation amount of the Class A notes and Class B notes that would have to cease to be outstanding in order to permit the payment of that class of Class C notes.

            If the issuer determines that any expected principal payment date, early redemption event, event of default or other date on which principal is payable because of a mandatory or optional redemption with respect to any Class B notes will occur at a time when the payment of all or part of that class or subclass of Class B notes would be prohibited because it would cause a deficiency in the required subordinated amount of the Class A notes of that series, the targeted deposit amount for the Class A notes of that series will be an amount equal to the portion of the nominal liquidation amount of the Class A notes that would have to cease to be outstanding in order to permit the payment of that class of Class B notes.

      Prefunding of the principal funding subaccount for the senior classes of a series will continue until

      o enough notes of senior classes of that series are repaid so that the subordinated notes that are payable are no longer necessary to provide the required subordinated amount of the outstanding senior notes; or

      o in the case of multiple issuance series, new classes of subordinated notes of that series are issued so that the subordinated notes that are payable are no longer necessary to provide the required subordinated amount of the outstanding senior notes; or

      o the principal funding subaccounts for the senior classes of notes of that series are prefunded so that none of the subordinated notes that are paid are necessary to provide the required subordinated amount.

            When the prefunded amounts are no longer necessary, they will be withdrawn from the principal funding account and treated as principal collections for allocation to other classes of notes as described in "Deposit and Application of Funds-- Allocation of Principal Collections to Accounts," or reinvested in the collateral certificate.

            If any class of senior notes becomes payable as a result of an early redemption event, event of default or other optional or mandatory redemption, or upon reaching its expected principal payment date, any prefunded amounts on deposit in its principal funding subaccount will be paid to senior noteholders of that class and deposits to pay the notes will continue as necessary to pay that class.

      (4) Event of Default, Early Redemption Event or Other Optional or Mandatory Redemption. If any class or subclass of notes has been accelerated after the occurrence of an event of default during that month, or if any class or subclass of notes is required to be redeemed following an early redemption event or other optional or mandatory redemption, the deposit targeted for that class or subclass of notes with respect to that month is equal to the nominal liquidation amount of that class or subclass of notes.

Payments Received from Derivative Counterparties for Principal

      It is unlikely that any class or subclass of U.S. dollar notes will have a derivative agreement for principal. Payments received under derivative agreements for principal of foreign currency notes will be made directly to the applicable paying agent for payment to the holders of the applicable class or subclass of notes, or as otherwise specified in the applicable supplement to this prospectus.

Deposits of Withdrawals from the Class C Reserve Account to the Principal Funding Account

      Withdrawals from any Class C reserve subaccount will be deposited into the applicable principal funding subaccount to the extent described under "--Withdrawals from the Class C Reserve Account."

Deposits of Proceeds of the Sale of Credit Card Receivables

      The net proceeds of the sale of any credit card receivables by the master trust that are received by the issuer will be deposited into the applicable principal funding subaccount. See "--Sale of Credit Card Receivables."

Reallocation of Funds on Deposit in the Principal Funding Subaccounts

      Funds on deposit in the principal funding account each month will be allocated, and a portion deposited in the principal funding subaccount established for each class or subclass of notes, based on the following rules:

      (1) Deposits Equal Targeted Amounts. If the aggregate deposit to the principal funding account is equal to the sum of the deposits targeted by each class or subclass of notes, then the targeted amount is deposited in the principal funding subaccount established for each class or subclass.


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


      (2) Deposits Are Less Than Targeted Amounts. If the amount on deposit in any principal funding subaccount for a class of Class A notes of a series is less than the sum of the deposits targeted with respect to that class, other than the amount targeted for deposit with respect to an optional redemption of that class to the extent specified in the applicable supplement to this prospectus, then amounts on deposit or to be deposited in the principal funding subaccounts established for Class B notes and Class C notes for that series will be reallocated to make the targeted deposit into the Class A principal funding subaccount, to be made first from the Class C principal funding subaccount in that series and second from Class B principal funding subaccount in that series, in each case, to the extent of the required subordinated amount of the Class A notes of that series. If more than one subclass of Class A notes of a series needs to use amounts on deposit in the principal funding subaccount for the Class B notes and the Class C notes of that series, then withdrawals will be allocated pro rata based on the nominal liquidation amounts of the classes or subclasses of Class A notes that require funding.

            If the amount on deposit in any principal funding subaccount for a class of Class B notes of a series is less than the sum of the deposits targeted with respect to that class, other than the amount targeted for deposit with respect to an optional redemption of that class to the extent specified in the applicable supplement to this prospectus, then amounts on deposit or to be deposited in the principal funding subaccount established for Class C notes of that series will be reallocated to make the targeted deposit into the Class B principal funding subaccount to the extent of the required subordinated amount of the Class B Notes of that series. If more than one subclass of Class B notes of a series needs to use amounts on deposit in the principal funding subaccount for the Class C notes of that series, then withdrawals will be allocated pro rata based on the nominal liquidation amounts of the classes or subclasses of Class B notes that require funding.

      (3) Proceeds of Sales of Credit Card Receivables. Proceeds of sales of credit card receivables on deposit in the principal funding subaccount for a class of notes may not be reallocated to the principal funding subaccount for any senior class but may be reallocated to be treated as finance charge collections to pay interest on senior classes of notes of the same series or to reimburse charge-offs of principal receivables in the master trust. See "--Sale of Credit Card Receivables."

      (4) Other Funds not Reallocated. Funds on deposit in a principal funding subaccount from withdrawals from the Class C reserve account or payments received from derivative counterparties will not be reallocated to other principal funding subaccounts.

      Because the nominal liquidation amount of a class of notes is reduced by amounts on deposit in that class's principal funding subaccount, the deposit of principal collections into the principal funding subaccount for a subordinated class of notes initially reduces the nominal liquidation amount of that subordinated class. However, if funds are reallocated from the principal funding subaccount for a subordinated class to the principal funding subaccount for a senior class of the same series, the result is that the nominal liquidation amount of the senior class, and not of the subordinated class, is reduced by the amount of the reallocation.


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


      If the nominal liquidation amount of a subordinated class of notes has been reduced by charge-offs of principal receivables in the master trust and reallocations of principal collections to pay interest on senior classes of notes, and then reimbursed from Excess Finance Charge Collections, the reimbursed portion is no longer subordinated to notes of the senior classes of the same series that were outstanding on the date of that reimbursement. This reimbursed amount will not be reallocated to any notes that were outstanding before the date of that reimbursement. However, in a multiple issuance series, the reimbursed amount is subordinated to any notes of the senior classes of the same series that were issued after the date of that reimbursement, and may be reallocated to those notes.

Withdrawals from Principal Funding Account

      After giving effect to all deposits and reallocations of funds in the principal funding account in a month, the following withdrawals from the applicable principal funding subaccount will be made, but in no event more than the amount on deposit in the applicable principal funding subaccount. A class or subclass of notes may be entitled to more than one of the following withdrawals in a particular month. Notes other than the notes offered by this prospectus may be entitled to different withdrawals.

      (1) Withdrawals for U.S. Dollar Notes with no Derivative Agreement for Principal. On each applicable principal payment date, or a date specified in the applicable supplement to this prospectus, with respect to each class or subclass of U.S. dollar notes that has no derivative agreement for principal, an amount equal to the principal due on the applicable class or subclass of notes on the applicable principal payment date will be withdrawn from the applicable principal funding subaccount and paid to the applicable paying agent, or as otherwise provided in the applicable supplement to this prospectus.

      (2) Withdrawals for Notes with Performing Derivative Agreement for Principal. On each date on which a payment is required under the applicable derivative agreement, or a date specified in the applicable supplement to this prospectus, with respect to any class or subclass of notes that has a Performing derivative agreement for principal, an amount equal to the amount of the payment to be made under the applicable derivative agreement will be withdrawn from the applicable principal funding subaccount and paid to the applicable derivative counterparty, or as otherwise provided in the applicable supplement to this prospectus.

      (3) Withdrawals for Foreign Currency Notes with Non-Performing Derivative Agreements for Principal. On each principal payment date with respect to a class or subclass of foreign currency notes that has a non-Performing derivative agreement for principal, or a date specified in the applicable supplement to this prospectus, an amount equal to the amount of U.S. dollars necessary to be converted at the applicable exchange rate to pay the foreign currency principal due on that class or subclass of notes on the applicable principal payment date will be withdrawn from the applicable principal funding subaccount and converted to the applicable foreign currency at the prevailing spot exchange rate and paid to the applicable paying agent, or as otherwise provided in the applicable supplement to this prospectus. Any excess U.S. dollar amount will be retained on deposit in the applicable principal funding subaccount to be applied to make principal payments on later principal payment dates.


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


      (4) Withdrawal of Prefunded Amount. If prefunding of the principal funding subaccounts for senior classes of notes is no longer necessary as a result of payment of senior notes or issuance of additional subordinated notes, as described under "--Targeted Deposits of Principal Collections to the Principal Funding Account-- Prefunding of the Principal Funding Account for Senior Classes," the prefunded amounts will be withdrawn from the principal funding account and treated as principal collections for allocation to other classes of notes as described in "--Allocation of Principal Collections to Accounts," or reinvested in the collateral certificate.

      (5) Withdrawal of Proceeds of Sales of Credit Card Receivables. If a subordinated class of notes has directed the master trust to sell credit card receivables as described in "--Sale of Credit Card Receivables," the proceeds of that sale will be withdrawn from the principal funding subaccount to the extent those proceeds are required to be treated as finance charge collections to make targeted deposits in the interest funding account as described in "--Allocation of Finance Charge Collections to Accounts" for the benefit of senior classes of the same series, and to the extent required to reimburse the master trust for credit card charge-offs allocated to the senior classes of the same series.

      After payment in full of any class or subclass of notes, any amount remaining on deposit in the applicable principal funding subaccount will be treated as finance charge collections.

Limit on Reallocations of Principal Collections from Subordinated Classes Taken to Benefit Senior Classes of Single Issuance Series

      For single issuance series, the amount of principal collections that may be reallocated from subordinated classes of notes to senior classes of the same series is limited as follows:

      With respect to any Class A notes of a single issuance series, the aggregate amount of

      o all principal collections reallocated from Class C notes of that series to the interest funding subaccounts for Class A notes or Class B notes of that series; and

      o all reductions in the nominal liquidation amount of the Class C notes of that series from allocations of charge-offs of principal receivables in the master trust may not exceed the initial dollar principal amount of Class C notes for that series, plus, in the case of discount notes, accretions of principal thereon. Likewise the aggregate amount of

      o all principal collections reallocated from Class B notes of that series to the interest funding subaccounts for Class A notes of that series; and

      o all reductions in the nominal liquidation amount of the Class B notes of that series from allocations of charge-offs of principal receivables in the master trust may not exceed the initial dollar principal amount of Class B notes for that series, plus, in the case of discount notes, accretions of principal thereon.

      With respect to any Class B notes of a single issuance series, the aggregate amount of

      o all principal collections reallocated from Class C notes of that series to the interest funding subaccounts for Class A notes or Class B notes of that series; and

      o all reductions in the nominal liquidation amount of the Class C notes of that series from allocations of charge-offs of principal receivables in the master trust may not exceed the initial dollar principal amount of Class C notes for that series, plus, in the case of discount notes, accretions of principal thereon.

Proceeds of the sale of credit card receivables as described under "--Sale of Credit Card Receivables" that are reallocated from a subordinated class of notes to a senior class of notes are treated the same as reallocated principal collections for purposes of computing the limits on reallocations.

Limit on Reallocations of Principal Collections from Subordinated Classes Taken to Benefit Senior Classes of Multiple Issuance Series

      For multiple issuance series, the amount of principal collections that may be reallocated from subordinated classes of notes to senior classes of the same series is limited as follows:

      Limit on Reallocations to a Subclass of Class A Notes from Class C Notes. Principal collections that would otherwise have been allocated to the Class C notes of a series may be reallocated to the interest funding subaccount for a subclass of Class A notes of the same series only to the extent, after giving effect to that reallocation, that the Class A usage of the Class C subordinated amount is not greater than the required subordinated amount of Class C notes for that subclass of Class A notes. For this purpose, Class A usage of Class C subordinated amount is equal to the sum of the following amounts:

      o the cumulative sum of principal collections previously reallocated from Class C notes of that series to the interest funding subaccount for that subclass of Class A notes.

      o plus, a portion of each reallocation of principal collections from Class C notes of that series to the interest funding subaccounts for Class B notes of that series while that subclass of Class A notes is outstanding. These amounts will be treated as usage of the Class A required subordinated amount of Class C notes pro rata based on the ratio of the Class A required subordinated amount of Class B notes to the aggregate outstanding dollar principal amount of all Class B notes of that series.

      o plus, the portion of the cumulative amount of charge-offs of principal receivables in the master trust that is treated as usage of the Class A required subordinated amount of Class C notes. This amount is equal to the sum of the following amounts, and is calculated on each day on which there is an allocation of charge-offs of principal receivables in held in the master trust:

            -- the amount of charge-offs of principal receivables in the master trust that are initially allocated to that subclass of Class A notes but then reallocated to Class C notes of that series.

            -- plus, a portion of the charge-offs of principal receivables in the master trust that are initially allocated to Class B notes of that series but then reallocated to Class C notes of that series. These amounts will be treated as usage of the Class A required subordinated amount of Class C notes pro rata based on the ratio of the Class A required subordinated amounts of Class B notes to the aggregate outstanding dollar principal amount of the Class B notes of that series.

            -- plus, a portion of the charge-offs of principal receivables in the master trust that are initially allocated to Class C notes of that series. These amounts will be treated as usage of the Class A required subordinated amount of Class C notes pro rata based on the ratio of the Class A required subordinated amounts of Class C notes to the aggregate outstanding dollar principal amount of the Class C notes of that series.

      Limit on Reallocations to a Subclass of Class A Notes from Class B Notes. Principal collections that would otherwise have been allocated to the Class B notes of a series may be reallocated to the interest funding subaccount for a subclass of Class A notes of the same series only to the extent, after giving effect to that reallocation, that the Class A usage of the Class B subordinated amount is not greater than the required subordinated amount of Class B notes for that subclass of Class A notes. For this purpose, Class A usage of Class B subordinated amount is equal to the sum of the following amounts:

      o the cumulative sum of principal collections reallocated from Class B notes of that series to the interest funding subaccount for that subclass of Class A notes.

      o plus, the portion of the charge-offs of principal receivables in the master trust that is treated as usage of the Class A required subordinated amount of Class B notes. This amount is equal to the sum of the following amounts, and is calculated on each day on which there is an allocation of charge-offs of principal receivables in held in the master trust:

            -- the amount of charge-offs of principal receivables in the master trust that are initially allocated to that subclass of Class A notes but then reallocated to Class B notes of that series.

            -- plus, a portion of the charge-offs of principal receivables in the master trust that are initially allocated to Class B notes of that series and not reallocated to Class C notes of that series. These amounts will be treated as usage of the Class A required subordinated amount of Class B notes pro rata based on the ratio of the Class A required subordinated amounts of Class B notes to the aggregate outstanding dollar principal amount of the Class B notes of that series.

      Limit on Reallocations to a Subclass of Class B Notes from Class C Notes. Principal collections that would otherwise have been allocated to the Class C notes of a series may be reallocated to the interest funding subaccount for a subclass of Class B notes of the same series only to the extent, after giving effect to that reallocation, that the Class B usage of the Class C subordinated amount is not greater than the required subordinated amount of Class C notes for that subclass of Class B notes. For this purpose, Class B usage of Class C subordinated amount is equal to the sum of the following amounts:

      o the cumulative sum of principal collections reallocated from Class C notes of that series to the interest funding subaccount for that subclass of Class B notes.

      o plus, a portion of each reallocation of principal collections from Class C notes of that series to the interest funding subaccounts for Class A notes of that series while that subclass of Class B notes is outstanding. These amounts will be treated as usage of the Class B required subordinated amount of Class C notes pro rata based on the ratio of the nominal liquidation amount of that subclass of Class B notes to the aggregate nominal liquidation amount of all Class B notes of that series. However, because some of the issuer's Class A notes--not offered by this prospectus--do not have the benefit of subordination protection of any Class B notes, reallocations of principal collections from Class C notes to those Class A notes does not count as Class B usage of Class C subordinated amount.

      o plus, the portion of the charge-offs of principal receivables in the master trust that is treated as usage of the Class B required subordinated amount of Class C notes. This amount is equal to the sum of the following amounts, and is calculated on each day on which there is an allocation of charge-offs of principal receivables in the master trust:

            -- the amount of charge-offs of principal receivables in the master trust that are initially allocated to that subclass of Class B notes but then reallocated to Class C notes of that series.

            -- plus, a portion of the charge-offs of principal receivables in the master trust that are initially allocated to Class A notes of that series but then reallocated to Class C notes of that series. These amounts will be treated as usage of the Class B required subordinated amount of Class C notes pro rata based on the ratio of nominal liquidation amount of that subclass of Class B notes to the aggregate nominal liquidation amount of the Class B notes of that series. However, because some of the issuer's Class A notes--not offered by this prospectus--do not have the benefit of subordination protection of any Class B notes, charge-offs of principal receivables reallocated from those Class A notes to Class C notes do not count as Class B usage of Class C subordinated amount.

            -- plus, a portion of the charge-offs of principal receivables in the master trust that are initially allocated to Class C notes of that series. These amounts will be treated as usage of the Class B required subordinated amount of Class C notes pro rata based on the ratio of the Class B required subordinated amounts of Class C notes to the aggregate outstanding dollar principal amount of the Class C notes of that series.

      Proceeds of the sale of credit card receivables as described under "--Sale of Credit Card Receivables" that are reallocated from a subordinated class of notes to a senior class of notes are treated the same as reallocated principal collections for purposes of computing the limits on reallocations.

Limit on Repayments of Subordinated Classes of Single Issuance Series

      In general, in the case of a single issuance series, no funds on deposit in a principal funding subaccount will be applied to pay principal of any Class B note of that series or to make a payment under a derivative agreement with respect to principal for any Class B note of that series, and no Class B note of that series held by the issuer, the Banks or their affiliates will be canceled, unless, immediately before giving effect to that payment or cancellation, no Class A notes of that series are outstanding. However, funds on deposit in a principal funding subaccount may be applied to pay principal of any Class B note of a single issuance series:

      o to the extent that amounts on deposit in the principal funding subaccount for the Class B notes are attributable to reimbursements of earlier reductions in the nominal liquidation amount of the Class B notes; or

      o if the Class A principal funding account has been prefunded as described in "--Targeted Deposits of Principal Collections to the Principal Funding Account-- Prefunding of the Principal Funding Account for Senior Classes."

      In general, in the case of a single issuance series, no funds on deposit in a principal funding subaccount will be applied to pay principal of any Class C note of that series or to make a payment under a derivative agreement with respect to principal for any Class C note of that series, and no Class C note of that series held by the issuer, the Banks or their affiliates will be canceled, unless, immediately before giving effect to that payment or cancellation, no Class A or Class B notes of that series are outstanding. However, funds on deposit in a principal funding subaccount may be applied to pay principal of any Class C note of a single issuance series:

      o to the extent that amounts on deposit in the principal funding subaccount for the Class C notes are attributable to reimbursements of earlier reductions in the nominal liquidation amount of the Class C notes;

      o if the Class A and Class B principal funding subaccounts have been prefunded as described in "--Targeted Deposits of Principal Collections to the Principal Funding Account--Prefunding of the Principal Funding Account for Senior Classes," or

      o     with funds available from the applicable Class C reserve subaccount.

Limit on Repayments of Subordinated Classes of Multiple Issuance Series

      In the case of a multiple issuance series, in general, no funds on deposit in a principal funding subaccount will be applied to pay principal of any note of a subordinated class of that series or to make a payment under a derivative agreement with respect to principal for any note of a subordinated class of that series, and no note of a subordinated class of that series held by the issuer, the Banks or their affiliates will be canceled, unless, following that payment or cancellation, the remaining available subordinated amount of notes of that subordinated class of that series is at least equal to the required subordinated amount for the outstanding notes of the senior classes of that series.

      For determining whether Class B notes may be repaid or canceled while Class A notes of the same series are outstanding, the remaining available subordinated amount of Class B notes is equal to the sum of:

      o the aggregate nominal liquidation amount of all Class B notes of that series that will remain outstanding after giving effect to the repayment or cancellation of the Class B notes to be repaid or canceled in that month;

      o plus, the aggregate amount on deposit in the principal funding subaccounts for all Class B notes of that series after giving effect to the repayment or cancellation of all Class B notes that are to be repaid or canceled in that month (other than receivables sales proceeds on deposit in those subaccounts);

      o plus, the amount of Class A usage of Class B required subordinated amount in that series, as described in "--Limit on Reallocations of Principal Collections from Subordinated Classes Taken to Benefit Senior Classes of Multiple Issuance Series."

      For determining whether Class C notes may be repaid or canceled while Class A notes of the same series are outstanding, the remaining available subordinated amount of Class C notes is equal to the sum of:

      o the aggregate nominal liquidation amount of all Class C notes of that series that will remain outstanding after giving effect to the repayment or cancellation of the Class C notes of that series to be repaid or canceled in that month;

      o plus, the aggregate amount on deposit in the principal funding subaccounts for all Class C notes of that series after giving effect to the repayment or cancellation of all Class C notes that are to be repaid or canceled in that month (other than receivables sales proceeds on deposit in those subaccounts);

      o plus, the amount of Class A usage of Class C required subordinated amount in that series, as described in "--Limit on Reallocations of Principal Collections from Subordinated Classes Taken to Benefit Senior Classes of Multiple Issuance Series."

      For determining whether Class C notes may be repaid or canceled while Class B notes of the same series are outstanding, the remaining available subordinated amount of Class C notes is equal to the sum of:

      o the aggregate nominal liquidation amount of all Class C notes of that series that will remain outstanding after giving effect to the repayment or cancellation of the Class C notes of that series to be repaid or canceled in that month;

      o plus, the aggregate amount on deposit in the principal funding subaccounts for all Class C notes of that series after giving effect to the repayment or cancellation of all Class C notes that are to be repaid or canceled in that month (other than receivables sales proceeds on deposit in those subaccounts);

      o plus, the amount of Class B usage of Class C required subordinated amount in that series that directly benefits Class B notes of that series, as described in "--Limit on

            Reallocations of Principal Collections from Subordinated Classes Taken to Benefit Senior Classes of Multiple Issuance Series."

      In determining whether Class C notes of a multiple issuance series may be repaid or canceled, the remaining available subordinated amount is compared to the Class B required subordinated amount of Class C notes for the issuance of Class B notes, not the maximum subordinated amount of Class C notes that the Class B notes share with Class A notes of that series. See "The Notes--Issuances of New Series, Classes and Subclasses of Notes--Required Subordination Protection in Multiple Issuance Series" and "--Required Subordinated Amount."

      There are exceptions to the limit on repayment of subordinated classes of a multiple issuance series described in this subheading. These are when the senior classes of notes have been prefunded as described in "--Targeted Deposits of Principal Collections to the Principal Funding Account--Prefunding of the Principal Funding Account for Senior Classes," when Class C notes are paid with funds available from the applicable Class C reserve subaccount as described in "--Withdrawals from the Class C Reserve Account" and when the subordinated notes reach their legal maturity date.

      Subordinated notes that reach their expected principal payment date, or that have an early redemption event, event of default or other optional or mandatory redemption, will not be paid on the next following Monthly Principal Date to the extent that they are necessary to provide the required subordinated amount to senior classes of notes of the same series. If a class of subordinated notes cannot be paid because of the subordination provisions of the indenture, prefunding of the principal funding subaccounts for the senior notes of the same series will begin, as described in "--Targeted Deposits of Principal Collections to the Principal Funding Account." Thereafter, the subordinated notes will be paid on following Monthly Principal Dates only if:

      o enough notes of senior classes of that series are repaid so that the subordinated notes that are paid are no longer necessary to provide the required subordinated amount of the remaining senior notes; or

      o new classes of subordinated notes of that series are issued so that the subordinated notes that are paid are no longer necessary to provide the required subordinated amount of the outstanding senior notes; or

      o the principal funding accounts of the senior classes of notes of that series are prefunded so that none of the subordinated notes that are paid are necessary to provide the required subordinated amount for senior notes of the same series; or

      o     the subordinated notes reach their legal maturity date.

On the legal maturity date of a class of notes, all amounts on deposit in the principal funding subaccount for that class, after giving effect to allocations, reallocations, deposits and sales of receivables, will be paid to the noteholders of that class, even if payment would reduce the amount of subordination protection below the required subordinated amount of the senior classes of notes of that series. See "--Targeted Deposits of Principal Collections to the Principal Funding Account--Prefunding of the Principal Funding Account for Senior Classes," "--Sale of Credit Card Receivables" and "--Final Payment of the Notes."

Limit on Allocations of Principal Collections of All Classes or Subclasses of Notes

      No principal collections will be allocated to a class or subclass of notes with a nominal liquidation amount of zero, even if the stated principal amount of that class or subclass of notes has not been paid in full. However, any funds in the applicable principal funding subaccount that are not reallocated to other classes of that series, any funds in the applicable interest funding subaccount, and in the case of Class C notes, any funds in the applicable Class C reserve account, will still be available to pay principal of and interest on that class of notes. If the nominal liquidation amount of a class of notes has been reduced due to reallocation of principal collections to pay interest on senior classes of notes or charge-offs of principal receivables in the master trust, it is possible for that class's nominal liquidation amount to be increased by allocations of Excess Finance Charge Collections.

Targeted Deposits to the Class C Reserve Account

      The Class C reserve account will initially not be funded. The Class C reserve account will not be funded unless and until finance charge collections generated by the master trust fall below a level specified in the applicable supplement to this prospectus. The Class C reserve account will be funded each month, as necessary, from finance charge collections allocated to the collateral certificate that month after payment of fees and expenses of the master trust servicer and the indenture trustee, targeted deposits to the interest funding account, reimbursement of charge-offs of principal receivables in the master trust that are allocated to the collateral certificate and reimbursement of any deficits in the nominal liquidation amounts of the notes.

      The aggregate deposit to be made to the Class C reserve account in each month from finance charge collections will be the sum of Class C reserve account deposits targeted to be made for each class or subclass of Class C notes. The amount of that deposit and the circumstances that require that deposit to be made will be set forth in the applicable supplement to this prospectus.

      If the aggregate deposit made to the Class C reserve account is less than the sum of the targeted deposits for each class of Class C notes, then the amount available will first be allocated to each class that requires a deposit pro rata based on the ratio of the nominal liquidation amount of that class to the aggregate nominal liquidation amount of all Class C notes that have a targeted deposit. Any amount in excess of the amount targeted to be deposited to the Class C reserve subaccount for any class of notes will be reallocated to classes of notes that did not receive their targeted deposits as a result of the initial allocation on the same basis until all available funds are applied.

      In addition, if a new issuance of notes of a multiple issuance series results in an increase in the funding deficit of the Class C reserve account for any subclass of Class C notes of that series, the issuer will make a cash deposit to that Class C reserve account in the amount of that increase. See "The Notes--Issuances of New Series, Classes and Subclasses of Notes."

Withdrawals from the Class C Reserve Account

      Withdrawals will be made from the Class C reserve subaccounts, but in no event more than the amount on deposit in the applicable Class C reserve subaccount, in the following order:

      o Interest, Payments with Respect to Derivative Agreements for Interest and Accretion on Discount Notes. If the amount on deposit in the interest funding subaccount for any class or subclass of Class C notes is insufficient to pay in full the amounts for which withdrawals are required, the amount of the deficiency will be withdrawn from the applicable Class C reserve subaccount and deposited into the applicable interest funding subaccount.

      o Payments of Principal and Payments with Respect to Derivative Agreements for Principal. If the amount on deposit in the principal funding subaccount for any class or subclass of Class C notes is insufficient to pay in full the amounts for which withdrawals are required, an amount equal to the lesser of (i) the amount of the deficiency and (ii) the amount by which the nominal liquidation amount of the class or subclass of Class C notes plus funds on deposit in the applicable Class C principal funding subaccount is less than the outstanding dollar principal amount of the subclass of Class C notes will be withdrawn from the applicable Class C reserve subaccount and deposited into the applicable principal funding subaccount.

      o Amounts Treated as Finance Charge Collections. If at any time the amount on deposit in a Class C reserve subaccount is greater than the required amount, the excess will be withdrawn and treated as finance charge collections. In addition, after payment in full of any class or subclass of Class C notes, any amount remaining on deposit in the applicable Class C reserve subaccount will be withdrawn and treated as finance charge collections.

Sale of Credit Card Receivables

      If a class of notes has an event of default and is accelerated before its legal maturity date, the master trust may sell credit card receivables--or an interest in credit card receivables if appropriate tax opinions are received--if the conditions described in "Covenants, Events of Default and Early Redemption Events--Events of Default" are satisfied. This sale will take place at the option of the indenture trustee or at the direction of the holders of a majority of aggregate outstanding dollar principal amount of notes of that class. Those majority holders will also have the power to determine the time of the sale, except that any sale of receivables for a subordinated class of notes will be delayed until the senior classes of notes of the same series are prefunded to such an extent that the proceeds of the receivables are sufficient to provide the required subordination protection for the non-prefunded portion of the senior classes of that series. If principal of or interest on a class of notes has not been paid in full on the legal maturity date, the sale will automatically take place on that date. There may be only one sale of credit card receivables for each class of notes.

      The amount of credit card receivables sold will be up to 110% of the nominal liquidation amount of the class of notes that directed the sale to be made. The proceeds of the sale of receivables will be deposited into the principal funding account for the applicable class up to the outstanding dollar principal amount of the applicable class. Any excess will be deposited into the interest funding subaccount for that class, to be applied to future payments of interest and to reimburse withdrawals of proceeds of the sale of receivables from the principal funding subaccount of that class.

      In the case of any accelerated class of Class A notes, or any class of notes that has reached its legal maturity date, or any class of notes that is not prevented from being repaid by virtue of the subordination provisions of the indenture, the master trust will sell either an ownership interest in specific principal receivables and finance charge receivables, or an amortizing undivided interest in the pool of receivables in the master trust. In any other case, the master trust will sell a undivided interest in the pool of receivables in the master trust that is initially a revolving undivided interest in the pool of receivables in the master trust, that then converts either to an ownership interest in specific receivables or to an amortizing undivided interest in receivables. In this case, the undivided interest would revolve from the date of the sale until the earlier of the legal maturity date of the affected class of notes and the date when the affected class of notes is not prevented from being paid by the subordination provisions of the indenture. While an undivided interest is revolving, the principal collections allocated to it by the master trust will be treated as principal collections that are allocated to the notes and applied as described in item second under "--Allocation of Principal Collections to Accounts" or reinvested in credit card receivables in the master trust. In the case of an amortizing undivided interest, the principal collections allocated to it by the master trust will be paid to the purchaser, and will not be available to noteholders or reinvested. For both revolving and amortizing undivided interests, the finance charge collections allocated to the undivided interest will be paid to the purchaser, and will not be available to the noteholders. Both revolving and amortizing undivided interests will be reduced by a pro rata allocation of charged-off credit card receivables in the master trust.

      The nominal liquidation amount of the class of notes that directed the sale to be made will be reduced to zero. No more principal collections will be allocated to that class.

      The only sources of funds to pay principal of a class of notes that has directed a sale of credit card receivables will be the proceeds of the sale of receivables, receipts under derivative agreements, funds available in any applicable reserve account and funds available under item third under "--Allocation of Finance Charge Collections to Accounts" to reimburse amounts withdrawn from the principal funding subaccount of that class to provide subordination protection for senior classes of the same series. That class will not receive any further distributions of principal collections under the collateral certificate. Interest on that class of notes will be paid only with funds on deposit in that class's interest funding subaccount, investment earnings on funds in that class's principal funding subaccount, receipts under any derivative agreement and funds available in any applicable reserve account.

      If Class A notes direct a sale of credit card receivables to be made, the proceeds will be paid out on the next Monthly Principal Date following the date of the sale. However, proceeds of a sale directed by a subordinated class of notes will not be paid before the legal maturity date of that class, to the extent those notes are necessary to provide the required subordinated amount of a senior class of notes of the same series. If a class of notes cannot be paid because of the subordination provisions of the indenture, prefunding of the principal funding subaccounts for the senior notes of the same series--which will have begun when the subordinated class had its event of default--will continue as described in "--Targeted Deposits of Principal Collections to the Principal Funding Account." Thereafter, receivables sales proceeds will be paid to the applicable noteholders when the subordination provisions of the indenture permit, or on the legal maturity date of the applicable notes. On the legal maturity date of a subordinated class of notes, any funds on deposit in that class's principal funding subaccount will be paid to the noteholders of that class, even if payment would reduce the amount of subordination protection below the required subordinated amount of the senior classes of that series.

      So long as the proceeds of sales of credit card receivables are on deposit in the principal funding subaccount for a subordinated class of notes, those funds will be treated like principal collections for purposes of reallocations to pay interest on senior classes of notes, or to reimburse charge-offs of principal receivables in the master trust, to the extent that the nominal liquidation amount of that class would have been available for the same purposes. The proceeds of sales of credit card receivables on deposit in the principal funding subaccount for a subordinated class of notes will not be reallocated to the principal funding subaccount for a senior class if the senior classes of notes of that series have reached their expected principal payment date, or have an early redemption event, event of default or other optional or mandatory redemption, or require prefunding, or for the other purposes described under "--Targeted Deposits of Principal Collections to the Principal Funding Account."

      If a class of notes directs a sale of credit card receivables, then that class will no longer be entitled to subordination protection from subordinated classes of notes of the same series. However, the proceeds of the sale of credit card receivables on deposit in the principal funding subaccount for a subordinated class of notes continue to provide subordination protection to the senior classes of notes of the same series until the legal maturity date of the subordinated class of notes.

      Classes of notes that have directed sales of credit card receivables are generally not considered to be outstanding under the indenture, including for purposes of

      o     allocations of finance charge collections and principal collections,

      o computing the required subordinated amount available for new issuances of senior notes of a multiple issuance series, and

      o computing Surplus Finance Charge Collections and the weighted average interest rate of the notes.

      After giving effect to a sale of receivables for a class of notes, the amount of proceeds on deposit in a principal funding subaccount may be less than the outstanding dollar principal amount of that class. This deficiency can arise because the nominal liquidation amount of that class was reduced before the sale of receivables or if the sale price for the receivables was low. These types of deficiencies will not be reimbursed. A deficiency can also arise if proceeds on deposit in a subordinated class's principal funding subaccount have been reallocated to pay interest on senior classes of notes or reimburse charge-offs of principal receivables in the master trust. Until the legal maturity date of a class of notes, finance charge collections under item third under "--Allocation of Finance Charge Collections to Accounts" that are available to reimburse reductions in the nominal liquidation amount of the notes will be shared pro rata to reimburse this kind of deficiency.

Final Payment of the Notes

      Noteholders will not be entitled to payment of principal, or in the case of foreign currency notes, to have any payment made by the issuer under a derivative agreement with respect to principal, in excess of the highest outstanding dollar principal amount of that class

      o minus, any unreimbursed reductions in the nominal liquidation amount of that class from charge-offs of principal receivables in the master trust;

      o minus, any unreimbursed reallocations of principal collections to pay interest on senior classes of notes; and

      o plus, in the case of classes of Class C notes, funds in the applicable Class C reserve account.

      As an exception to this rule, the proceeds of a sale of receivables following acceleration or on the legal maturity date of a class of notes will be available to the extent necessary to pay the outstanding dollar principal amount of that class on the date of the sale.

      A class of notes will be considered to be paid in full, the holders of those notes will have no further right or claim, and the issuer will have no further obligation or liability for principal or interest, on the earliest to occur of

      o the date of the payment in full of the stated principal amount of and all accrued interest on that class of notes;

      o the date on which the outstanding dollar principal amount of that class of notes is reduced to zero, and all accrued interest on that class of notes is paid in full; or

      o on the legal maturity date of that class of notes, after giving effect to all deposits, allocations, reallocations, sales of credit card receivables and payments to be made on that date.

Pro Rata Payments Within a Class or Subclass

      With respect to single issuance series, all notes of a class will receive payments of principal and interest pro rata based on the outstanding dollar principal amount of each note in that class. With respect to multiple issuance series, all notes of a subclass will receive payments of principal and interest pro rata based on the outstanding dollar principal amount of each note in that subclass.

                        COVENANTS, EVENTS OF DEFAULT AND
                             EARLY REDEMPTION EVENTS

Issuer Covenants

      The issuer will not, among other things

      o except as expressly permitted by the indenture or related documents, sell, transfer, exchange or otherwise dispose of any of the assets of the issuer that constitutes collateral for the notes, unless directed to do so by the indenture trustee,

      o claim any credit on or make any deduction from the principal and interest payable on the notes, other than amounts withheld under the Internal Revenue Code or other applicable tax law,

      o     voluntarily dissolve or liquidate, or

      o permit (A) the validity or effectiveness of the indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted by the indenture, (B) any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the collateral for the notes or proceeds thereof except as may be created by the terms of the indenture or (C) the lien of the indenture not to constitute a valid security interest in the assets of the issuer that secure the notes.

      The issuer may not engage in any activity other than the activities specified under "The Issuer." The issuer will not incur, assume or guarantee any indebtedness for borrowed money other than indebtedness incurred on the notes and under the indenture.

Events of Default

      Each of the following events is an "event of default" for any class of notes:

      o the issuer's failure, uncured after five business days, to pay interest on any note of that class when due;

      o the issuer's failure to pay the stated principal amount of any note of that class on its legal maturity date;

      o the issuer's default in the performance, or breach, of any other of its covenants or warranties in the indenture, uncured 60 days after written notice by the indenture trustee or by the holders of 10% of the aggregate outstanding dollar principal amount of the outstanding notes of the affected class--other than a covenant or warranty included in the indenture solely for the benefit of series or classes of notes other than that particular class--and that default or breach is materially adverse to those noteholders;

      o the occurrence of some events of bankruptcy, insolvency or reorganization of the issuer; and

      o any additional events of default specified in the applicable supplement to this prospectus for that class.

      Notes other than the notes offered by this prospectus may have different events of default, to the extent acceptable to the rating agencies.

      Failure to pay the full stated principal amount of a note on its expected principal payment date will not constitute an event of default. An event of default with respect to one class of notes will not necessarily be an event of default with respect to any other class of notes.

      The occurrence of some events of default involving the bankruptcy or insolvency of the issuer results in an automatic acceleration of all of the notes. If other events of default occur and are continuing with respect to any class, either the indenture trustee or the holders of more than 50% in aggregate outstanding dollar principal amount of the notes of that class may declare the principal of all those outstanding notes to be immediately due and payable. This declaration of acceleration may generally be rescinded by the holders of a majority in aggregate outstanding dollar principal amount of outstanding notes of that class.

      If a class of notes is accelerated before its legal maturity date, the indenture trustee may at any time thereafter, and at the direction of the holders of a majority of aggregate outstanding dollar principal amount of notes of that class at any time thereafter will, direct the master trust to sell credit card receivables--or an interest in credit card receivables if appropriate tax opinions are received--as described in "Deposit and Application of Funds-- Sale of Credit Card Receivables," but only if at least one of the following conditions is met:

      o     90% of the holders of the accelerated class of notes consent; or

      o the proceeds of the sale would be sufficient to pay all outstanding amounts due on the accelerated class of notes; or

      o the indenture trustee determines that the funds to be allocated to the accelerated class of notes, taking into account finance charge collections and principal collections allocable to the collateral certificate, payments to be received under derivative agreements and amounts on deposit in the applicable principal funding subaccount and interest funding subaccount and, in the case of Class C notes, the applicable Class C reserve subaccount is not likely to be sufficient to make payments on the accelerated notes when due, and the holders of 66 2/3%ofthe aggregate outstanding principal dollar amount of notes of the accelerated class consent to the sale.

If net sale proceeds of the credit card receivables would be less than the nominal liquidation amount of accelerated subordinated notes, prefunding of the principal funding subaccounts for the senior classes will begin and continue until the principal funding subaccounts have been prefunded to the extent necessary to permit the sale of the applicable credit card receivables and deposit of proceeds of the sale to the principal funding subaccount for the subordinated class. See "Deposit and Application of Funds--Targeted Deposits of Principal Collections to the Principal Funding Account--Prefunding of the Principal Funding Account for Senior Classes." The sale of credit card receivables will be delayed until the prefunding is complete or until the legal maturity date of the accelerated notes.

      In addition, as a condition to a sale of an undivided interest in receivables rather than an absolute ownership, the indenture trustee must obtain appropriate tax opinions.

      If a sale of credit card receivables does not take place following an acceleration of a class of notes, then:

      o The issuer will continue to hold the collateral certificate, and distributions on the collateral certificate will continue to be applied in accordance with the distribution provisions of the indenture.

      o Principal and interest will be paid monthly on the accelerated class of notes to the extent funds are received from the master trust and available to the accelerated class after giving effect to all allocations and reallocations and to the extent payment is permitted by the subordination provisions of the accelerated class.


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


      o If the accelerated notes are of a subordinated class, and subordination requirements prevent the payment of the accelerated subordinated class, prefunding of the senior classes of that series will begin, as described in "Deposit and Application of Funds--Targeted Deposits of Principal Collections to the Principal Funding Account." Thereafter, payment will be made to the extent described in "Deposit and Application of Funds--Limit on Repayments of Subordinated Classes of Single Issuance Series" and "--Limit on Repayments of Subordinated Classes of Multiple Issuance Series."

      o On the legal maturity date of the accelerated notes, if the notes have not been paid in full and if the notes have a nominal liquidation amount in excess of zero, the indenture trustee will direct the master trust to sell credit card receivables as described under "Deposit and Application of Funds--Final Payment of the Notes."

      The holders of a majority in aggregate outstanding dollar principal amount of any accelerated class of notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred on the indenture trustee. However, this right may be exercised only if the direction provided by the noteholders does not conflict with applicable law or the indenture or have a substantial likelihood of involving the indenture trustee in personal liability.

      Generally, if an event of default occurs and any notes are accelerated, the indenture trustee is not obligated to exercise any of its rights or powers under the indenture unless the holders of affected notes offer the indenture trustee reasonable indemnity. Upon acceleration of the maturity of a series or class of notes following an event of default, the indenture trustee will have a lien on the collateral for those notes ranking senior to the lien of those notes for its unpaid fees and expenses.

      If an event of default occurs consisting of failure to pay principal of or interest on a class of notes in full on the legal maturity date, the issuer will automatically direct the master trust to sell credit card receivables on that date, as described in "Deposit and Application of Funds--Sale of Credit Card Receivables."

      The indenture trustee has agreed, and the noteholders will agree, that they will not at any time institute against the issuer, the Banks or the master trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Early Redemption Events

      The issuer is required to redeem in whole or in part, to the extent that funds are available for that purpose, any class of notes of a series upon the occurrence of an early redemption event with respect to that class. Early redemption events include the following:

      o     the occurrence of a note's expected principal payment date;

      o each of the early amortization events applicable to the collateral certificate, as described under "The Master Trust--Early Amortization Events";


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      o     mandatory prepayment of the entire collateral certificate resulting from a breach of a representation or warranty by the Banks under the pooling and servicing agreement;

      o the amount of Surplus Finance Charge Collections averaged over any three consecutive months being less than the Required Surplus Finance Charge Amount for the most recent month;

      o with respect to any subclass of notes, at any time when the issuer has requested the master trust to make a payment of principal collections to the principal funding subaccount for that subclass of notes, the Portfolio Yield for any month is less than the weighted average interest rates for all notes of the same group as of the last day of the month, taking into account all net payments to be made or received under Performing derivative agreements;

      o the issuer becoming an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

      o with respect to any subclass of notes that has funds on deposit in its principal funding subaccount on the last day of any month, other than any proceeds of the sale of receivables as described under "Deposit and Application of Funds--Sale of Credit Card Receivables," the amount of the designated sellers' interest described under "Deposit and Application of Funds--Deposit of Principal Funding Subaccount Earnings in Interest Funding Subaccounts; Principal Funding Subaccount Earnings Shortfall" is less than the aggregate amount of those principal funding subaccount deposits; or

      o any additional early redemption event specified in a supplement to this prospectus.

      Notes other than the notes offered by this prospectus may have different early redemption events, to the extent acceptable to the rating agencies.

      The redemption price of a note so redeemed will be the outstanding dollar principal amount of that note, plus accrued interest--or, in the case of discount notes, principal accreted--but unpaid on that note to but excluding the date of redemption, which will be the next Monthly Principal Date. If the amount of principal collections and finance charge collections of credit card receivables allocable to the class of notes to be redeemed, together with funds on deposit in the applicable principal funding subaccount, interest funding subaccount and, in the case of Class C notes, the Class C reserve account are insufficient to pay the redemption price in full on the next Monthly Principal Date after giving effect to subordination and allocations to any other notes ranking equally with that note, monthly payments on the notes to be redeemed will thereafter be made on each Monthly Principal Date until the outstanding dollar principal amount of the notes plus all accrued and unpaid interest is paid in full, or the legal maturity date of the notes occurs, whichever is earlier.

      No principal collections will be allocated to a class of notes with a nominal liquidation amount of zero, even if the outstanding dollar principal amount of that class has not been paid in full. However, any funds in the applicable principal funding subaccount that are not reallocated to other classes of that series, and any funds in the applicable interest funding subaccount and, in the case of Class C notes, the Class C reserve account will still be available



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

to pay principal of and interest on that class of notes. In addition, if Excess Finance Charge Collections are available, they can be applied to reimburse reductions in the nominal liquidation amount of that class resulting from reallocations of principal collections to pay interest on senior classes of notes, or from charge-offs of principal receivables in the master trust.

      Payments on redeemed notes will be made in the same priority as described in "The Notes--Subordination of Principal." The issuer will give notice to holders of the affected notes before an early redemption date.

                         MEETINGS, VOTING AND AMENDMENTS

Meetings

      The indenture trustee may call a meeting of the holders of notes of a series or class at any time. The indenture trustee will call a meeting upon request of the issuer or the holders of at least 10% in aggregate outstanding dollar principal amount of the outstanding notes of the series or class. In any case, a meeting will be called after notice is given to holders of notes in accordance with "Notices and Reports--Notices."

      The quorum for a meeting is a majority of the holders of the outstanding dollar principal amount of the notes, the series of notes or the class of notes that is to have the meeting, as the case may be, unless a higher percentage is specified for approving action taken at the meeting, in which case the quorum is the higher percentage.

Voting

      Any action or vote to be taken by the holders of a majority or larger specified percentage of the notes, any series of notes or any class of notes may be adopted by the affirmative vote of the holders of a majority or the applicable larger specified percentage in aggregate outstanding dollar principal amount of the outstanding notes, of that series or of that class, as the case may be.

      Any action or vote taken at any meeting of holders of notes duly held in accordance with the indenture will be binding on all holders of the affected notes or the affected series or class of notes, as the case may be.

      Notes held by the issuer, either Bank, or their affiliates will not be deemed outstanding for purposes of voting or calculating quorum at any meeting of noteholders.

Amendments to the Pooling and Servicing Agreement

      The Banks and the master trust trustee may amend the pooling and servicing agreement and any supplement to that agreement without the consent of the master trust investor certificateholders so long as the master trust trustee receives an opinion of counsel that the amendment will not materially adversely affect the interests of the investor certificateholders and the rating agencies confirm that the amendment will not cause the rating assigned to any outstanding series or class to be withdrawn or reduced. Accordingly, neither the issuer nor any holder of any note will be entitled to vote on any such amendment.


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


      The pooling and servicing agreement and any supplement to that agreement may also be amended with the consent of master trust investor certificateholders holding not less than 66 2/3% of the aggregate outstanding dollar principal amount of the investor certificates of all adversely affected series for the purpose of adding, changing or eliminating any provisions of the agreement or any supplement or of modifying the rights of those investor certificateholders. However, no amendment may

      o reduce the amount of, or delay the timing of, any distribution to be made to investor certificateholders or the amount available under any series enhancement without the consent of each affected investor certificateholder,

      o change the definition or the manner of calculating the interest of any investor certificate without the consent of each affected investor certificateholder,

      o reduce the percentage of investor certificateholders required to consent to any amendment without the consent of each investor certificateholder, or

      o adversely affect the rating of any series or class of investor certificates without the consent of investor certificateholders holding not less than 66 2/3% of the aggregate outstanding dollar principal amount of that series or class.

      For purposes of any vote or consent under the pooling and servicing agreement

      o that requires the consent or vote of each holder of a master trust investor certificate, each holder of a note will be treated as a holder of an investor certificate under the pooling and servicing agreement;

      o that requires the consent or vote of any series of investor certificates, each series of notes will be treated as a series of investor certificates under the pooling and servicing agreement;

      o that requires the consent or vote of any class of investor certificates, each class of notes of a single issuance series and each subclass of notes of a multiple issuance series will be treated as a class of investor certificates under the pooling and servicing agreement; and

      o any notes owned by the issuer, the Banks or any of their affiliates will be deemed not to be outstanding.

Amendments to the Indenture

      The issuer and the indenture trustee may modify and amend the indenture or any supplemental indenture with the consent of the holders of not less than a majority in aggregate dollar principal amount of the outstanding notes of each series affected by that modification or amendment. However, if the modification or amendment would result in any of the following events occurring, it may be made only with the consent of the holders of each outstanding note affected by the modification or amendment:


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


      o a change in any date scheduled for the payment of interest on any note, the expected principal payment date or legal maturity date of any note, or the date determined for any mandatory or optional redemption of any note;

      o a reduction of the stated principal amount, outstanding dollar principal amount or nominal liquidation amount of, or interest rate on, any note;

      o an impairment of the right to institute suit for the enforcement of any payment on any note;

      o a reduction of the percentage in outstanding dollar principal amount of notes of any series or class, the consent of whose holders is required for modification or amendment of the indenture or any supplemental indenture or for waiver of compliance with provisions of the indenture or supplemental indenture or for waiver of defaults;

      o permission is given to create any lien ranking senior to the lien of the indenture or terminate the lien of the indenture;

      o a change in any obligation of the issuer to maintain an office or agency in the places and for the purposes required by the indenture; or

      o a change in the method of computing the amount of principal of, or interest on, any note on any date.

      The issuer and the indenture trustee may also amend, supplement or otherwise modify the indenture without the consent of any noteholders in any manner that would not adversely affect, in any material respect, the interests of the noteholders, including for purposes of curing ambiguities, making minor corrections, and providing for the new issuances of notes. In addition, without the consent of any noteholders, the issuer may amend the indenture to change the amount of subordination required or available for any class of notes of a multiple issuance series, or the method of computing the amount of that subordination, so long as the issuer has received confirmation from the rating agencies that the change will not result in the rating assigned to any outstanding notes to be withdrawn or reduced.

      The holders of a majority in aggregate outstanding dollar principal amount of the notes of a series may waive, on behalf of the holders of all the notes of that series, compliance by the issuer with specified restrictive provisions of the indenture.

      The holders of a majority in aggregate outstanding dollar principal amount of the notes of an affected series or class may, on behalf of all holders of notes of that series or class, waive any past default under the indenture with respect to notes of that series or class. However, the consent of the holders of all outstanding notes of a class is required to waive any past default in the payment of principal of, or interest on, any note of that class or in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holders of each outstanding note of that class.


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


Amendments to the Trust Agreement

      The Banks and the issuer trustee may amend the trust agreement without the consent of the noteholders so long as the indenture trustee receives an opinion of counsel that the amendment will not adversely affect in any material respect the interests of the noteholders and the rating agencies confirm that the amendment will not cause the rating assigned to any outstanding series or class of notes to be withdrawn or reduced. Accordingly, neither the indenture trustee nor any holder of any note will be entitled to vote on any such amendment.

      The trust agreement may also be amended with the consent of noteholders holding not less than 66 2/3% of the aggregate outstanding dollar principal amount of the notes of all adversely affected series for the purpose of adding, changing or eliminating any provisions of the agreement or of modifying the rights of those investor certificateholders.

Tax Opinions for Amendments

      No amendment to the indenture or the trust agreement will be effective unless the issuer has delivered to the indenture trustee and the rating agencies an opinion of counsel that:

      o for federal and South Dakota income and franchise tax purposes (1) the amendment will not adversely affect the characterization as debt of any outstanding series or class of master trust investor certificates issued by the master trust, other than the collateral certificate, (2) the amendment will not cause a taxable event to holders of master trust investor certificates, and (3) following the amendment, the master trust will not be an association, or publicly traded partnership, taxable as a corporation; and

      o for federal and Delaware income and franchise tax purposes (1) the amendment will not adversely affect the characterization of the notes of any outstanding series or class as debt, (2) the amendment will not cause a taxable event to holders of any outstanding notes, and (3) following the amendment, the issuer will not be an association, or publicly traded partnership, taxable as a corporation.

                               NOTICES AND REPORTS

Notices

      Notices to holders of notes will be given by mail sent to the addresses of the holders as they appear in the note register.

Issuer's Annual Compliance Statement

      The issuer is required to furnish annually to the indenture trustee a statement concerning its performance or fulfillment of covenants, agreements or conditions in the indenture as well as the presence or absence of defaults under the indenture.

Indenture Trustee's Annual Report

      The indenture trustee, to the extent required under the Trust Indenture Act of 1939, will mail each year to all registered noteholders a report concerning


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


      o its eligibility and qualifications to continue as trustee under the indenture,

      o     any amounts advanced by it under the indenture,

      o the amount, interest rate and maturity date or indebtedness owing by the issuer to it in the indenture trustee's individual capacity,

      o     the property and funds physically held by it as indenture trustee,

      o any release or release and substitution of collateral subject to the lien of the indenture that has not previously been reported, and

      o any action taken by it that materially affects the notes and that has not previously been reported.

List of Noteholders

      Three or more holders of notes of any series, each of whom has owned a note for at least six months, may, upon written request to the indenture trustee, obtain access to the current list of noteholders of the issuer for purposes of communicating with other noteholders concerning their rights under the indenture or the notes. The indenture trustee may elect not to give the requesting noteholders access to the list if it agrees to mail the desired communication or proxy to all applicable noteholders.

Reports

      Monthly reports containing information on the notes and the collateral securing the notes will be filed with the Securities and Exchange Commission. These reports will not be sent to noteholders. See "Where You Can Find Additional Information" for information as to how these reports may be accessed.

      On or before January 31 of each calendar year, the paying agent, on behalf of the indenture trustee, will furnish to each person who at any time during the prior calendar year was a noteholder of record a statement containing the information required to be provided by an issuer of indebtedness under the Internal Revenue Code. See "Tax Matters."

                                THE MASTER TRUST

      Citibank Credit Card Master Trust I is a New York common law trust formed by Citibank (South Dakota) and Citibank (Nevada) in May 1991 to securitize a portion of their portfolios of credit card receivables. The master trust is operated pursuant to a pooling and servicing agreement among Citibank (South Dakota), as seller and servicer, Citibank (Nevada), as seller, and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee.

      The Banks have acquired, and may acquire in the future, credit card receivables in accounts owned by their affiliates and transfer those receivables to the master trust. In addition, other affiliates of the Banks may in the future sell credit card receivables to the master trust by becoming additional sellers under the pooling and servicing agreement.


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


      The master trust does not engage in any activity other than acquiring and holding trust assets and the proceeds of those assets, issuing series of investor certificates, making distributions and related activities.

      The master trust has no employees and does not conduct unrelated business activities.

Master Trust Assets

      The master trust assets consist primarily of credit card receivables arising in a portfolio of revolving consumer credit card accounts, and collections on the accounts. The Banks sell and assign the credit card receivables to the master trust. The receivables arise in accounts that are generated under MasterCard International or VISA programs. The accounts are originated by Citibank (South Dakota) or one of its affiliates or purchased from other credit card issuers.

      Citibank (South Dakota) is the owner of all of the credit card accounts designated to the master trust, but has sold a participation in the credit card receivables in some of the accounts to Citibank (Nevada) before their conveyance to the master trust.

      Some of the accounts designated to the master trust were originated and owned by Universal Bank, N.A., an affiliate of the Banks which merged into Citibank (South Dakota) on January 7, 2002. These Universal accounts consist solely of MasterCard and VISA revolving credit card accounts originated under the AT&T Universal Card program. The AT&T Universal Card combines a credit card and a separate AT&T calling card. The calling card feature allows cardholders to charge local, long distance and international calls and other telecommunications services to their accounts.

      Calling card receivables in the designated Universal accounts are not initially included in the master trust's assets. However, to the extent the cardholder finances the calling card transaction-- that is, does not pay it in full when billed--the receivable and its related finance charges become assets of the master trust. As described in "The Master Trust Receivables and Accounts" attached as Annex I to the supplement to this prospectus, minimum monthly payments required from cardholders of the AT&T Universal Card cover all calling card transactions, and payments received from cardholders are credited against calling card transactions first.

      Accounts designated to the master trust must meet the eligibility requirements specified in the pooling and servicing agreement. Eligible accounts are revolving credit card accounts that

      o are in existence and maintained by Citibank (South Dakota) or one of its affiliates,

      o     are payable in U.S. dollars,

      o in the case of the initial accounts designated to the master trust, have a cardholder with a billing address located in the United States or its territories or possessions or a military address,

      o have a cardholder who has not been identified as being involved in a voluntary or involuntary bankruptcy proceeding,

      o have not been identified as an account with respect to which the related card has been lost or stolen,


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


      o have not been sold or pledged to any other party except for any sale to the Banks,

      o do not have receivables that have been sold or pledged to any other party other than any sale of receivables to the Banks, and

      o in the case of the initial accounts designated to the master trust, are MasterCard or VISA revolving credit card accounts.

      Citibank (South Dakota) believes that the accounts are representative of the eligible accounts in its portfolio and that the inclusion of the accounts, as a whole, does not represent an adverse selection by it from among the eligible accounts. See "The Master Trust Receivables and Accounts" attached as Annex I to the supplement to this prospectus for financial information on the receivables and the accounts.

      The Banks are compensated for the transfer of the credit card receivables to the master trust from two sources: (1) the net cash proceeds received by the Banks, as owners of the sellers' interest, from the sale to third party investors of certificates representing beneficial ownership interests in receivables held through the master trust and (2) the increase in the amount of the sellers' interest, which represents the beneficial interest in the pool of receivables retained by the Banks and not sold to third party investors.

      The Banks may, at their option, designate additional credit card accounts to the master trust, the receivables in which will be sold and assigned to the master trust. This type of designation is referred to as a "lump addition." Since the creation of the master trust, the Banks have made lump additions and may make lump additions in the future.

      In addition, the Banks are required to make a lump addition if as of the end of any calendar week the total amount of principal receivables in the master trust is less than the amount required by the rating agencies that rate the certificates purchased by the investors. After a required lump addition, the total amount of principal receivables in the master trust will be at least equal to the required amount. A lump addition consists of

      o credit card receivables arising in eligible accounts in Citibank (South Dakota)'s or another affiliate's credit card portfolio,

      o credit card receivables arising in portfolios of revolving credit card accounts acquired by the Banks from other credit card issuers,

      o credit card receivables arising from nonpremium and premium MasterCard and VISA credit card accounts previously transferred by the Banks to other trusts formed by the Banks that have reached their maturity dates,

      o credit card receivables arising in any other revolving credit card accounts of a type that has previously not been included in the accounts, and

      o participations representing undivided interests in a pool of assets primarily consisting of revolving credit card accounts and collections on those accounts.


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


      The Banks may also designate newly originated credit card accounts--or "new accounts"--to be included as accounts, if they meet the conditions in the pooling and servicing agreement. The number of new accounts designated for any quarterly period may not exceed 15% of the number of accounts as of the first day of that period, and the number of new accounts designated during any calendar year may not exceed 20% of the number of accounts as of the first day of that calendar year, unless the rating agencies otherwise consent. Since the creation of the master trust, the Banks have designated new accounts and the Banks may continue to do so in the future.

      Credit card accounts designated to the master trust in the future may have different eligibility criteria from those used in selecting the initial accounts and may not be accounts of the same type previously included in the master trust. Therefore, we cannot provide any assurance that additional accounts will be of the same credit quality as the accounts currently designated to the master trust. These additional accounts may contain receivables that consist of fees, charges and amounts that are different from the fees, charges and amounts applicable to the accounts previously designated to the master trust. These additional accounts may also have different credit limits, balances and ages. In addition, the inclusion in the master trust of additional accounts with lower periodic finance charges may reduce the Portfolio Yield of the master trust receivables. The Banks intend to file with the Securities and Exchange Commission, on behalf of the master trust, a Current Report on Form 8-K with respect to any addition of accounts that would have a material effect on the composition of the accounts.

      The Banks may remove the receivables in some of the credit card accounts, if they meet the conditions in the pooling and servicing agreement. These conditions include:

      o the rating agencies confirm that the removal will not cause the rating assigned to any outstanding series or class of master trust investor certificates to be withdrawn or reduced, and

      o the Banks deliver an officers' certificate that the Banks reasonably believe that the removal will not (1) cause an early amortization event or a reduction of the amount of finance charge collections for any series of master trust investor certificates below the level required by the rating agencies that have rated the certificates issued by the master trust or (2) adversely affect the amount or timing of payments to investor certificateholders of any series.

      Citibank (South Dakota)--and any affiliate that owns accounts designated to the master trust--has the right to change or terminate any terms, conditions, services or features of the accounts, including increasing or decreasing periodic finance charges or minimum payments.

      Citibank (South Dakota) has agreed--and each affiliate that owns accounts designated to the master trust will agree--that, except as otherwise required by law or it deems necessary to maintain its credit card business on a competitive basis, it will not take actions that reduce the Portfolio Yield on the receivables in the master trust to be less than the sum of

      o the weighted average certificate rate of each class of investor certificates of each series, and

      o the weighted average of the net servicing fee rate allocable to each class of investor certificates of each series.


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


      In addition, Citibank (South Dakota) has agreed--and each affiliate that owns accounts designated to the master trust will agree--that, unless required by law, it will not reduce the Portfolio Yield to less than the highest certificate rate for any outstanding series or class of master trust investor certificates. Citibank (South Dakota) has also agreed--and each affiliate that owns accounts designated to the master trust will agree--that it will change the terms relating to the credit card accounts designated to the master trust only if that change is made applicable to a comparable segment of the portfolio of accounts with similar characteristics owned or serviced by it, and not only to the accounts designated to the master trust.

      On the issuance date for a series of master trust investor certificates the Banks make representations and warranties to the master trust relating to the credit card receivables and accounts, including the following:

      o each account was an eligible account generally as of the date the receivables arising in that account were initially conveyed to the master trust,

      o each of the receivables then existing in the accounts is an eligible receivable, and

      o as of the date of creation of any new receivable, that receivable is an eligible receivable.

Eligible receivables are credit card receivables

      o     that have arisen under an eligible account,

      o that were created in compliance in all material respects with all requirements of law and pursuant to a credit card agreement that complies in all material respects with all requirements of law,

      o with respect to which all material consents, licenses, approvals or authorizations of, or registrations with, any governmental authority required to be obtained or given in connection with the creation of that receivable or the execution, delivery, creation and performance by Citibank (South Dakota) or by the original credit card issuer, if not Citibank (South Dakota), of the related credit card agreement have been duly obtained or given and are in full force and effect,

      o as to which at the time of their transfer to the master trust, the Banks or the master trust have good and marketable title, free and clear of all liens, encumbrances, charges and security interests,

      o that have been the subject of a valid sale and assignment from the Banks to the master trust of all the Banks' right, title and interest in the receivable or the grant of a first priority perfected security interest in the receivable and its proceeds,

      o that will at all times be a legal, valid and binding payment obligation of the cardholder enforceable against the cardholder in accordance with its terms, except for certain bankruptcy-related matters,


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


      o that at the time of their transfer to the master trust, have not been waived or modified except as permitted under the pooling and servicing agreement,

      o that are not at the time of their transfer to the master trust subject to any right of rescission, set off, counterclaim or defense, including the defense of usury, other than certain bankruptcy-related defenses,

      o as to which the Banks have satisfied all obligations to be fulfilled at the time it is transferred to the master trust,

      o as to which the Banks have done nothing, at the time of its transfer to the master trust, to impair the rights of the master trust or investor certificateholders, and

      o that constitutes an "account" under the Uniform Commercial Code in effect in the States of Nevada and South Dakota.

If the Banks breach any of these representations or warranties and the breach has a material adverse effect on the investor certificateholders' interest, the receivables in the affected account will be reassigned to the Banks if the breach remains uncured after a specified cure period. In general, the sellers' interest will be reduced by the amount of the reassigned receivables. However, if there is not sufficient sellers' interest to bear the reduction, the Banks are obligated to contribute funds equal to the amount of the deficiency.

      Each Bank also represents and warrants to the master trust that as of the issuance date for a series of investor certificates the pooling and servicing agreement and related series supplement create a valid sale, transfer and assignment to the master trust of all right, title and interest of that Bank in the receivables or the grant of a first priority perfected security interest in those receivables under the Uniform Commercial Code. If the Banks breach this representation and warranty and the breach has a material adverse effect on the investor certificateholders' interest, the master trust trustee or the holders of the investor certificates may direct the Banks to accept the reassignment of the receivables in the master trust. The reassignment price will generally be equal to the aggregate invested amount of all series of investor certificates, including the collateral certificate, issued by the master trust, plus accrued and unpaid interest on those certificates.

      We cannot assure that all of the credit card accounts designated to the master trust will continue to meet the eligibility requirements that were satisfied upon their inclusion in the master trust throughout the life of the master trust.

The Servicer

      The pooling and servicing agreement designates Citibank (South Dakota) to service the credit card accounts on behalf of the master trust. The servicer is required to service the accounts in accordance with customary and usual procedures for servicing credit card receivables. Its duties include billing, collecting and recording payments on the receivables, communicating with cardholders, investigating payment delinquencies on accounts, maintaining records for each cardholder account and other managerial and custodial functions.

      The servicer also deposits collections on the receivables into a collection account maintained for the master trust, calculates amounts from those collections to be allocated to each series of investor certificates issued by the master trust and prepares monthly reports.

      If the servicer defaults in the performance of its duties then the servicer may be terminated and the master trust trustee or a third party meeting the eligibility requirements specified in the pooling and servicing agreement will replace the servicer.

      The servicer receives a monthly fee as compensation for its servicing activities. For each series of master trust investor certificates, including the collateral certificate, the servicer receives monthly compensation generally equal to

      o 0.37% per annum of the invested amount of the investor certificates of that series so long as Citibank (South Dakota) or an affiliate is the servicer, or 0.77% per annum if there is a different servicer,

      o plus, the investor certificateholders portion of finance charge collections that is attributable to interchange up to a maximum amount equal to 1.50% per annum of the invested amount of the investor certificates of that series.

      The servicer's fee is paid from the finance charge collections allocated to each series. The servicer is responsible to pay from its servicing compensation expenses of the master trust, including the fees and expenses of the master trust trustee and independent accountants.

      For a description of the credit card business conducted by the servicer, see "The Credit Card Business of Citibank (South Dakota)" attached as Annex I to this prospectus.

Master Trust Issuances; Sellers' Interest

      The master trust is permitted to issue multiple series of investor certificates. Each series represents an undivided ownership interest in the assets of the master trust. The terms of each series are determined at the time of issuance and are contained in a supplement to the pooling and servicing agreement.

      The collateral certificate--which is the issuer's primary source of funds for payments on the notes--is a series of investor certificates.

      The ability of the master trust to issue a new series of investor certificates is limited by some conditions, including the conditions that the Banks deliver the required tax opinions, the issuance will not result in an early amortization event and the issuance will not cause the rating assigned to any outstanding series or class of investor certificates by the rating agencies to be withdrawn or reduced.

      The sellers' interest is the economic interest in the master trust remaining after subtracting from the aggregate economic interests in the master trust the interests represented by the collateral certificate and all other investor certificates issued by the master trust. The sellers' interest is owned by the Banks.


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Allocation of Collections, Losses and Fees

     Cardholder payments received each month are separated into principal collections and fin ance charge collections.

     In general, finance charge collections, principal collections, losses and expenses are allocated to the master trust investor certificates, including the collateral certificate, and to the sellers' interest as follows:

     o first, collections of finance charge receivables and collections of principal receivables are allocated among the different series of certificates issued by the master trust, including the collateral certificate, pro rata based on the invested amount of each series; and

     o second, following the allocation to each series, collections of finance charge receivables and principal receivables are further allocated between the investors in the series and the sellers' interest on a similar basis.

     There is an exception to the pro rata allocations described in the preceding paragraph. In the master trust, when the principal amount of an investor certificate other than the collateral certificate begins to amortize, a special allocation procedure is followed. In this case, collections of principal receivables continue to be allocated between investors in the series and the sellers' interest as if the invested amount of the series had not been reduced by principal collections deposited to a principal funding subaccount or paid to investors. Allocations of principal collections between the investors in a series and the sellers' interest is based on the invested amount of the series "fixed" at the time immediately before the first deposit of principal collections into a principal funding account or the time immediately before the first payment of principal collections to investors. Distributions of ongoing collections of finance charge receivables, as well as losses and expenses, however, are not allocated on this type of a fixed basis. In the case of the collateral certificate, each class of notes is treated as a separate series of investor certificates that becomes "fixed" immediately before the issuer begins to allocate principal collections to the principal funding subaccount for that class, whether for budgeted deposits or prefunding, or upon the occurrence of the expected principal payment date, an early redemption event, event of default or other optional or mandatory redemption.

     Principal collections that are allocated to any series of master trust investor certificates, including the collateral certificate, are first used to pay any principal of those investor certificates, or in the case of the collateral certificate, the notes, if due, and any excess is then reallocated to pay principal of any other series of investor certificates that has a shortfall of principal collections, including the collateral certificate. Principal collections that are not needed to pay investor certificates or notes are generally reinvested in newly generated credit card receivables.

     For the application of finance charge collections and principal collections that are allocated to the collateral certificate, see "Deposit and Application of Funds."


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


Early Amortization Events

     An early payout of principal to master trust investor certificateholders of a series, including the collateral certificate, will occur under the circumstances specified in the pooling and servicing agreement. Each condition is described as an "early amortization event." Early amortization events include:

     o the failure of either Bank to (1) make any payment or deposit required under the pooling and servicing agreement or the related series supplement within five business days after the payment or deposit was required to be made or (2) observe or perform any of its other covenants or agreements in the pooling and servicing agreement or series supplement, and that failure has a material adverse affect on investors and continues unremedied for 60 days after notice;

     o a breach of any representation or warranty made by the Banks in the pooling and servicing agreement or related series supplement that continues to be incorrect in any material respect for 60 days after notice;

     o the occurrence of some bankruptcy events relating to either Bank, referred to as "insolvency events";

     o the failure by the Banks to make a lump addition of credit card receivables to the master trust within five business days after the date it was required to be made;

     o the master trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

     o    the occurrence of a servicer default by Citibank (South Dakota); and

     o either of the Banks is unable to transfer credit card receivables to the master trust.

     A series of master trust investor certificates may have additional early amortization events applicable to that series. The collateral certificate does not have any additional amortization events applicable to it, but your notes may have early redemption events or events of default that may cause an early payment of principal of your notes.

     After an early amortization event occurs, principal collections will be used to make monthly payments of principal to the master trust investor certificateholders of that series until the earlier of payment of the outstanding principal amount of the certificates of that series and its legal maturity date. See "--Optional Termination; Final Payment of Master Trust Investor Certificates." An early amortization event for the collateral certificate is also an early redemption event for the notes. See "Covenants, Events of Default and Early Redemption Events--Early Redemption Events."

     In addition to the consequences of an early amortization event described in the preceding paragraph, if an insolvency event occurs the Banks will immediately cease to transfer credit card receivables to the master trust. After that time, the master trust trustee will sell the credit card receivables in the master trust in a commercially reasonable manner and on commercially reasonable terms unless holders of more than 50% of the unpaid principal amount of investor


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

certificates of each class of each series including the collateral certificate, the Banks--other than the insolvent Bank--and each other holder, if any, of an interest in the master trust, give the master trust trustee other instructions. The proceeds of that sale or liquidation will be applied to payments on the investor certificates.

Optional Termination; Final Payment of Master Trust Investor Certificates

     The Banks may repurchase the master trust investor certificates of a series--other than the collateral certificate--if the invested amount of the certificates of that series is five percent or less of the initial aggregate principal amount of the investor certificates. The purchase price will be equal to the invested amount, plus accrued interest.

     If the invested amount of the master trust investor certificates of a series is greater than zero on its legal maturity date, the master trust trustee will sell credit cards receivables in an amount, generally, of up to 110% of the invested amount. The net proceeds of the sale will be allocated to the investor certificates. Sale proceeds allocable to the collateral certificate will be treated as principal collections and allocated to the notes. The legal maturity date of the collateral certificate is September 7, 2020, but may be extended from time to time by notice from the issuer to the master trust, with the consent of the rating agencies that rate the notes and the delivery of the type of federal tax opinions needed for the issuance of a new series of notes. See "The Notes--Issuances of New Series, Classes and Subclasses of Notes."

                                   TAX MATTERS

     This section summarizes the material U.S. federal income tax consequences to noteholders. However, the discussion is limited in the following ways:

     o The discussion only covers you if you buy your notes in the initial offering-- including the initial offering of additional notes of an outstanding subclass.

     o The discussion only covers you if you hold your notes as a capital asset--that is, for investment purposes--and if you do not have a special tax status.

     o The discussion does not cover tax consequences that depend upon your particular tax circumstances. You should consult your tax advisor about the consequences of holding notes in your particular situation.

     o The discussion is based on current law. Changes in the law may change the tax treatment of the notes.

     o    The discussion does not cover state, local or foreign law.

     o The discussion does not cover every type of note that the issuer might issue. For example, it does not cover notes with an expected principal payment date within one year of issuance, foreign currency notes, or notes that are not to be characterized as debt for federal income tax purposes. If your notes are of a type not described in this summary, additional tax information will be provided in the applicable supplement to this prospectus.


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


     o The discussion does not apply to the initial issuance of a new subclass of notes issued at more than a small discount from their stated principal amount. More precisely, the discussion applies only if the discount is less than 1/4% times the number of full years from the issue date to the expected principal payment date of the notes. This discount is referred to as "de minimis OID." If the discount on the initial issuance of a new subclass of notes exceeds this de minimis amount, the original issue discount (OID) rules of the Internal Revenue Code will apply and additional information will be provided in a supplement to this prospectus.

     o There is no authority concerning many of the tax issues concerning the issuer and the notes. We have not requested a ruling from the Internal Revenue Service on the tax consequences of owning the notes. As a result, the Internal Revenue Service could disagree with portions of this discussion.

     Because of these limitations, and because of the uncertainties described under "--Other Possible Tax Characterizations," we strongly encourage you to consult your tax advisor before purchasing notes.

Tax Characterization of the Notes

     Cravath, Swaine & Moore LLP, special federal tax counsel to the Banks and the issuer, referred to in this capacity as "tax counsel," will provide an opinion to the issuer that the notes are properly characterized as indebtedness for federal income tax purposes. In addition, noteholders will agree, by acquiring notes, to treat the notes as debt of the Banks for federal, state and local income and franchise tax purposes. The Banks agree to treat the notes in the same manner for these purposes, although they will treat the notes as equity for some nontax purposes.

Tax Characterization of the Issuer

     Tax counsel will provide an opinion that the issuer will not be an association--or publicly traded partnership--taxable as a corporation for federal income tax purposes. As a result, the issuer will not have to pay federal income tax.

     The precise tax characterization of the issuer for federal income tax purposes is not certain. The Banks intend that the issuer be disregarded and treated as merely holding assets on behalf of the Banks as collateral for notes issued by the Banks. On the other hand, the issuer could be viewed as a separate entity for tax purposes, probably a partnership, issuing its own notes. This distinction, however, should not have a significant tax effect on noteholders except as stated under "--Other Possible Tax Characterizations."

U.S. and Non-U.S. Noteholders

     Many of the tax consequences of your owning notes depend upon whether you are a "U.S. noteholder" or a "non-U.S. noteholder."

     A "U.S. noteholder" is (a) an individual U.S. citizen or resident alien;
(b) a corporation, or entity taxable as a corporation for U.S. federal income tax purposes, that was created under U.S. law, whether federal or state; or (c) an estate or trust that must pay U.S. federal income tax on its worldwide income.


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


     A "non-U.S. noteholder" is a person or entity that is not a U.S.
noteholder.

     If a partnership holds notes, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. Partners of partnerships holding notes should consult their tax advisors.

Tax Consequences to U.S. Noteholders

   Interest

     Unless the OID rules apply as described in the next paragraph:

     o If you are a cash method taxpayer--which includes most individual noteholders-- you must report interest on the notes in your income when you receive it.

     o If you are an accrual method taxpayer, you must report interest on the notes in your income as it accrues.

   Possible OID on the Notes

     Your notes might be treated as having OID, even if they satisfy the requirement for de minimis OID described in the seventh bullet point under "--Tax Matters." This result could arise in two ways:

     o Interest on your notes is not paid in full on a scheduled payment date. Your notes might then be treated as having OID from that date until their principal is fully paid.

     o All notes might have OID from their date of issuance, because interest is only payable out of specified cash flows allocated to the collateral certificate. However, the Banks intend to take the position that OID does not arise under this rule.

     If your note has OID, all interest on the note would be taxable in accordance with the rules for accruing OID. In general, there would not be a significant adverse effect on you. However:

     o You would have to report interest income on the note as it accrues rather than when it is paid, even if you are on the cash method of accounting.

     o If the note was issued at a small discount from its face amount--that is, with de minimis OID--you would have to accrue that discount into income over the life of the note.

   Premium and Discount

     If you buy a note for more than its stated principal amount--disregarding accrued interest that you pay--the excess amount you pay will be "bond premium."


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


     o You can elect to use bond premium to reduce your taxable interest income from your note. Under the election, the total premium will be allocated to interest periods, as an offset to your interest income, on a "constant yield" basis over the life of your note. Under this rule, there is a smaller offset in the early periods and a larger offset in the later periods.

     o You make this election on your tax return for the year in which you acquire the note. If you make the election, it automatically applies to all debt instruments with bond premium that you own during that year or that you acquire at any time thereafter, unless the Internal Revenue Service permits you to revoke the election.

     You may be subject to the "market discount" rules of the Internal Revenue Code if you buy a note in an offering for less than its principal amount, and either:

     o you buy the note in the initial offering of a subclass of notes and you pay less than the initial offering price, or

     o you buy the note in an offering of additional notes of an outstanding subclass and you pay less than the initial offering price when the subclass was originally issued.

     The market discount rules apply as follows:

     o Market discount is the excess of the principal amount of a note over your purchase price. However, market discount is disregarded under a de minimis rule if it is less than 1/4% of the principal amount multiplied by the number of full years from your purchase date to the expected principal payment date of the note.

     o You are not required to accrue market discount into income on a current basis, although you can elect to do so. Unless you elect to do so, you may have ordinary income--to the extent of the accrued market discount-- on your sale, retirement or other disposition of your note, or on your receipt of a partial principal payment on your note. In addition, if you have any indebtedness allocable to your note, a portion of your interest deduction on that debt--to the extent of accrued and untaxed market discount on the note--may be deferred.

     Appropriate adjustments to tax basis are made in these situations. Noteholders in these situations should consult their tax advisors.

   Sale or Retirement of Notes

     On your sale or retirement of your note:

     o You will have taxable gain or loss equal to the difference between the amount received by you and your tax basis in the note.

     o Your tax basis in your note is your cost, after taking into account adjustments for OID, premium and discount.


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


     o Your gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if you held your note for more than one year. For an individual, the maximum tax rate on long term capital gains is 15% for gains recognized before January 1, 2009. Gain equal to accrued market discount will generally be ordinary income, as discussed under "--Premium and Discount."

     o If your note was issued at a de minimis OID, you must report that discount in your income as taxable gain on a proportionate basis as you receive principal of the note.

     o If you sell a note between interest payment dates, a portion of the amount you receive reflects interest that has accrued on the note but has not yet been paid by the sale date. That amount is treated as ordinary interest income and not as sale proceeds.

   Information Reporting and Backup Withholding

     Under the tax rules concerning information reporting to the Internal Revenue Service:

     o Assuming you hold your notes through a broker or other securities intermediary, the intermediary must provide information to the Internal Revenue Service and to you on Form 1099 concerning interest, OID and retirement proceeds on your notes, unless an exemption applies. You may need to make adjustments to this information before filing your own tax return.

     o Similarly, unless an exemption applies, you must provide the intermediary with your Taxpayer Identification Number for its use in reporting information to the Internal Revenue Service. If you are an individual, this is your social security number. You are also required to comply with other Internal Revenue Service requirements concerning information reporting.

     o If you are required to comply with these requirements but do not comply, the intermediary must withhold 28% of all amounts payable to you on the notes, including principal payments. This is called "backup withholding." If the intermediary withholds payments, you may use the withheld amount as a credit against your federal income tax liability.

     o All individual U.S. noteholders are required to comply with these requirements. Some U.S. noteholders, including all corporations, tax-exempt organizations and individual retirement accounts, are exempt from these requirements.

   Other Possible Tax Characterizations

     Since we are not obtaining a ruling from the Internal Revenue Service on the tax consequences of the notes, the Internal Revenue Service could disagree with the intended tax consequences or with the opinions of tax counsel described under "--Tax Characterization of the Notes" and "--Tax Characterization of the Issuer." As a result:

     o The notes might be treated as equity interests in a partnership rather than debt for tax purposes. Noteholders would then be treated as partners in a partnership, with possible adverse tax results. In particular, individual noteholders would be required to include income of the issuer or the master trust in their own income as it accrues rather than when it is paid, and might not be allowed a deduction for certain expenses of the issuer or the master trust, resulting in a greater amount of taxable income than cash received.

     o The issuer--and possibly the master trust--might initially or in the future be treated as a taxable corporation, with the notes treated as debt or equity in the corporation. Tax imposed on the issuer or the master trust could significantly reduce the amount of cash otherwise available for payment to noteholders.

Tax Consequences to Non-U.S. Noteholders

   Withholding Taxes

     Generally, assuming the notes are debt for federal income tax purposes--as provided in the opinion of tax counsel--no U.S. taxes are required to be withheld from payments of principal and interest on the notes.

     However, for the exemption from withholding taxes to apply to you, you must meet one of the following requirements.

     o You provide a completed Form W-8BEN--or substitute form--to the bank, broker or other intermediary through which you hold your notes. The Form W-8BEN contains your name, address and a statement that you are the beneficial owner of the notes and that you are not a U.S. noteholder.

     o You hold your notes directly through a "qualified intermediary," and the qualified intermediary has sufficient information in its files indicating that you are not a U.S. noteholder. A qualified intermediary is a bank, broker or other intermediary that (a) is either a U.S. or non-U.S. entity, (b) is acting out of a non-U.S. branch or office and (c) has signed an agreement with the Internal Revenue Service providing that it will administer all or part of the U.S. tax withholding rules under specified procedures.

     o You are entitled to an exemption from withholding tax on interest under a tax treaty between the U.S. and your country of residence. To claim this exemption, you must complete Form W-8BEN and claim this exemption on the form. In some cases, you may instead be permitted to provide documentary evidence of your claim to the intermediary.

     o The interest income on the notes is effectively connected with the conduct of your trade or business in the U.S., and is not exempt from U.S. tax under a tax treaty. To claim this exemption, you must complete Form W-8ECI.

     Even if you meet one of the above requirements, interest paid to you will be subject to withholding tax under any of the following circumstances:


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


     o The withholding agent or an intermediary knows or has reason to know that you are not entitled to an exemption from withholding tax. Specific rules apply for this test.

     o The Internal Revenue Service notifies the withholding agent that information that you or an intermediary provided concerning your status is false.

     o An intermediary through which you hold the notes fails to comply with the procedures necessary to avoid withholding taxes on the notes. In particular, an intermediary is generally required to forward a copy of your Form W-8BEN--or other documentary information concerning your status--to the withholding agent for the notes. However, if you hold your notes through a qualified intermediary--or if there is a qualified intermediary in the chain of title between yourself and the withholding agent for the notes--the qualified intermediary will not generally forward this information to the withholding agent.

     o You (a) own 10% or more of the voting stock of Citigroup Inc., (b) are a "controlled foreign corporation" with respect to Citigroup, (c) are related to holders of any equity interest in the issuer other than the Banks, (d) are related to holders of any equity interest in the master trust other than the issuer or the Banks, or (e) are a bank making a loan in the ordinary course of its business. In these cases, you will be exempt from withholding taxes only if you are eligible for a treaty exemption or if the interest income is effectively connected with your conduct of a trade or business in the U.S., as discussed above.

     Interest payments made to you will generally be reported to the Internal Revenue Service and to you on Form 1042-S. However, this reporting does not apply to you if you hold your notes directly through a qualified intermediary and the applicable procedures are complied with.

     The rules regarding withholding are complex and vary depending on your individual situation. They are also subject to change. In addition, special rules apply to certain types of non-U.S. noteholders, including partnerships, trusts and other entities treated as pass-through entities for U.S. federal income tax purposes. We suggest that you consult with your tax advisor regarding the specific methods for satisfying these requirements.

   Sale or Retirement of Notes

     If you sell a note or it is redeemed, you will not have to pay federal income tax on any gain unless one of the following applies:

     o The gain is connected with a trade or business that you conduct in the U.S.

     o You are an individual, you are present in the U.S. for at least 183 days during the year in which you dispose of the note, and other conditions are satisfied.


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


     o The gain represents accrued interest or OID, in which case the rules for interest would apply.

   U.S. Trade or Business

     If you hold your note in connection with a trade or business that you are conducting in the U.S.:

     o Any interest on the note, and any gain from disposing of the note, generally will be taxable as income as if you were a U.S. noteholder.

     o If you are a corporation, you may be required to pay the "branch profits tax" on your earnings that are connected with your U.S. trade or business, including earnings from the note. This tax is 30%, but may be reduced or eliminated by an applicable income tax treaty.

   Estate Taxes

     If you are an individual, no U.S. estate tax will apply to your note when you die. However, this rule only applies if, at your death, payments on the note were not connected to a trade or business that you were conducting in the U.S.

   Information Reporting and Backup Withholding

     U.S. rules concerning information reporting and backup withholding are described under "--Tax Consequences to U.S. Noteholders." Under these rules:

     o Principal and interest payments you receive will be automatically exempt from the usual rules if you are a non-U.S. noteholder exempt from withholding tax on interest, as described above. The exemption does not apply if the withholding agent or an intermediary knows or has reason to know that you should be subject to the usual information reporting or backup withholding rules. In addition, as described above, interest payments made to you may be reported to the Internal Revenue Service on Form 1042-S.

     o Sale proceeds you receive on a sale of your notes through a broker may be subject to these rules if you are not eligible for an exemption. In particular, information reporting and backup reporting may apply if you use the U.S. office of a broker. Information reporting, but not backup withholding, may apply if you use the foreign office of a broker that has certain connections to the U.S. In general, you may file Form W-8BEN to claim an exemption from information reporting and backup withholding. You should consult your tax advisor concerning information reporting and backup withholding on a sale.

   Other Possible Tax Characterizations

     If the issuer or the master trust is treated as a taxable corporation, the tax liability of the issuer or the master trust could reduce the amount of cash available to noteholders. In addition, if your notes are characterized as equity rather than debt for federal income tax purposes, there could be material adverse tax consequences to you. For example:


                                      105
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     o    If your notes were equity interests in a partnership, (a) 30% U.S.
          withholding tax might apply to the gross amount of income of the issuer allocable to you, or (b) you might have to file a tax return in the U.S. and pay tax on your share of net income of the issuer as if that income were your U.S. business income. A corporate noteholder might also be required to pay the "branch profits tax."

     o If your notes are equity interests in a corporation, all interest payable to you might be treated as a dividend subject to 30% withholding tax, or a lower rate provided for dividends by a tax treaty.

     Non-U.S. noteholders should consult their tax advisors concerning these risks.

   European Union Tax Reporting and Withholding

     The Council of the European Union approved, on June 3, 2003, Council Directive 2003/48/EC regarding the taxation of savings income. Under the directive, if a paying agent for interest on a debt claim is resident in one member state of the European Union and an individual who is the beneficial owner of the interest is a resident of another member state, then the former member state will be required to provide information (including the identity of the recipient) to authorities of the latter member state. "Paying agent" is defined broadly for this purpose and generally includes any agent of either the payor or payee. This requirement is subject to the right of Belgium, Luxembourg and Austria to opt instead to withhold tax on the interest during a transitional period (initially at a rate of 15% but rising in steps to 35% after six years).

     The Council agreed on July 19, 2004, in Council Decision 2004/587/EC, that the 2003 Directive will become effective on July 1, 2005. However, this effective date is contingent on certain non-members of the European Union (Switzerland, Liechtenstein, Andorra, Monaco and San Marino), as well as dependent and associated territories of the United Kingdom and the Netherlands, adopting equivalent measures, including the option to apply withholding taxes, effective on the same date. There is no assurance that all such non-members and territories will satisfy this condition. As a result, the effective date of the 2003 Directive may be delayed, and no assurance can be given concerning whether or on what date the 2003 Directive will become effective.

                             BENEFIT PLAN INVESTORS

     Benefit plans are required to comply with restrictions under the Internal Revenue Code and the Employee Retirement Income Security Act of 1974, known as ERISA. These restrictions include rules concerning prudence and diversification of the investment of assets of a benefit plan--referred to as "plan assets." A benefit plan fiduciary should consider whether an investment by the benefit plan in notes complies with these requirements.

     In general, a benefit plan for these purposes includes:

     o an employee benefit plan that is tax-qualified under the Internal Revenue Code and provides deferred compensation to employees--such as a pension, profit-sharing, section 401(k) or Keogh plan;

     o    an individual retirement account; and


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


     o a collective investment fund or other entity, if (a) the fund or entity has one or more benefit plan investors and (b) certain "look-through" rules apply and treat the assets of the fund or entity as constituting plan assets of the benefit plan investor.

     However, a plan maintained by a government is not a benefit plan unless it is taxqualified under the Internal Revenue Code. A fund or other entity--including an insurance company general account--considering an investment in notes should consult its tax advisors concerning whether its assets might be considered plan assets under these rules.

Prohibited Transactions

     ERISA and the Internal Revenue Code also prohibit transactions of a specified type between a benefit plan and a party in interest who is related in a specified manner to the benefit plan. Violation of these prohibited transaction rules may result in significant penalties.

There are statutory exemptions from the prohibited transaction rules, and the U.S. Department of Labor has granted administrative exemptions of specified transactions.

Potential Prohibited Transactions from Investment in Notes

     There are two categories of prohibited transactions that might arise from a benefit plan's investment in notes. Fiduciaries of benefit plans contemplating an investment in notes should carefully consider whether the investment would violate these rules.

   Prohibited transactions between the benefit plan and a party in interest

     The first category of prohibited transaction could arise on the grounds that the benefit plan, by purchasing notes, was engaged in a prohibited transaction with a party in interest. A prohibited transaction could arise, for example, if the notes were viewed as debt of the Banks and a Bank was a party in interest as to the benefit plan. A prohibited transaction could also arise if a Bank, the master trust trustee, the indenture trustee, the servicer or another party with an economic relationship to the issuer or the master trust either

     o is involved in the investment decision for the benefit plan to purchase notes or

     o    is otherwise a party in interest as to the benefit plan.

     If a prohibited transaction might result from the benefit plan's purchase of notes, an administrative exemption from the prohibited transaction rules might be available to permit an investment in notes. The exemptions that are potentially available include the following prohibited transaction class exemptions:

     o    96-23, available to "in-house asset managers";

     o    95-60, available to insurance company general accounts;

     o    91-38, available to bank collective investment funds;


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     o    90-1, available to insurance company pooled separate accounts; and

     o    84-14, available to "qualified professional asset managers."

     However, even if the benefit plan is eligible for one of these exemptions, the exemption may not cover every aspect of the investment by the benefit plan that might be a prohibited transaction.

   Prohibited transactions between the issuer or master trust and a party in interest

     The second category of prohibited transactions could arise if

     o    a benefit plan acquires notes, and

     o under a Department of Labor plan asset regulation, assets of the issuer or the master trust are treated as if they were plan assets of the benefit plan.

     In this case, every transaction by the issuer or the master trust would be treated as a transaction by the benefit plan using plan assets.

     If assets of the issuer or the master trust are treated as plan assets, a prohibited transaction could result if the issuer or the master trust itself engages in a transaction with a party in interest as to the benefit plan. For example, if the master trust assets are treated as assets of a benefit plan and the master trust holds a credit card receivable that is an obligation of a participant in that same benefit plan, then there would be a prohibited extension of credit between the benefit plan and a party in interest, the plan participant.

     As a result, if assets of the issuer or the master trust are treated as plan assets, there would be a significant risk of a prohibited transaction. Moreover, the prohibited transaction class exemptions referred to above could not be relied on to exempt all the transactions of the issuer or the master trust from the prohibited transaction rules. In addition, because all the assets of the issuer or the master trust would be treated as plan assets, managers of those assets might be required to comply with the fiduciary responsibility rules of ERISA.

     Under an exemption in the plan asset regulations, assets of the issuer or master trust would not be considered plan assets, and so this risk of prohibited transactions would not arise, if a benefit plan purchased a note that

     o    was treated as indebtedness under local law, and

     o    had no "substantial equity features."

     The issuer expects that all notes will be indebtedness under local law. Likewise, although there is no authority directly on point, the issuer believes that the notes should not be considered to have substantial equity features. As a result, the plan asset regulations should not apply to cause assets of the issuer or the master trust to be treated as plan assets.


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


Investment by Benefit Plan Investors

     For the reasons described in the preceding sections, benefit plans can purchase notes. However, the fiduciary of the benefit plan must ultimately determine whether the requirements of the plan asset regulation are satisfied. More generally, the fiduciary must determine whether the benefit plan's investment in notes will result in one or more nonexempt prohibited transactions or otherwise violate the provisions of ERISA or the Internal Revenue Code.

Tax Consequences to Benefit Plans

     In general, assuming the notes are debt for federal income tax purposes, interest income on notes would not be taxable to benefit plans that were tax-exempt under the Internal Revenue Code, unless the notes were "debt-financed property" because of borrowings by the benefit plan itself. However, if, contrary to the opinion of tax counsel, for federal income tax purposes, the notes were equity interests in a partnership and the partnership or the master trust were viewed as having other outstanding debt, then all or part of the interest income on the notes would be taxable to the benefit plan as "debt-financed income." Benefit plans should consult their tax advisors concerning the tax consequences of purchasing notes.

                              PLAN OF DISTRIBUTION

     The issuer may offer and sell the notes in any of three ways:

     o    directly to one or more purchasers;

     o    through agents; or

     o    through underwriters.

     Any underwriter or agent that offers the notes may be an affiliate of the issuer, Citibank (South Dakota) and Citibank (Nevada), and offers and sales of notes may include secondary market transactions by these affiliates. These affiliates may act as principal or agent in secondary market transactions. Secondary market transactions will be made at prices related to prevailing market prices at the time of sale.

     A supplement to this prospectus will specify the terms of each offering, including

     o    the name or names of any underwriters or agents,

     o    the public offering or purchase price,

     o    the net proceeds to the issuer from the sale,

     o any underwriting discounts and other items constituting underwriters' compensation,

     o    any discounts and commissions allowed or paid to dealers,


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


     o    any commissions allowed or paid to agents, and

     o    the securities exchanges, if any, on which the notes will be listed.

     Dealer trading may take place in some of the notes, including notes not listed on any securities exchange. Direct sales may be made on a national securities exchange or otherwise. If the issuer, directly or through agents, solicits offers to purchase notes, the issuer reserves the sole right to accept and, together with its agents, to reject in whole or in part any proposed purchase of notes.

     The issuer may change any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. If indicated in a supplement to this prospectus, the issuer will authorize underwriters or agents to solicit offers by certain institutions to purchase securities from the issuer pursuant to delayed delivery contracts providing for payment and delivery at a future date.

     Any underwriter or agent participating in the distribution of securities, including notes offered by this prospectus, may be deemed to be an underwriter of those securities under the Securities Act of 1933 and any discounts or commissions received by them and any profit realized by them on the sale or resale of the securities may be deemed to be underwriting discounts and commissions.

     The issuer, Citibank (South Dakota) and Citibank (Nevada) may agree to indemnify underwriters, agents and their controlling persons against certain civil liabilities, including liabilities under the Securities Act of 1933 in connection with their participation in the distribution of the issuer's notes.

     Underwriters and agents participating in the distribution of the securities, and their controlling persons, may engage in transactions with and perform services for the issuer or its affiliates in the ordinary course of business.

                                  LEGAL MATTERS

     John R. Dye, the General Counsel for Capital Markets of Citigroup Inc., will pass upon the validity of the notes for the issuer. Cravath, Swaine & Moore LLP, New York, New York will pass upon the validity of the notes for any agents or underwriters. Cravath, Swaine & Moore LLP, New York, New York will also pass upon certain federal income tax matters for the issuer. Mr. Dye beneficially owns, or has the right to acquire under Citigroup's employee benefit plans, an aggregate of less than 0.01% of Citigroup's outstanding common stock.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

     As required by the Securities Act of 1933, we filed a registration statement relating to the securities described in this prospectus with the Securities and Exchange Commission. This prospectus is a part of that registration statement, but the registration statement includes additional information.

     We will file all required annual, monthly and special reports and other information with the SEC, which you may read and copy at the SEC's Public Reference Room in Washington, D.C. You can also request copies of these documents, upon payment of a duplicating fee, by writing to the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the SEC's Public Reference Rooms. These filings are also available to the public on the SEC's Internet website, http://www.sec.gov.

     We "incorporate by reference" information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is a part of this prospectus. Information that we file later with the SEC will update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or any supplement to this prospectus. We incorporate by reference in this prospectus any future annual, monthly and special reports or proxy materials that we file with the SEC before the termination of the offering of the securities described in this prospectus.

     You may request a copy of these SEC filings, at no cost, by writing or telephoning the issuer at the following address:

         Citibank Credit Card Issuance Trust
         c/o Citibank (South Dakota), National Association,
             as managing beneficiary
         701 East 60th Street, North
         Mail Code 1251
         Sioux Falls, South Dakota 57117
         Telephone: (605) 331-1567

     You should rely only on the information in this prospectus and any supplement to this prospectus. We have not authorized anyone to provide you with any other information.


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


                            GLOSSARY OF DEFINED TERMS

     "Excess Finance Charge Collections" means finance charge collections that are allocated to the collateral certificate, and are not needed in the month of allocation to pay the master trust servicer's fees and expenses, to reimburse charge-offs of principal receivables in the master trust that are allocated to the collateral certificate, to pay the indenture trustee's fees and expenses, or to pay interest on notes.

     "Invested Amount" of any investor certificate issued by the master trust, including the collateral certificate, is the fluctuating amount representing the investment of investors, other than the Banks, in the pool of credit card principal receivables in the master trust. The Invested Amount of the collateral certificate is equal to:

     o    the aggregate outstanding dollar principal amount of the notes;

     o minus the amount of charge-offs of principal receivables in the master trust allocated to the collateral certificate;

     o minus the amount of reallocations of principal collections on the collateral certificate that are applied to pay interest on the notes;

     o plus the amount of Excess Finance Charge Collections that are allocated to the collateral certificate to reimburse earlier charge-offs of principal receivables and to reimburse reductions of the Invested Amount from reallocations of principal collections to pay interest on senior classes of notes; and

     o minus the aggregate amount on deposit in the principal funding account for the outstanding notes.

     The Invested Amount of the collateral certificate will be increased by:

     o the initial outstanding dollar principal amount of new issuances of notes;

     o    accretions of principal on discount notes; and

     o    reimbursement of earlier reductions from Excess Finance Charge
          Collections.

     The Invested Amount of the collateral certificate will be decreased by:

     o payments of principal collections to the issuer, including both principal collections that are allocated to pay principal of the notes and those reallocated to pay interest on the notes; and

     o charge-offs of principal receivables in the master trust that are allocated to the collateral certificate.

     The Invested Amount of the collateral certificate will always be equal to the sum of the nominal liquidation amounts for all series and classes of notes.

     "Monthly Interest Date" means with respect to any class or subclass of notes:

     o for any month in which a scheduled interest payment date occurs, the corresponding interest payment date, and

     o for any month in which no scheduled interest payment date occurs, the date in that month corresponding numerically to the next scheduled interest payment date for that class or subclass of notes, or in the case of a class of zero-coupon discount notes, the expected principal payment date for that class, unless otherwise specified in the applicable prospectus supplement; but

          -- if there is no numerically corresponding day in that month, then the Monthly Interest Date will be the last business day of the month, and

          -- if the numerically corresponding day is not a business day with respect to that class or subclass, the Monthly Interest Date will be the next following business day, unless that business day would fall in the following month, in which case the Monthly Interest Date will be the last business day of the earlier month.

     "Monthly Principal Date" means with respect to any class or subclass of notes:

     o for the month in which the expected principal payment date occurs, the expected principal payment date, or if that day is not a business day, the next following business day, and

     o for any month in which no expected principal payment date occurs, the date in that month corresponding numerically to the expected principal payment date for that class or subclass of notes, unless otherwise specified in the applicable prospectus supplement; but

          -- if there is no numerically corresponding day in that month, then the Monthly Principal Date will be the last business day of the month, and

          -- if the numerically corresponding day is not a business day with respect to that class or subclass, the Monthly Principal Date will be the next following business day, unless that business day would fall in the following month, in which case the Monthly Principal Date will be the last business day of the earlier month.

     "Performing" means, with respect to any derivative agreement, that no payment default or repudiation by the derivative counterparty has occurred, and the derivative agreement has not been terminated.

     "Portfolio Yield" of the master trust receivables means, for any month, the annualized percentage equivalent of a fraction:

     o the numerator of which is the amount of collections of finance charge receivables during the immediately preceding month calculated on a cash basis after subtracting the amount of principal receivables that were charged off as uncollectible in that monthly period; and

     o the denominator of which is the total amount of principal receivables as of the last day of the immediately preceding month.

     "Required Surplus Finance Charge Amount" means, for any month, an amount equal to one twelfth of

     o the Invested Amount of the collateral certificate as of the last day of the preceding month, times

     o a decimal number, which will initially equal zero, but may be changed by the issuer so long as the issuer reasonably believes that the change will not

          -- adversely affect the amount of funds available for distribution to noteholders or the timing of the distribution of those funds,

          --   result in an early redemption event or event of default or

          -- adversely affect the security interest of the indenture trustee in the collateral securing the outstanding notes.

     "Surplus Finance Charge Collections" means, for any month, the amount of finance charge collections allocated to the collateral certificate by the master trust for that month, minus:

          o    the master trust servicer's fees and expenses for that month;

          o    the indenture trustee's fees and expenses for that month;

          o the aggregate amount of targeted deposits to be made to the interest funding account that month; and

          o the amount of charge-offs of principal receivables in the master trust allocated to the collateral certificate by the master trust for that month.

     One subclass of the issuer's notes--not offered by this prospectus--may not have a targeted deposit to its interest funding subaccount every month. For that subclass of notes, the weighted average interest rate of notes, rather than the targeted deposit, will be used to calculate Surplus Finance Charge Collections.

     Solely for purposes of calculating Surplus Finance Charge Collections for funding the Class C reserve account, the targeted deposit to be made to the interest funding account for a class of notes that has the benefit of a Performing derivative agreement will be deemed to be the greater of the amount payable by the issuer under that derivative agreement or the amount that would be payable by the issuer if the derivative agreement were non-Performing.

     "Threshold Conditions" means:

     o A rating of "AAA" for long-term Class A notes or at least "A-1+/P-1" for commercial paper Class A notes, at least "A" for Class B notes, and at least "BBB" for Class C notes, at the time of original issuance of the note.


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


     o The note to be issued does not have a yield (based on its initial yield in the case of a floating rate note) in excess of the yield of United States Treasury obligations for a comparable maturity plus 500 basis points.

     o The initial dollar principal amount of the class of notes to be issued is less than $500 million for Class A notes, $250 million for Class B notes, or $250 million for Class C notes.

     o The expected principal payment date of the note to be issued is no more than ten years after the issuance date for Class B and Class C notes, or twelve years after the issuance date for Class A notes.

     o The note to be issued has a single expected principal payment date on which all principal of that note is expected to be paid.

     o The legal maturity date of the note to be issued is no more than two years after its expected principal payment date.

     o Unless the expected principal payment date of the note to be issued is within one year of the issuance date, all interest on the note will be payable on a current basis at least annually.

     o If interest on the note to be issued is not at a single fixed rate, it is a floating rate, reset at least annually, equal to (i) 100% of a single market-based interest index such as LIBOR, the federal funds rate, or the prime rate, (ii) plus or minus a single fixed spread, if desired, and (iii) subject to a single fixed cap and/or single fixed floor, if desired. Interest for the first period may be set at a rate approximating the rate that would be set by the formula.

     o No principal or interest payments on the note to be issued are subject to any contingencies, other than in the case of payment of principal, availability of funds and subordination.

     o The issue price of the note to be issued is at least 90% of the principal amount, and no more than 102% of the principal amount.

     o    The note to be issued is in registered--not bearer--form.

     o In the case of a note which has the benefit of a derivative agreement, provisions for payments after a derivative agreement default are as described in this prospectus, and are not varied by a supplement to this prospectus.

     o At time of the issuance of the note, as to then-outstanding notes or master trust investor certificates, (i) there are no outstanding rating downgrades of notes or master trust investor certificates, and no notes or master trust investor certificates are on credit watch with negative implications by a rating agency that rates the outstanding notes or master trust investor certificates, (ii) no series or class of notes or master trust investor certificates is in early amortization or early redemption or default, or will become so solely by the passage of time, (iii) no unreimbursed draws have been made on any reserve account or cash collateral account for any note or master trust investor certificate, and (iv) the issuer and the master trust are not in default in payments owed to any third party enhancer or derivative counterparty. However, clauses (i), (ii), or (iii) will not apply if (a) the event described therein is due solely to the credit of a third party enhancer or derivative counterparty and/or the failure of that enhancer or counterparty to make payments owed by it to the issuer or the master trust, and (b) that derivative counterparty or third-party enhancer does not provide a derivative agreement or third-party enhancement with respect to the new issuance of notes.

     o The note to be issued has no material terms not described in this prospectus, and its subordination features, acceleration provisions and remedies are as described in this prospectus, with no variation by a supplement to this prospectus.

     o The note meets any other conditions that may be added from time to time by a rating agency then rating the notes.

Any of the foregoing conditions may be eliminated or relaxed with the consent of the rating agencies then rating the notes.

                                                                        ANNEX I

              This annex forms an integral part of the prospectus.

               THE CREDIT CARD BUSINESS OF CITIBANK (SOUTH DAKOTA)

General

     Citibank (South Dakota) is the master trust servicer as well as the owner of all of the credit card accounts designated to the master trust. Citibank (South Dakota) services credit card accounts at its facilities in Sioux Falls, South Dakota, and through affiliated credit card processors pursuant to interaffiliate service contracts.

     Citibank (South Dakota) is a member of MasterCard International and VISA. MasterCard and VISA credit cards are issued as part of the worldwide MasterCard International and VISA systems, and transactions creating the receivables through the use of those credit cards are processed through the MasterCard International and VISA authorization and settlement systems. If either system were to materially curtail its activities, or if Citibank (South Dakota) were to cease being a member of MasterCard International or VISA, for any reason, an early amortization event with respect to the Collateral Certificate could occur, and delays in payments on the receivables and possible reductions in the amounts of receivables could also occur.

     The MasterCard and VISA credit card accounts owned by Citibank (South Dakota) were principally generated through:

     o    applications mailed directly to prospective cardholders;

     o applications made available to prospective cardholders at the banking facilities of Citibank (South Dakota), at other financial institutions and at retail outlets;

     o applications generated by advertising on television, on radio and in magazines;

     o direct mail and telemarketing solicitation for accounts on a pre-approved credit basis;

     o solicitation of cardholders of existing nonpremium accounts for premium accounts;

     o    applications through affinity and co-brand marketing programs; and

     o    purchases of accounts from other credit card issuers.

     In 1999 the Banks and some of their affiliates entered into an arrangement with MasterCard International. As a result of this arrangement, the portfolio of credit card accounts owned by Citibank (South Dakota) is expected to have a larger proportion of MasterCard accounts in the future. This shift could be accompanied by some attrition of accounts. Based on current analyses, the Banks do not expect this arrangement or any related attrition of accounts to have a material adverse effect on investors in the master trust or the notes.

Acquisition and Use of Credit Cards

     Each application for a new credit card account is reviewed for completeness and creditworthiness. A credit report is generally obtained from an independent credit reporting agency for each application for a new account. In the event there are discrepancies between the application and the credit report steps are taken to verify the information on the applicant before any account is opened.

     The ability of an applicant for a credit card account to repay credit card balances is determined by applying a credit scoring system using models developed in-house and models developed with the assistance of an independent firm with extensive experience in developing credit scoring models. Credit scoring is intended to provide a general indication, based on the information available, of the applicant's willingness and ability to repay his or her obligations. Credit scoring evaluates a potential cardholder's credit profile to arrive at an estimate of the associated credit risk. Models for credit scoring are developed by using statistics to evaluate common characteristics and their correlation with credit risk. The credit scoring model used to evaluate a particular applicant is based on a variety of factors, including the manner in which the application was made or the manner in which the account was acquired as well as the type of residence of the applicant. From time to time the credit scoring models used for credit card accounts are reviewed and, if necessary, updated to reflect more current statistical information. Once an application to open an account is approved an initial credit limit is established for the account based on, among other things, the applicant's credit score and the source from which the account was acquired.

     New credit card accounts are generated through direct mail and telemarketing solicitation campaigns directed at individuals who have been pre-approved. In addition, new credit card accounts are obtained via applications submitted over the internet. Potential cardholders for pre-approved direct mail or telemarketing solicitation campaigns are identified by supplying a list of credit criteria to a credit bureau which generates a list of individuals who meet those criteria and forwards the list to a processing vendor. The processing vendor screens the list in accordance with the selected credit criteria to determine the eligibility of the individuals on the list for a pre-approved solicitation. Individuals qualifying for pre-approved direct mail or telemarketing solicitation are offered a credit card without having to complete a detailed application. In the case of pre-approved solicitations, a predetermined credit limit is reserved for each member of the group being solicited, which credit limit may be based upon, among other things, each member's individual credit profile, level of existing and potential indebtedness relative to assumed income and estimated income and the availability of additional demographic data for that member.

     In recent years, Citibank (South Dakota) has added affinity and co-brand marketing to its other means of business development. Affinity marketing involves the solicitation of prospective cardholders from identifiable groups with a common interest and/or common cause. Affinity marketing is conducted through two approaches: the solicitation of organized membership groups with the written endorsement of the group's leadership, and direct mail solicitation of prospective cardholders through the use of a list purchased from a group.

     Co-brand marketing is an outgrowth of affinity marketing. It involves the solicitation of customers of a retailer, service provider or manufacturer which has a recognizable brand name or logo. Consumers are likely to acquire and use a co-branded card because of the benefits provided by the co-brander. The co-brander may play a major role in the marketing and solicitation of co-branded cards. Solicitation activities used in connection with affinity and co-brand marketing also include solicitations in appropriate magazines, telemarketing and applications made available to prospective cardholders in appropriate locations. In some cases, pre-approved solicitations will be used in the same manner as described in the second preceding paragraph.

     Citibank (South Dakota) purchases credit card accounts that were originally opened using criteria established by the institution from which the accounts were purchased or by the institution from which the selling institution originally purchased the accounts. Purchased accounts are screened against criteria established at the time of acquisition to determine whether any of the purchased accounts should be closed immediately. Any accounts failing the criteria are closed and no further purchases or cash advances are authorized. All other purchased accounts remain open. The credit limits on these accounts are based initially on the limits established or maintained by the selling institution.

     Each cardholder is party to an agreement governing the terms and conditions of the account. Each agreement provides that the credit card issuing bank may change or terminate any terms, conditions, services or features of the accounts, including increasing or decreasing periodic finance charges, other charges or minimum payments. Credit limits may be adjusted periodically based upon an evaluation of the cardholder's performance.

Collection of Delinquent Accounts

     Generally, Citibank (South Dakota), as servicer, considers a MasterCard or VISA credit card account delinquent if it does not receive the minimum payment due by the due date indicated on the cardholder's statement. Personnel of Citibank (South Dakota) and affiliated credit card processors pursuant to interaffiliate service contracts, supplemented by collection agencies and retained outside counsel, attempt to collect delinquent credit card receivables. A request for payment of overdue amounts is included on all billing statements issued after the account becomes delinquent, unless the delinquency is due to bankruptcy.

     While collection personnel may initiate telephone contact with cardholders whose credit card accounts are as few as five days delinquent, based on credit scoring criteria, generally contact is initiated when an account is 35 days or more delinquent. In the event that initial telephone contact fails to resolve the delinquency, efforts are made to contact the cardholder by telephone and by mail. Generally, if an account is 15 days delinquent or if a cardholder exceeds that cardholder's credit limit by more than 5%, no additional extensions of credit through that account are authorized and, no more than 95 days after an account becomes delinquent, the account is closed. Depending on the cardholder's circumstances, arrangements may be made to extend or otherwise change payment schedules. The current policy of the servicer is to charge-off the receivables in an account when that account becomes 185 days delinquent or, if the servicer receives notice that a cardholder has filed for bankruptcy or has had a bankruptcy petition filed against it, the servicer will charge-off the receivables in that account not later than 60 days after the servicer receives notice.

     The credit evaluation, servicing and charge-off policies and collection practices of Citibank (South Dakota) and its affiliated credit card processors may change over time in accordance with their business judgment, applicable law and guidelines established by applicable regulatory authorities.

********************************************************************************
**    The information in this prospectus supplement is not complete and may   **
**    be changed. We may not sell these securities until the registration     **
**    statement filed with the Securities and Exchange Commission is          **
**    effective. This prospectus supplement is not an offer to sell these     **
**    securities and is not soliciting an offer to buy these securities in    **
**    any state where the offer or sale is not permitted.                     **
********************************************************************************

                 Subject to Completion, dated December 14, 2004

                  REPRESENTATIVE FORM OF PROSPECTUS SUPPLEMENT
              FOR A SUBCLASS OF NOTES OF A MULTIPLE ISSUANCE SERIES

PROSPECTUS SUPPLEMENT DATED _________________
(to Prospectus dated ________________)

                       Citibank Credit Card Issuance Trust

          $_________________ _____% Class ____ Notes of [month] [year]
                      (Legal Maturity Date [month] [year])

                  Citibank (South Dakota), National Association
                     Citibank (Nevada), National Association
                            Originators of the Trust

The issuer will issue and sell        Class _______ Notes
                                      -------------------
Principal amount ..................   $_______________
Interest rate .....................   ____% per annum
Interest payment dates ............   _____ day of each _______, ______, _______
                                      and _______, beginning ________________
Expected principal payment date ...   __________ __, 20__
Legal maturity date ...............   __________ __, 20__
Expected issuance date ............   __________ __, 20__
Price to public ...................   $__________ (or ______%)
Underwriting discount .............   $__________ (or ______%)
Proceeds to the issuer ............   $__________ (or ______%)


These Class ___ notes are a subclass of Class ___ notes of the Citiseries. Principal payments on Class B notes of the Citiseries are subordinated to payments on Class A notes of that series. Principal payments on Class C notes of the Citiseries are subordinated to payments on Class A and Class B notes of that series.

********************************************************************************
**   YOU SHOULD REVIEW AND CONSIDER THE DISCUSSION UNDER "RISK FACTORS"       **
**   BEGINNING ON PAGE 14 OF THE ACCOMPANYING PROSPECTUS BEFORE YOU           **
**   PURCHASE ANY NOTES.                                                      **
**                                                                            **
**   Neither the Securities and Exchange Commission nor any state             **
**   securities commission has approved the notes or determined that this     **
**   prospectus supplement or the prospectus is truthful or complete.         **
**   Any representation to the contrary is a criminal offense.                **
**                                                                            **
**   The notes are obligations of Citibank Credit Card Issuance Trust only    **
**   and are not obligations of any other person. Each class of notes is      **
**   secured by only some of the assets of Citibank Credit Card Issuance      **
**   Trust. Noteholders will have no recourse to any other assets of          **
**   Citibank Credit Card Issuance Trust for the payment of the notes.        **
**   The notes are not insured or guaranteed by the Federal Deposit           **
**   Insurance Corporation or any other governmental agency or                **
**   instrumentality.                                                         **
********************************************************************************


                                  Underwriters

----------------

                --------------------

                                -------------------

                                                ----------------------

                                TABLE OF CONTENTS
                              Prospectus Supplement

Summary of Terms .........................................................   S-3
Underwriting .............................................................  S-14
Annex I: The Master Trust Receivables and Accounts .......................   I-1

       The table of contents for the prospectus begins on page (i) of that document.

                                ________________

       Information about these Class ___ notes is in two separate documents: a prospectus and a prospectus supplement. The prospectus provides general information about each series of notes issued by Citibank Credit Card Issuance Trust, some of which may not apply to the Citiseries. The prospectus supplement provides the specific terms of these Class ___ notes. You should carefully read both the prospectus and the prospectus supplement before you purchase any of these Class ___ notes.

       This prospectus supplement may supplement disclosure in the accompanying prospectus.

       In deciding whether to purchase these Class ___ notes, you should rely solely on the information in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to give you different information about these Class ___ notes.

       This prospectus supplement may be used to offer and sell these Class ___ notes only if accompanied by the prospectus.

                                ________________


       These Class ___ notes are offered subject to receipt and acceptance by the underwriters and to their right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice.

                                SUMMARY OF TERMS

       Because this is a summary, it does not contain all the information you may need to make an informed investment decision. You should read the entire prospectus supplement and prospectus before you purchase any of these Class ___ notes.

       There is a glossary beginning on page 112 of the prospectus where you will find the definitions of some terms used in this prospectus supplement.

Securities Offered .......  $________________ _____% Class ___ notes of [month]
                            [year] (legal maturity date [month] [year]).

                            These Class ___ notes are part of a multiple issuance series of notes called the Citiseries. The Citiseries consists of Class A notes, Class B notes and Class C notes. These Class ___ notes are a subclass of Class ___ notes of the Citiseries.

                            These Class ___ notes are issued by, and are obligations of, Citibank Credit Card Issuance Trust. The issuer has issued and expects to issue other classes and subclasses of notes of the Citiseries with different interest rates, payment dates, legal maturity dates and other characteristics. The issuer may also issue additional Class [tranche designation] notes in the future. Holders of these Class ___ notes will not receive notice of, or have the right to consent to, any subsequent issuance of notes, including any issuance of additional Class [tranche designation] notes. See "The Notes--Issuances of New Series, Classes and Subclasses of Notes" in the prospectus.

Multiple Issuance
    Series ..............   A multiple issuance series is a series of notes
                            consisting of three classes: Class A, Class B and Class C. Each class may consist of multiple subclasses. Notes of any subclass can be issued on any date so long as there are enough outstanding subordinated notes to provide the necessary subordination protection for outstanding and newly issued senior notes. The expected principal payment dates and legal maturity dates of the senior and subordinated classes of a multiple issuance series may be different, and subordinated notes may have expected principal payment dates and legal maturity dates earlier than some or all senior notes of the same series. Subordinated notes will generally not be paid before their legal maturity date, unless, after payment, the remaining subordinated notes provide the required amount of subordination protection for the senior notes of that series.

                            All of the subordinated notes of a multiple issuance series provide subordination protection to the senior notes of the same series to the extent of the required subordinated amount, regardless of whether the subordinated notes are issued before, at the same time as, or after the senior notes of that series.

Interest ................   These Class ___ notes will accrue interest at the
                            rate of ____% per annum.

                            Interest on these Class ___ notes will accrue from _________ __, 20__ and will be calculated on the basis of a 360-day year of twelve 30-day months.

                            The issuer will make interest payments on these Class ___ notes on the ____ day of _________, _________, _________ and _________, beginning
                            _________ __, 20__. If an event of default or early redemption event occurs with respect to these Class ___ notes, or if these Class ___ notes are not paid in full on the expected principal payment date, the issuer will begin making interest payments on the ____ day of every month. Interest payments due on a day that is not a business day in New York, South Dakota and Nevada, will be made on the following business day.

                            The payment of accrued interest on a class of notes of the Citiseries is not senior to or subordinated to payment of interest on any other class of notes of this series.

Principal ................  The issuer expects to pay the stated principal amount of these Class ___ notes in one payment on ___________ __, 20__, which is the expected principal payment date, and is obligated to do so if funds are available for that purpose [and not required for subordination]. However, if the stated principal amount of these Class ___ notes is not paid in full on the expected principal payment date, noteholders will not have any remedies against the issuer until ___________ __, 20__, the legal maturity date of these Class ___ notes.

                            If the stated principal amount of these Class ___ notes is not paid in full on the expected principal payment date, then[, subject to the principal payment rules described below under "Subordination,"] principal and interest payments on these Class ___ notes will be made monthly until they are paid in full or the legal maturity date occurs, whichever is earlier. However, if the nominal liquidation amount of these Class ___ notes has been reduced, the amount of principal collections and finance charge collections available to pay principal of and interest on these Class ___ notes will be reduced. The nominal liquidation amount of a class of notes corresponds to the portion of the invested amount of the collateral certificate that is allocable to support that class of notes.

                            The initial nominal liquidation amount of these Class ___ notes is $______________. If this amount is reduced [by reallocations of principal of these Class [B][C] notes to pay interest on a senior class, or] as a result of charge-offs to the principal receivables in the master trust, and not reimbursed as described in the prospectus, not all of the principal of these Class ___ notes will be repaid. For a more detailed discussion of nominal liquidation amount, see "The Notes--Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount of Notes" in the prospectus.

                            Principal of these Class ___ notes may be paid earlier than the expected principal payment date if an early redemption event or an event of default occurs with respect to these notes. See "Covenants, Events of Default and Early Redemption Events--Early Redemption Events" and "--Events of Default" in the prospectus.

                            If principal payments on these Class ___ notes are made earlier or later than the expected principal payment date, the monthly principal date for principal payments will be the ____ day of each month, or if that day is not a business day, the following business day.

[the following heading will be included only in prospectus supplements for Class A subclasses]

[Monthly Accumulation
   Amount ...............   $_____________. This amount is one-twelfth of the
                            initial dollar principal amount of these Class A notes, and is targeted to be deposited in the principal funding subaccount for these Class A notes each month beginning with the twelfth month before the expected principal payment date of these Class A notes. This amount will be increased if the date for beginning the budgeted deposits is postponed, as described under "Deposit and Application of Funds--Targeted Deposits of Principal Collections to the Principal Funding
                            Account--Budgeted Deposits" in the prospectus.]

[Outstanding Dollar
   Principal Amount ......  $______________. Include only for discount notes and foreign currency notes.]

Subordination[; Credit
   Enhancement] ..........  No payment of principal will be made on any Class B note of the Citiseries unless, following the payment, the remaining available subordinated amount of Class B notes of this series is at least equal to the required subordinated amount for the outstanding Class A notes of this series.

                            Similarly, no payment of principal will be made on any Class C note of the Citiseries unless, following the payment, the remaining available subordinated amount of Class C notes of this series is at least equal to the required subordinated amounts for the outstanding Class A notes and Class B notes of this series. However, there are some exceptions to this rule. See "The Notes--Subordination of Principal" and "Deposit and Application of Funds--Limit on Repayments of Subordinated Classes of Multiple Issuance Series" in the prospectus.

                            [The maximum amount of principal of Class B notes of the Citiseries that may be applied to provide subordination protection to these Class A notes is $______________. The maximum amount of principal of Class C notes of the Citiseries that may be applied to provide subordination protection to these Class A notes is $______________. This amount of principal of Class C notes may also be applied to provide subordination protection to the Class B notes of the Citiseries.] [This language is only for issuances of Class A subclasses.]

                            [At least $_______________ of principal of Class C notes of the Citiseries must be outstanding and available to provide subordination protection to these Class B notes at the time these Class B notes are issued. The maximum amount of principal of Class C notes that may be applied to provide subordination protection to these Class B notes is $_____________. This amount of principal of Class C notes may also be applied to provide subordination protection to the Class A notes of the Citiseries. However, that maximum amount of Class C notes may not be outstanding unless they are required to be issued to provide subordination protection for Class A notes of the Citiseries. See "The Notes--Issuances of New Series, Classes and Subclasses of Notes--Required Subordination Protection in Multiple Issuance Series" and "--Required Subordinated Amount" in the prospectus.] [This language is only for issuances of Class B subclasses.]

                            [The principal of these Class C notes may be applied to provide subordination protection to the Class A notes and Class B notes of the Citiseries.] [This language is only for issuances of Class C subclasses.]

                            The issuer may at any time change the amount of subordination required or available for any class of notes of the Citiseries, [including these Class ___ notes,] or the method of computing the amounts of that subordination without the consent of any noteholders so long as the issuer has received confirmation from the rating agencies that have rated any outstanding notes of the Citiseries that the change will not result in the rating assigned to any outstanding notes of the Citiseries to be withdrawn or reduced, and the issuer has received the tax opinions described in "The Notes--Required Subordinated Amount" in the prospectus.

                            [See "Deposit and Application of Funds" in the prospectus for a description of the subordination protection of these Class ___ notes.]

[the following heading will be included only in prospectus supplements for Class C subclasses]

[Class C Reserve
   Account ..............   The issuer will establish an unfunded Class C
                            reserve subaccount to provide credit enhancement solely for the holders of these Class C notes. The
                            Class C reserve subaccount will not be funded unless and until surplus finance charge collections fall below the levels described in the table below or an early redemption event or event of default occurs.
                            For a discussion of surplus finance charge collections, see the definition of "Surplus Finance
                            Charge Collections" in the glossary to the prospectus.

                            The Class C reserve subaccount will be funded each month, as necessary, from finance charge collections allocated to the collateral certificate that month after payment of fees and expenses of the master trust servicer and the indenture trustee, targeted deposits to the interest funding account, reimbursement of charge-offs of principal receivables in the master trust that are allocated to the collateral certificate and reimbursement of any deficits in the nominal liquidation amounts of the notes.

                            In addition, if a new issuance of notes of the Citiseries results in an increase in the funding deficit of the Class C reserve subaccount, the issuer will make a cash deposit to the Class C reserve subaccount in the amount of that increase. See "The Notes--Issuances of New Series, Classes and Subclasses of Notes" in the prospectus.

                            Funds on deposit in the Class C reserve subaccount will be available to holders of these Class C notes to cover shortfalls of interest payable on interest payment dates. Funds on deposit in the Class C reserve subaccount will also be available to holders of these Class C notes on any day when principal is payable, but only to the extent that the nominal liquidation amount of these Class C notes plus other funds being held by the indenture trustee for payment of principal to holders of these Class C notes is less than the outstanding dollar principal amount of these Class C notes. The nominal liquidation amount of a class of notes corresponds to the portion of the invested amount of the collateral certificate that is allocable to support that class of notes.

                            No funds will be deposited into the Class C reserve subaccount on the date these Class C notes are issued. The Class C reserve subaccount will be funded if surplus finance charge collections fall below the levels described below. The left column of the table below gives the level of surplus finance charge collections, expressed as a percentage of principal receivables in the master trust allocable to the collateral certificate. The right column gives the percentage of the aggregate outstanding dollar principal amount of notes of the Citiseries that, when multiplied by the ratio which the nominal liquidation amount of these Class C notes bears to the aggregate nominal liquidation amount of all Class C notes of the

                            Citiseries, will be required to be deposited in the Class C reserve subaccount.

    Percentage of surplus finance charge           Percentage of aggregate
       collections, averaged over the           outstanding dollar principal
          three most recent months            amount of notes of the Citiseries
    ------------------------------------      ---------------------------------


                            The amount targeted to be in the Class C reserve subaccount will be adjusted monthly to the percentages specified in the table as the surplus finance charge collections rise or fall. If an early redemption event or event of default occurs with respect to these Class C notes, the targeted Class C reserve subaccount amount will be the greater of ____% of the aggregate outstanding dollar principal amount of notes of the Citiseries and $______________, multiplied by the ratio which the nominal liquidation amount of these Class C notes bears to the aggregate nominal liquidation amount of all Class C notes of the Citiseries.

                            See "Deposit and Application of Funds--Targeted Deposits to the Class C Reserve Account" in the prospectus.

                            Monthly reports concerning the performance of the credit card receivables in the master trust will be filed with the SEC on Form 8-K. The level of surplus finance charge collections will be included in these publicly-available reports.]

Optional Redemption by
   the Issuer ............  The issuer has the right, but not the obligation, to redeem these Class ___ notes in whole but not in part on any day on or after the day on which the aggregate nominal liquidation amount of these Class ___ notes is reduced to less than 5% of its initial dollar principal amount. This repurchase option is referred to as a clean-up call. [However, the issuer will not redeem subordinated notes if those notes are required to provide subordination protection for senior classes of notes of the Citiseries.]

                            If the issuer elects to redeem these Class ___ notes, it will notify the registered holders of the redemption at least 30 days prior to the redemption date. The redemption price of a note so redeemed will equal 100% of the outstanding dollar principal amount of that note, plus accrued but unpaid interest on the note to but excluding the date of redemption.

                            If the issuer is unable to pay the redemption price in full on the redemption date, monthly payments on these Class ___ notes will thereafter be made [, subject to the principal payment rules described above under "Subordination [; Credit Enhancement],"] until the outstanding dollar principal amount of these Class ___ notes, plus all accrued and unpaid interest, is paid in full or the legal maturity date occurs, whichever is earlier. Any funds in the principal funding subaccount and interest funding subaccount [and Class C reserve subaccount] for these Class ___ notes will be applied to make the principal and interest payments on these Class ___ notes on the redemption date.

Security for the Notes ...  These Class ___ notes are secured by a shared security interest in the collateral certificate and the collection account, but are entitled to the benefits of only that portion of those assets allocated to them under the indenture. These Class ___ notes are also secured by a security interest in the applicable principal funding subaccount, the applicable interest funding subaccount [and the applicable Class C reserve subaccount]. See "Sources of Funds to Pay the Notes--The Collateral Certificate" and "--The Trust Accounts" in the prospectus.

Limited Recourse to the
   Issuer ................  The sole source of payment for principal of or interest on these Class ___ notes is provided by:

                            o the portion of the principal collections and finance charge collections received by the issuer under the collateral certificate and available to these Class ___ notes after giving effect to all allocations and reallocations; and

                            o funds in the applicable trust accounts for these Class ___ notes.

                            Class ___ noteholders will have no recourse to any other assets of the issuer or any other person or entity for the payment of principal of or interest on these Class ___ notes.

Master Trust Assets and
   Receivables ...........  The collateral certificate, which is the issuer's primary source of funds for the payment of principal of and interest on these Class ___ notes, is an investor certificate issued by Citibank Credit Card Master Trust I. The collateral certificate represents an undivided interest in the assets of the master trust. The master trust assets include credit card receivables from selected MasterCard and VISA revolving credit card accounts that meet the eligibility criteria for inclusion in the master trust. These eligibility criteria are discussed in the prospectus under "The Master Trust--Master Trust Assets."

                            The credit card receivables in the master trust consist of principal receivables and finance charge receivables. Principal receivables include amounts charged by cardholders for merchandise and services and amounts advanced to cardholders as cash advances. Finance charge receivables include periodic finance charges, annual membership fees, cash advance fees, late charges and some other fees billed to cardholders.

                            The aggregate amount of credit card receivables in the master trust as of ____________________ was $_______________, of which $_______________ were principal receivables and $_______________ were finance charge receivables. See "The Master Trust Receivables and Accounts" in Annex I of this prospectus supplement for more detailed financial information on the receivables and the accounts.

The Citiseries ...........  These Class ___ notes will be the ____ subclass of outstanding notes issued by the issuer of the Citiseries.

                            As of the issuance date of these Class ___ notes, the aggregate outstanding dollar principal amount of notes of the Citiseries will be $______________, including these Class ___ notes, consisting of:

                                   Class A notes        $_______________
                                   Class B notes        $_______________
                                   Class C notes        $_______________

                            As of the date of this prospectus supplement, the weighted average interest rate payable by the issuer in respect of the outstanding subclasses of notes of the Citiseries is approximately ____% per annum, consisting of:

                                   Class A notes         _____% per annum
                                   Class B notes         _____% per annum
                                   Class C notes         _____% per annum

                            The weighted average interest rate calculation takes into account:

                            o the actual rate of interest in effect on floating rate notes at the time of calculation; and

                            o all net payments to be made or received under performing derivative agreements.

Participation with Other
   Classes of Notes ......  Each class of notes of the Citiseries will be included in "[Group 1]." In addition to the Citiseries, the issuer may issue other series of notes that are included in [Group 1].

                            Collections of finance charge receivables allocable to each class of notes in [Group 1] will be aggregated and shared by each class of notes in [Group 1] pro rata based on the applicable interest rate of each class. See "Deposit and Application of Funds--Allocation to Interest Funding Subaccounts" in the prospectus. Under this system, classes of notes in [Group 1] with high interest rates take a larger proportion of the collections of finance charge receivables allocated to [Group 1] than classes of notes with low interest rates. Consequently, the issuance of later classes of notes with high interest rates can have the effect of reducing the finance charge collections available to pay interest on your notes, or available to reimburse reductions in the nominal liquidation amount of your notes.

[Stock Exchange Listing ..  The issuer will apply to list these Class ___ notes on the Luxembourg Stock Exchange. The issuer cannot guarantee that the application for the listing will be accepted. You should consult with Dexia Banque Internationale a Luxembourg, the Luxembourg listing agent for these Class ___ notes, 69, route d'Esch, L- 2953 Luxembourg, phone number (352) 4590-1, to determine whether these Class ___ notes have been listed on the Luxembourg Stock Exchange.]

[No Listing ..............  The Class ___   notes will not be listed on any
                            stock exchange.]

Ratings ..................  The issuer will issue these Class ___ notes only if they are rated [at least] "___" or its equivalent by at least one nationally recognized rating agency. See "Risk Factors--If the ratings of the notes are lowered or withdrawn, their market value could decrease" in the prospectus.

Change in Accounting
   Standards May Necessitate
   Restructuring of the
   Citibank Credit Card
   Securitization Program . Citibank (South Dakota) and Citibank (Nevada) treat the issuances of notes and related transactions as a sale of the credit card receivables for accounting purposes. As a result of the adoption by the Financial Accounting Standards Board of SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities--a replacement of FASB Statement No. 125," the Banks may be required to restructure their credit card securitization program in order to continue to receive accounting sale treatment.

                            As part of the restructuring, one or more bankruptcy remote, special purpose entities may need to be interposed between the Banks, as sellers of the credit card receivables, and the master trust. These special purpose entities, which would be owned by Citibank (South Dakota) and Citibank (Nevada), would acquire the credit card receivables from the Banks and sell them to the master trust. Some of the operative documents--such as the pooling and servicing agreement--may be amended to effectuate this change. Holders of these Class ___ notes will be deemed to consent to any such amendment. No such amendment will be made unless the rating agencies confirm that the amendment will not cause the rating assigned to any outstanding notes to be withdrawn or reduced.

                                  UNDERWRITING

       Subject to the terms and conditions of the underwriting agreement for these Class ___ notes, the issuer has agreed to sell to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the principal amount of these Class ___ notes set forth opposite its name:


    Underwriters                                              Principal Amount
    ------------                                              ----------------

   ---------------                                              ______________
   ---------------                                              ______________
   ---------------                                              ______________

     Total ..............................................   $_________________

       The several underwriters have agreed, subject to the terms and conditions of the underwriting agreement, to purchase all $_________________ aggregate principal amount of these Class ___ notes if any of these Class ___ notes are purchased.

       The underwriters have advised the issuer that the several underwriters propose initially to offer these Class ___ notes to the public at the public offering price set forth on the cover page of this prospectus supplement, and to certain dealers at that public offering price less a concession not in excess of ____% of the principal amount of these Class ___ notes. The underwriters may allow, and those dealers may reallow to other dealers, a concession not in excess of ____% of the principal amount.

       After the public offering, the public offering price and other selling terms may be changed by the underwriters.

       Each underwriter of these Class ___ notes has agreed that:

       o it has complied and will comply with all applicable provisions of the Financial Services and Markets Act of 2000 (the "FSMA") with respect to anything done by it in relation to these Class ___ notes in, from, or otherwise involving the United Kingdom;

       o it has only communicated or caused to be communicated or will only communicate or cause to be communicated any invitation or inducement to engage in investment activities (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any of these Class ___ notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

       o it has not offered or sold and will not offer or sell any Class ___ notes to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995.

       In connection with the sale of these Class ___ notes, the underwriters may engage in:

       o over-allotments, in which members of the syndicate selling these Class ___ notes sell more notes than the issuer actually sold to the syndicate, creating a syndicate short position;

       o stabilizing transactions, in which purchases and sales of these Class ___ notes may be made by the members of the selling syndicate at prices that do not exceed a specified maximum;

       o syndicate covering transactions, in which members of the selling syndicate purchase these Class ___ notes in the open market after the distribution has been completed in order to cover syndicate short positions; and

       o penalty bids, by which underwriters reclaim a selling concession from a syndicate member when any of these Class ___ notes originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

       These stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of these Class ___ notes to be higher than it would otherwise be. These transactions, if commenced, may be discontinued at any time.

       The issuer, Citibank (South Dakota) and Citibank (Nevada) will, jointly and severally, indemnify the underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the underwriters may be required to make in respect of those liabilities. The issuer's obligation to indemnify the underwriters will be limited to finance charge collections from the collateral certificate received by the issuer after making all required payments and required deposits under the indenture.

       [Citigroup Global Markets Inc. is an affiliate of the issuer, Citibank (South Dakota) and Citibank (Nevada).]

       [This prospectus supplement and the accompanying prospectus may be used by Citigroup Global Markets Inc. and/or other affiliates of the issuer, Citibank (South Dakota) and Citibank (Nevada) in connection with offers and sales related to market-making transactions in these Class ___ notes. These affiliates may act as principal or agent in these market-making transactions. Market-making sales will be made at prices related to prevailing market prices at the time of sale.]

       The issuer will receive proceeds of approximately $______________ from the sale of these Class ___ notes. This amount represents ____% of the principal amount of these Class ___ notes. The issuer will receive this amount net of the underwriting discount of $______________. The underwriting discount represents ____% of the principal amount of these Class ___ notes. Additional offering expenses are estimated to be $______________.

                       Citibank Credit Card Issuance Trust

             $___________ _____% Class 200_-__ Notes of ______ 20__
                        (Legal Maturity Date _____ 20__)

                  Citibank (South Dakota), National Association
                     Citibank (Nevada), National Association
                            Originators of the Trust

                              Prospectus Supplement
                              Dated ________, 20__

                                  Underwriters

______________________

                  ______________________

                                    ______________________

                                                        ______________________

       You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. No one has been authorized to provide you with different information.

       The notes are not being offered in any state where the offer is not permitted.

       The issuer does not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

       Until the date which is 90 days after the date of this prospectus supplement, all dealers effecting transactions in the notes, whether or not participating in this distribution, may be required to deliver a prospectus supplement and prospectus. This is in addition to the obligation of dealers to deliver a prospectus supplement and prospectus when acting as underwriter of the notes and with respect to their unsold allotments or subscriptions.

                                                                         ANNEX I

         This annex forms an integral part of the prospectus supplement.

                    THE MASTER TRUST RECEIVABLES AND ACCOUNTS

     The following information relates to the credit card receivables owned by Citibank Credit Card Master Trust I and the related credit card accounts.

Loss and Delinquency Experience

     The following table sets forth the loss experience for cardholder payments on the credit card accounts for each of the periods shown. Losses consist of write-offs of principal receivables. These losses are presented below on a cash basis. If accrued finance charge receivables that have been written off were included in losses, Net Losses would be higher as an absolute number and as a percentage of the average of principal and finance charge receivables outstanding during the periods indicated. Average Principal Receivables Outstanding is the average of principal receivables outstanding during the periods indicated. The percentage reflected for the ______ months ended ________________ is an annualized number. There can be no assurance that the loss experience for the receivables in the future will be similar to the historical experience set forth below.


                        Loss Experience for the Accounts
                             (Dollars in Thousands)

                       ____ Months Ended           Year Ended December 31,
                         ______________       20            20            20
                                             ------        ------        ------

Average Principal Receivables
  Outstanding..............
Net Losses.................
Net Losses as a Percentage
  of Average Principal
  Receivables Outstanding..


     Net losses as a percentage of gross charge-offs for the first ______ months of 20__ were ______% and for each of the years ended December 31, 20__, 20__ and 20__ were _____%, _____% and _____%, respectively. Gross charge-offs are charge-offs before recoveries and do not include the amount of any reductions in Average Principal Receivables Outstanding due to fraud, returned goods, customer disputes or various other miscellaneous write-offs.

     The following table sets forth the delinquency experience for cardholder payments on the credit card accounts for each of the periods shown. The Delinquent Amount includes both principal receivables and finance charge receivables. The percentages are the result of dividing the Delinquent Amount by the average of principal and finance charge receivables outstanding during the periods indicated. There can be no assurance that the delinquency experience for the receivables in the future will be similar to the historical experience set forth below.


                  Delinquencies as a Percentage of the Accounts
                             (Dollars in Thousands)

                                                                           As of December 31,
                               As of                  --------------------------------------------------------------
                                    20                   20                        20                        20
                     ------------------------         ----------                ----------                ----------
Number of Days        Delinquent                Delinquent                Delinquent                Delinquent
Delinquent              Amount    Percentage      Amount   Percentage       Amount    Percentage      Amount    Percentage
--------------       -----------  ----------   ----------  ----------     ----------  ----------    ----------  ----------
35-64 days........
65-94 days........
95 days or more...
                      ---------      ----       ---------     ----           -------     ----          -------     ----
Total.............



Revenue Experience

     The revenues for the credit card accounts from finance charges, fees paid by cardholders and interchange for the _____ months ended ____________, 20__ and for each year of the three-year period ended December 31, 20__ are set forth in the following table.

     The revenue experience in this table is presented on a cash basis before deduction for charge-offs. Average Revenue Yield is the result of dividing Finance Charges and Fees Paid by Average Principal Receivables Outstanding during the periods indicated. The percentage for the _____ months ended ______________, 20__ is an annualized number. Revenues from finance charges, fees and interchange will be affected by numerous factors, including the periodic finance charge on the credit card receivables, the amount of any annual membership fee, other fees paid by cardholders, the percentage of cardholders who pay off their balances in full each month and do not incur periodic finance charges on purchases, the percentage of credit card accounts bearing finance charges at promotional rates and changes in the level of delinquencies on the receivables.


                       Revenue Experience for the Accounts
                             (Dollars in Thousands)

                                      Months       Year Ended December 31,
                                   Ended
                                                 20          20          20
                               --------------    ----        ----        ----

Finance Charges and Fees Paid ...
Average Revenue Yield ...........

     The revenues from periodic finance charges and fees--other than annual fees--depend in part upon the collective preference of cardholders to use their credit cards as revolving debt instruments for purchases and cash advances and to pay account balances over several months--as opposed to convenience use, where cardholders pay off their entire balance each month, thereby avoiding periodic finance charges on their purchases--and upon other card-related services for which the cardholder pays a fee. Revenues from periodic finance charges and fees also depend on the types of charges and fees assessed on the credit card accounts. Accordingly, revenues will be affected by future changes in the types of charges and fees assessed on the accounts and in the types of additional accounts added from time to time. These revenues could be adversely affected by future changes in fees and charges assessed on the accounts and other factors.

Cardholder Monthly Payment Rates

     The following table sets forth the highest and lowest cardholder monthly payment rates for the credit card accounts during any month in the periods shown and the average of the cardholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of the total beginning account balances for that month.

     Monthly payment rates on the credit card receivables may vary because, among other things, a cardholder may fail to make a required payment, may only make the minimum required payment or may pay the entire outstanding balance. Monthly payment rates on the receivables may also vary due to seasonal purchasing and payment habits of cardholders. Monthly payment rates include amounts that would be deemed payments of principal receivables and finance charge receivables with respect to the accounts. In addition, the amount of outstanding receivables and the rates of payments, delinquencies, charge-offs and new borrowings on the accounts depend on a variety of factors including seasonal variations, the availability of other sources of credit, general economic conditions, tax laws, consumer spending and borrowing patterns and the terms of the accounts, which may change.


                Cardholder Monthly Payment Rates for the Accounts

                                     Months         Year Ended December 31,
                                  Ended
                                                20            20           20
                              --------------    ----          ----         ----
Lowest Month ...............
Highest Month ..............
Average of the Months
  in the Period ............


Interchange

     Creditors participating in the MasterCard International and VISA associations receive interchange as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period before initial billing. Under the MasterCard International and VISA systems, a portion of this interchange in connection with cardholder charges for merchandise and services is passed from banks which clear the transactions for merchants to credit card-issuing banks. Interchange ranges from approximately 1% to 2% of the transaction amount. Citibank (South Dakota) is required to transfer to the master trust interchange attributed to cardholder charges for merchandise and services in the accounts. In general, interchange is allocated to the master trust on the basis of the ratio that the amount of cardholder charges for merchandise and services in the accounts bears to the total amount of cardholder charges for merchandise and services in the portfolio of credit card accounts maintained by Citibank (South Dakota). MasterCard International and VISA may change the amount of interchange reimbursed to banks issuing their credit cards.

The Credit Card Receivables

     The receivables in the credit card accounts as of ____________, 20__ included $___________ of finance charge receivables and $________________ of principal receivables -- which amounts include overdue finance charge receivables and overdue principal receivables. As of __________, 20__, there were ___________ accounts. Included within the accounts are inactive accounts that have no balance. The accounts had an average principal receivable balance of $_____ and an average credit limit of $_____. The average total receivable balance in the accounts as a percentage of the average credit limit with respect to the accounts was approximately ___%. Approximately ___% of the accounts were opened before ___________. Of the accounts, approximately ______% related to cardholders with billing addresses in California, ______% in New York, ______% in Texas, ______% in Florida and ______% in Pennsylvania. Not more than 5% of the accounts related to cardholders having billing addresses in any other single state.

     The credit card accounts include receivables which, in accordance with the servicer's normal servicing policies, were charged-off as uncollectible. However, for purposes of calculation of the amount of principal receivables and finance charge receivables in the master trust for any date, the balance of the charged-off receivables is zero and the master trust owns only the right to receive recoveries on these receivables.

     The following tables summarize the credit card accounts by various criteria as of _________, 20__. References to "Receivables Outstanding" in these tables include both finance charge receivables and principal receivables. Because the composition of the accounts will change in the future, these tables are not necessarily indicative of the future composition of the accounts.

     Credit balances presented in the following table are a result of cardholder payments and credit adjustments applied in excess of a credit card account's unpaid balance. Accounts which have a credit balance are included because receivables may be generated in these accounts in the future. Credit card accounts which have no balance are included because receivables may be generated in these accounts in the future.

                   Composition of Accounts by Account Balance

                                            Percentage               Percentage
                                             of Total                 of Total
                                 Number of   Number of  Receivables  Receivables
       Account Balance           Accounts    Accounts   Outstanding  Outstanding
  --------------------------    ----------  ----------  ------------ -----------
Credit Balance ................
No Balance ....................
Less than or equal to $500.00 .
$500.01 to $1,000.00 ..........
$1,000.01 to $2,000.00 ........
$2,000.01 to $3,000.00 ........
$3,000.01 to $4,000.00 ........
$4,000.01 to $5,000.00 ........
$5,000.01 to $6,000.00 ........
$6,000.01 to $7,000.00 ........
$7,000.01 to $8,000.00 ........
$8,000.01 to $9,000.00 ........
$9,000.01 to $10,000.00 .......
Over $10,000.00 ...............

Total .........................


                     Composition of Accounts by Credit Limit

                                           Percentage                Percentage
                                            of Total                  of Total
                                 Number of  Number of  Receivables   Receivables
         Credit Limit            Accounts   Accounts   Outstanding   Outstanding
  -----------------------------  ---------  --------- -------------- -----------
Less than or equal to $500.00 .
$500.01 to $1,000.00 ..........
$1,000.01 to $2,000.00 ........
$2,000.01 to $3,000.00 ........
$3,000.01 to $4,000.00 ........
$4,000.01 to $5,000.00 ........
$5,000.01 to $6,000.00 ........
$6,000.01 to $7,000.00 ........
$7,000.01 to $8,000.00 ........
$8,000.01 to $9,000.00 ........
$9,000.01 to $10,000.00 .......
$10,000.01 to $15,000.00 ......
Over $15,000.00 ...............

Total .........................

         Accounts presented in the table below as "Current" include accounts on which the minimum payment has not been received before the next billing date following the issuance of the related bill.


                    Composition of Accounts by Payment Status

                                       Percentage                   Percentage
                                        of Total                     of Total
                            Number of   Number of    Receivables    Receivables
     Payment Status         Accounts    Accounts     Outstanding    Outstanding
     --------------         ----------  ---------  ---------------  -----------
Current ....................
Up to 34 days delinquent ...
35 to 64 days delinquent ...
65 to 94 days delinquent ...
95 to 124 days delinquent ..
125 to 154 days delinquent .
155 to 184 days delinquent .

Total ......................


                         Composition of Accounts by Age

                                            Percentage               Percentage
                                            of Total                  of Total
                                 Number of  Number of   Receivables  Receivables
          Age                    Accounts   Accounts    Outstanding  Outstanding
        -------                  ---------  ---------  --------------  ---------
Less than or equal to 6 months .
Over 6 months to 12 months .....
Over 12 months to 24 months ....
Over 24 months to 36 months ....
Over 36 months to 48 months ....
Over 48 months .................

Total ..........................


Billing and Payments

     The credit card accounts have different billing and payment structures, including different periodic finance charges and fees. The following information reflects the current billing and payment characteristics of the accounts.

     Each month, billing statements are sent to cardholders who had activity during the immediately preceding billing period. To the extent a cardholder has a balance due, the cardholder must make a minimum payment equal to the sum of

     (1) the amount which is past due plus any amount which is in excess of the credit limit,

     (2) if the account is a combined credit card and a separate AT&T calling card, the sum of all calling transactions posted to the account in the current billing period, and

     (3) for most accounts, the new balance on the billing statement if it is less than $20, or $20, if the new balance is at least $20 and not greater than $960, or if the new balance exceeds $960, 1/48th of the new balance.

The required minimum payment, however, cannot be less than the finance charges billed. For most accounts, if the minimum payment due equals the finance charges billed or if any balance has a rate of more than 19.99% imposed on it, $5 will be added to the minimum due.

     A periodic finance charge is imposed on the credit card accounts. The periodic finance charge imposed on balances for purchases and cash advances for a majority of the accounts is calculated by multiplying (1) the daily balances for each day during the billing cycle by (2) the applicable daily periodic finance charge rate, and summing the results for each day in the billing period. The daily balance is calculated by taking the previous day's balance, adding any new purchases or cash advances and fees, adding the daily finance charge on the previous day's balance, and subtracting any payments or credits. Cash advances are included in the daily balance from the date the advances are made. Purchases are included in the daily balance generally from the date of purchase. Periodic finance charges are not imposed in most circumstances on purchase amounts if all balances shown in the previous billing statement are paid in full by the due date indicated on the statement.

     No finance charge is imposed on calling card transactions in the billing cycle in which the transactions are posted to the account. The receivables represented by these charges are not part of the master trust's assets. However, any charge for calling card transactions that is not paid by the payment due date on the monthly statement in which it is billed is added to the daily balance of purchases on the first day of the next billing cycle. These unpaid calling card transactions, and any finance charges on these unpaid transactions, then become receivables that are part of the master trust's assets.

     The periodic finance charge imposed on balances in most credit card accounts for purchases is currently the Prime Rate, as published in The Wall Street Journal, plus a percentage ranging from 4.99% to 11.99%. As of the most recent reset date, the periodic finance charge on balances in most accounts for purchases ranged from 9.99% to 16.99%. The periodic finance charge imposed on balances in most credit card accounts for cash advances is currently the greater of 19.99% or the sum of the Prime Rate and 14.99%. If a cardholder defaults under their credit card agreement, the periodic finance charge assessed on all balances in their account can be increased to the Prime Rate plus up to

23.99%. Promotional rates of limited duration are offered from time to time to attract new cardholders and to promote balance transfers from other credit card issuers and the periodic finance charge on a limited number of accounts may be greater or less than those generally assessed on the accounts.

     The periodic finance charge on accounts may be changed at any time by providing prior written notice to cardholders. Any increase in the finance charge will become effective upon the earlier of subsequent use of a card and the expiration of a 25-day period from the date the change was made effective--assuming failure on the part of the cardholder to object to the new rate.

     Most of the accounts are subject to additional fees, including:

     o a late fee if the cardholder does not make the required minimum payment by the payment date shown on the monthly billing statement. The late fee is $15 on balances up to $100, $29 on balances of $100 up to $1,000 and $39 on balances of $1,000 and over;

     o a cash advance fee which is generally equal to 3.0% of the amount of the cash advance, subject to a minimum fee of $5;

     o a balance transfer fee of 3.0% of the amount transferred to the account, subject to a minimum fee of $5 and a maximum fee of $50;

     o    a returned payment fee of $29;

     o    a returned check fee of $29;

     o    a stop payment fee of $29; and

     o a fee of $35 for each billing period with respect to each account with an outstanding balance over the credit limit established for that account.

There can be no assurance that periodic finance charges, fees and other charges will remain at current levels in the future.

     Payments by cardholders on the accounts are processed and applied first to all minimum amounts due. Payments in excess of the minimum amount due are applied to balances associated with low periodic rates before balances associated with higher periodic rates.

********************************************************************************
**    The information in this prospectus supplement is not complete and may   **
**    be changed. We may not sell these securities until the registration     **
**    statement filed with the Securities and Exchange Commission is          **
**    effective. This prospectus supplement is not an offer to sell these     **
**    securities and is not soliciting an offer to buy these securities in    **
**    any state where the offer or sale is not permitted.                     **
********************************************************************************

                 Subject to Completion, dated December 14, 2004

                  REPRESENTATIVE FORM OF PROSPECTUS SUPPLEMENT
                      FOR A SINGLE ISSUANCE SERIES OF NOTES

PROSPECTUS SUPPLEMENT DATED _________________
(to Prospectus dated _______________)

                       Citibank Credit Card Issuance Trust
                               Series [ -- ] Notes

                  Citibank (South Dakota), National Association
                     Citibank (Nevada), National Association
                            Originators of the Trust


The issuer will issue and sell  Class A Notes    Class B Notes   Class C Notes
                                -------------    -------------   -------------
Principal amount............    $___________     $___________    $___________
Interest rate...............    ___% per annum   ___% per annum  ___% per annum
Interest payment dates......    ___ day of each  ___ day of each ___ day of each
                                ____, beginning  ____, beginning ____, beginning
                                ______________   ______________  ______________
Expected principal
   payment date.............    ______ __, 20__  ______ __, 20__  _____ __, 20__
Legal maturity date.........    ______ __, 20__  ______ __, 20__  _____ __, 20__
Expected issuance date......    ______ __, 20__  ______ __, 20__  _____ __, 20__
Price to public.............    $_____ (or ___%) $____ (or ___%) $____ (or ___%)
Underwriting discount.......    $_____ (or ___%) $____ (or ___%) $____ (or ___%)
Proceeds to the issuer......    $_____ (or ___%) $____ (or ___%) $____ (or ___%)


Principal payments on the Class B notes are subordinated to payments on the Class A notes. Principal payments on the Class C notes are subordinated to payments on the Class A and Class B notes.

********************************************************************************
**   YOU SHOULD REVIEW AND CONSIDER THE DISCUSSION UNDER "RISK FACTORS"       **
**   BEGINNING ON PAGE 14 OF THE ACCOMPANYING PROSPECTUS BEFORE YOU           **
**   PURCHASE ANY NOTES.                                                      **
**                                                                            **
**   Neither the Securities and Exchange Commission nor any state             **
**   securities commission has approved the notes or determined that this     **
**   prospectus supplement or the prospectus is truthful or complete.         **
**   Any representation to the contrary is a criminal offense.                **
**                                                                            **
**   The notes are obligations of Citibank Credit Card Issuance Trust only    **
**   and are not obligations of any other person. Each class of notes is      **
**   secured by only some of the assets of Citibank Credit Card Issuance      **
**   Trust. Noteholders will have no recourse to any other assets of          **
**   Citibank Credit Card Issuance Trust for the payment of the notes.        **
**   The notes are not insured or guaranteed by the Federal Deposit           **
**   Insurance Corporation or any other governmental agency or                **
**   instrumentality.                                                         **
********************************************************************************

Underwriters of the Class A Notes   [______________]

Underwriters of the Class B Notes   [______________]

Underwriters of the Class C Notes   [______________]

                                TABLE OF CONTENTS
                              Prospectus Supplement

Summary of Terms .........................................................   S-3
Underwriting .............................................................  S-10
Annex I: The Master Trust Receivables and Accounts .......................   I-1

     The table of contents for the prospectus begins on page (i) of that document.

                                ________________


     Information about the Series [ -- ] notes is in two separate documents: a prospectus and a prospectus supplement. The prospectus provides general information about the series of notes issued by Citibank Credit Card Issuance Trust, some of which may not apply to the Series [ -- ] notes. The prospectus supplement provides the specific terms of the Series [ -- ] notes. You should carefully read both the prospectus and the prospectus supplement before you purchase any Series[ -- ] notes.

     This prospectus supplement may supplement disclosure in the accompanying prospectus.

     In deciding whether to purchase the Series [ -- ] notes, you should rely solely on the information in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to give you different information about the Series [ -- ] notes.

     This prospectus supplement may be used to offer and sell the Series [ -- ] notes only if accompanied by the prospectus.

                                ________________


     The Class A notes, the Class B notes and the Class C notes are offered subject to receipt and acceptance by the underwriters and to their right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice.

                                SUMMARY OF TERMS

     Because this is a summary it does not contain all the information you may need to make an informed investment decision. You should read the entire prospectus supplement and prospectus before you purchase any Series [ -- ] notes.

     There is a glossary beginning on page 112 of the prospectus where you will find the definitions of some terms used in this prospectus supplement.

Securities Offered .....    $_____________  _____% Class A notes, Series [ -- ].
                            $_____________  _____% Class B notes, Series [ -- ].
                            $_____________  _____% Class C notes, Series [ -- ].

                            The Series [ -- ] notes are issued by, and are obligations of, Citibank Credit Card Issuance Trust. The Series [ -- ] notes are a single issuance series. The issuer will not issue any other class or subclass of notes of this series.

Interest ................   The Class A notes will accrue interest at the rate
                            of _____% per annum.

                            The Class B notes will accrue interest at the rate of _____% per annum.

                            The Class C notes will accrue interest at the rate of _____% per annum.

                            Interest on the Series [ -- ] notes will begin to accrue on __________________ __, 20__ and will be calculated on the basis of a 360-day year of twelve 30-day months.

                            The issuer will make interest payments on the Series [ -- ] notes on the ____ day of each ______, ______,
                            ______ and ______ beginning ____________ 200__. If
                            an event of default or early redemption event occurs with respect to any of the Series [ -- ] notes, or if any of the Series [ -- ] notes are not paid in full on their expected principal payment date, the issuer will begin making interest payments on the ___th day of every month. Interest payments due on a day that is not a business day in New York, South Dakota or Nevada, will be made on the following business day.

                            The payment of accrued interest on a class of Series [ -- ] notes is not senior to or subordinated to payment of interest on any other class of Series [ -- ] notes.

Principal ..............    The issuer expects to pay the stated principal
                            amount of the Class A, Class B and Class C notes in one payment on

                            ___________ __, 20__, which is the expected
                            principal payment date, and is obligated to do so if funds are available for that purpose. However, if the stated principal amount of any class of Series [ -- ] notes is not paid in full on its expected principal payment date, the holders of that class will not have any remedies against the issuer until ________ __, 20__, the legal maturity date of the notes.

                            If the stated principal amount of the Class A, Class B or Class C notes is not paid in full on the expected principal payment date, then principal and interest payments on the Series [ -- ] notes will be made monthly until they are paid in full or the legal maturity date occurs, whichever is earlier. However, if the nominal liquidation amount of that class has been reduced, the amount of principal collections and finance charge collections available to pay principal of and interest on the Series [ -- ] notes will be reduced. The nominal liquidation amount of a class of notes corresponds to the portion of the invested amount of the collateral certificate that is allocable to support that class of notes.

                            The initial aggregate nominal liquidation amount of the Series [ -- ] notes is $_______________, consisting of:

                               o      Class A notes of $_____________,
                               o      Class B notes of $_____________, and
                               o      Class C notes of $_____________.

                            If the nominal liquidation amount of a class of notes is reduced by reallocations of principal of that class to pay interest on a senior class, or as a result of charge-offs to the principal receivables in the master trust and is not reimbursed as described in the prospectus, not all of the principal of the notes of that class will be repaid. For a more detailed discussion of nominal liquidation amount, see "The Notes--Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount of Notes" in the prospectus.

                            Principal of the Class A notes will generally be paid in full before any principal of the Class B notes or Class C notes is paid, and principal of the Class B notes will generally be paid in full before any principal of the Class C notes is paid. However, there are exceptions to this rule. See "The Notes-- Subordination of Principal" and "Deposit and Application of Funds--Limit on Repayments of Subordinated Classes of Single Issuance Series" in the prospectus.

                            Principal of a Series [ -- ] note may be paid earlier than its expected principal payment date if an early redemption event or an event of default occurs with respect to that note. See "Covenants, Events of Default and Early Redemption Events-- Early Redemption Events" and "--Events of Default" in the prospectus.

[Outstanding Dollar
   Principal Amount ......  Include only for OID notes and foreign currency notes.]

Class C Reserve Account ..  The issuer will establish an unfunded Class C reserve account to provide credit enhancement solely for the holders of Class C notes. The Class C reserve account will not be funded unless and until surplus finance charge collections fall below the levels described in the table below or an early redemption event or event of default occurs. For a discussion of surplus finance charge collections, see the definition of "Surplus Finance Charge Collections" in the glossary to the prospectus.

                            The Class C reserve account will be funded each month, as necessary, from finance charge collections allocated to the collateral certificate that month after payment of fees and expenses of the master trust servicer and the indenture trustee, targeted deposits to the interest funding account, reimbursement of charge-offs of principal receivables in the master trust that are allocated to the collateral certificate and reimbursement of any deficits in the nominal liquidation amounts of the notes.

                            Funds on deposit in the Class C reserve account will be available to holders of Class C notes to cover shortfalls of interest payable on interest payment dates. Funds on deposit in the Class C reserve account will also be available to holders of Class C notes on any day when principal is payable, but only to the extent that the nominal liquidation amount of the Class C notes plus other funds being held by the indenture trustee for payment of principal to holders of Class C notes is less than the outstanding dollar principal amount of the Class C notes. The nominal liquidation amount of a class of notes corresponds to the portion of the invested amount of the collateral certificate that is allocable to support that class of notes.

                            No funds will be deposited into the Class C reserve account on the date the Class C notes are issued. The Class C reserve account will be funded if surplus finance charge collections fall below the levels described below. The left column of the table below gives the level of surplus finance charge collections, expressed as a percentage of principal receivables in the master trust allocable to the collateral certificate. The right column gives the amount of funding required for the Class C reserve account, expressed as a percentage of the aggregate outstanding dollar principal amount of the Series [ -- ] notes.

      Percentage of surplus finance charge     Percentage of  principal amount
        collections, averaged over the         of Series [ -- ] notes required
           three most recent months                to be in reserve account
      ------------------------------------     -------------------------------

                -----------                             -------------
                -----------                             -------------
                -----------                             -------------


                            The amount targeted to be in the Class C reserve account will be adjusted monthly to the percentages specified in the table as the surplus finance charge collections rise or fall. If an early redemption event or event of default occurs with respect to the Class C notes, the targeted Class C reserve account amount will be the greater of ____% of the aggregate outstanding dollar principal amount of Series [ -- ] notes and $___________.

                            See "Deposit and Application of Funds--Targeted Deposits to the Class C Reserve Account" in the prospectus.

                            Monthly reports concerning the performance of the credit card receivables in the master trust will be filed with the SEC on Form 8-K. The level of surplus finance charge collections will be included in these publicly-available reports.

Optional Redemption
   by the Issuer ........   The issuer has the right, but not the obligation, to
                            redeem the Series [ -- ] notes in whole but not in part on any day on or after the day on which the aggregate nominal liquidation amount of the Series [
                            -- ] notes is reduced to less than 5% of its initial outstanding dollar principal amount. This repurchase option is referred to as a clean-up call.

                            If the issuer elects to redeem the Series [ -- ] notes, it will notify the registered holders of the redemption at least 30 days prior to the redemption date. The redemption price of a Series [ -- ] note so redeemed will equal 100% of the outstanding dollar principal amount of that note, plus accrued but unpaid interest on the note to but excluding the date of redemption.

                            If the issuer is unable to pay the redemption price in full on the redemption date, monthly payments on the Series [ -- ] notes will thereafter be made until the outstanding dollar principal amount of the Series [ -- ] notes, plus all accrued and unpaid interest, is paid in full or the legal maturity date occurs, whichever is earlier. Any funds in the principal funding account and interest funding account for a redeemed Series [ -- ] note will be applied to make the principal and interest payments on that note on the redemption date. Principal payments on redeemed Series [ -- ] notes will be made first to the Class A notes until paid in full, then to the Class B notes until paid in full and finally to the Class C notes until paid in full.

Security for the Notes ..   The Series [ -- ] notes are secured by a shared
                            security interest in the collateral certificate and the collection account, but each class of notes is entitled to the benefits of only that portion of those assets allocated to it under the indenture.
                            Each class of Series [ -- ] notes is also secured by a security interest in the applicable principal funding subaccount, the applicable interest funding subaccount and in the case of Class C notes, the applicable Class C reserve account. See "Sources of Funds to Pay the Notes--The Collateral Certificate" and "--The Trust Accounts" in the prospectus.

Limited Recourse to the
   Issuer ..............    Only the portion of the principal collections and
                            finance charge collections received by the issuer under the collateral certificate and available to the Series [ -- ] notes after giving effect to all allocations and reallocations, together with funds in the applicable trust accounts, provide the source of payment for principal of or interest on the Series [ -- ] notes. The Series [ -- ] noteholders will have no recourse to any other assets of the issuer or any other person or entity for the payment of principal of or interest on the notes.

Master Trust Assets and
   Receivables .........    The collateral certificate, which is the issuer's
                            primary source of funds for the payment of principal of and interest on the notes, is an investor certificate issued by Citibank Credit Card Master
                            Trust I. The collateral certificate represents an undivided interest in the assets of the master trust. The master trust assets include credit card receivables from selected MasterCard and VISA revolving credit card accounts that meet the eligibility criteria for inclusion in the master trust. These eligibility criteria are discussed in the prospectus under "The Master Trust--Master Trust
                            Assets."

                            The credit card receivables in the master trust consist of principal receivables and finance charge receivables. Principal receivables include amounts charged by cardholders for merchandise and services and amounts advanced to cardholders as cash advances. Finance charge receivables include periodic finance charges, annual membership fees, cash advance fees, late charges and some other fees billed to cardholders.

                            The aggregate amount of credit card receivables in the master trust as of ____________ __, 20__ was $_____________, of which $_____________ were principal receivables and $___________ were finance charge receivables. See "The Master Trust Receivables and Accounts" in Annex I of this prospectus supplement for more detailed financial information on the receivables and the accounts.

Participation with Other
   Classes of Notes ....    The Series [ -- ] notes will be the ____ series of
                            notes issued by the issuer and still outstanding.
                            Each class of notes of the Series [ -- ] notes and the other ___ outstanding series together comprise
                            "[Group 1]."

                            Collections of finance charge receivables allocable to each class of notes in [Group 1] will be aggregated and shared by each class of notes in [Group 1] pro rata based on the applicable interest rate of each class. See "Deposit and Application of Funds--Allocation to Interest Funding Subaccounts" in the prospectus. Under this system, classes of notes in [Group 1] with high interest rates take a larger proportion of the collections of finance charge receivables allocated to [Group 1] than classes of notes with low interest rates. Consequently, the issuance of later classes of notes with high interest rates can have the effect of reducing the finance charge collections available to pay interest on your notes, or available to reimburse reductions in the nominal liquidation amount of your notes.

                            As of ___________ __, 20__, the weighted average interest rate payable by the issuer in respect of the outstanding classes of notes in [Group 1] was approximately _____% per annum. As of that date, the aggregate outstanding dollar principal amount of those notes was approximately $____________.

                            See "Deposit and Application of Funds--Allocation to Interest Funding Subaccounts" in the prospectus.

[Stock Exchange Listing ..  The issuer will apply to list the Series [ -- ]
                            notes on the Luxembourg Stock Exchange. The issuer cannot guarantee that the application for the listing will be accepted. You should consult with Dexia Banque Internationale a Luxembourg, the Luxembourg listing agent for the notes, 69, route d'Esch, L- 2953 Luxembourg, phone number (352) 4590-1, to determine whether the Series [ -- ] notes have been listed on the Luxembourg Stock Exchange.]

Change in Accounting
   Standards May Necessitate
   Restructuring of the
   Citibank Credit Card
   Securitization Program . Citibank (South Dakota) and Citibank (Nevada) treat the issuances of notes and related transactions as a sale of the credit card receivables for accounting purposes. As a result of the adoption by the Financial Accounting Standards Board of SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities--a replacement of FASB Statement No. 125," the Banks may be required to restructure their credit card securitization program in order to continue to receive accounting sale treatment.

                            As part of the restructuring, one or more bankruptcy remote, special purpose entities may need to be interposed between the Banks, as sellers of the credit card receivables, and the master trust. These special purpose entities, which would be owned by Citibank (South Dakota) and Citibank (Nevada), would acquire the credit card receivables from the Banks and sell them to the master trust. Some of the operative documents--such as the pooling and servicing agreement--may be amended to effectuate this change. Holders of the Series [ -- ] notes will be deemed to consent to any such amendment. No such amendment will be made unless the rating agencies confirm that the amendment will not cause the rating assigned to any outstanding notes to be withdrawn or reduced.

                                  UNDERWRITING

       Subject to the terms and conditions of the underwriting agreement for the Class A notes, the issuer has agreed to sell to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the principal amount of Class A notes set forth opposite its name:

                                  Class A Notes

Class A Underwriters                                          Principal Amount
--------------------                                          ----------------

   ---------------                                              ______________
   ---------------                                              ______________
   ---------------                                              ______________

     Total ..............................................   $_________________

       The several Class A underwriters have agreed, subject to the terms and conditions of the underwriting agreement, to purchase all $_________________ aggregate principal amount of Class A notes if any Class A notes are purchased.

       The Class A underwriters have advised the issuer that the several Class A underwriters propose initially to offer the Class A notes to the public at the public offering price set forth on the cover page of this prospectus supplement, and to certain dealers at that public offering price less a concession not in excess of ____% of the principal amount of the Class A notes. The Class A underwriters may allow, and those dealers may reallow to other dealers, a concession not in excess of ____% of the principal amount.

       Subject to the terms and conditions of the underwriting agreement for the Class B notes, the issuer has agreed to sell to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the principal amount of Class B notes set forth opposite its name:

                                  Class B Notes

Class B Underwriters                                          Principal Amount
--------------------                                          ----------------

   ---------------                                              ______________
   ---------------                                              ______________
   ---------------                                              ______________

     Total ..............................................   $_________________

       The several Class B underwriters have agreed, subject to the terms and conditions of the underwriting agreement, to purchase all $___________________ aggregate principal amount of Class B notes if any Class B notes are purchased.

       The Class B underwriters have advised the issuer that the several Class B underwriters propose initially to offer the Class B notes to the public at the public offering price set forth on the cover page of this prospectus supplement, and to certain dealers at that public offering price less a concession not in excess of ____% of the principal amount of the Class B notes. The Class B underwriters may allow, and those dealers may reallow to other dealers, a concession not in excess of ____% of the principal amount.

       Subject to the terms and conditions of the underwriting agreement for the Class C notes, the issuer has agreed to sell to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the principal amount of Class C notes set forth opposite its name:

                                  Class C Notes

Class C Underwriters                                          Principal Amount
--------------------                                          ----------------

   ---------------                                              ______________
   ---------------                                              ______________
   ---------------                                              ______________

     Total ..............................................   $_________________


       The several Class C underwriters have agreed, subject to the terms and conditions of the underwriting agreement, to purchase all $___________________ aggregate principal amount of Class C notes if any Class C notes are purchased.

       The Class C underwriters have advised the issuer that the several Class C underwriters propose initially to offer the Class C notes to the public at the public offering price set forth on the cover page of this prospectus supplement, and to certain dealers at that public offering price less a concession not in excess of ____% of the principal amount of the Class C notes. The Class C underwriters may allow, and those dealers may reallow to other dealers, a concession not in excess of ____% of the principal amount.

       After the public offering, the public offering price and other selling terms may be changed by the Class A underwriters, Class B underwriters and Class C underwriters.

       Each underwriter of the Series [ -- ] notes has agreed that:

       o it has complied and will comply with all applicable provisions of the Financial Services and Markets Act of 2000 (the "FSMA") with respect to anything done by it in relation to these Series [ -- ] notes in, from, or otherwise involving the United Kingdom;

       o it has only communicated or caused to be communicated or will only communicate or cause to be communicated any invitation or inducement to engage in investment activities (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any of these Series [ -- ] notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

       o it has not offered or sold and will not offer or sell any Series [ -- ] notes to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995.

       In connection with the sale of the Series [ -- ] notes, the underwriters may engage in:

       o over-allotments, in which members of the syndicate selling these Series [ -- ] notes sell more notes than the issuer actually sold to the syndicate, creating a syndicate short position;

       o stabilizing transactions, in which purchases and sales of these Series [ -- ] notes may be made by the members of the selling syndicate at prices that do not exceed a specified maximum;

       o syndicate covering transactions, in which members of the selling syndicate purchase these Series [ -- ] notes in the open market after the distribution has been completed in order to cover syndicate short positions; and

       o penalty bids, by which underwriters reclaim a selling concession from a syndicate member when any of these Series [ -- ] notes originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

       These stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Series [ -- ] notes to be higher than it would otherwise be. These transactions, if commenced, may be discontinued at any time.

       The issuer, Citibank (South Dakota) and Citibank (Nevada) will, jointly and severally, indemnify the underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the underwriters may be required to make in respect of those liabilities. The issuer's obligation to indemnify the underwriters will be limited to finance charge collections from the collateral certificate received by the issuer after making all required payments and required deposits under the indenture.

       The closing of the sale of each class of Series [ -- ] notes is a condition to the closing of the sale of the other classes.

       [Citigroup Global Markets Inc. is an affiliate of the issuer, Citibank (South Dakota) and Citibank (Nevada).]

       [This prospectus supplement and the accompanying prospectus may be used by Citigroup Global Markets Inc. and/or other affiliates of the issuer, Citibank (South Dakota) and Citibank (Nevada) in connection with offers and sales related to market-making transactions in the Series [ -- ] notes. These affiliates may act as principal or agent in these market-making transactions. Market-making sales will be made at prices related to prevailing market prices at the time of sale.]

       The issuer will receive proceeds of approximately $______________ from the sale of the Series [ -- ] notes. This amount represents ____% of the principal amount of the Class A notes, ____% of the principal amount of the Class B notes, and ____% of the principal amount of the Class C notes. The issuer will receive this amount net of the underwriting discount of $_____________. The underwriting discount represents ____% of the principal amount of the Class A notes, ____% of the principal amount of the Class B notes and ____% of the principal amount of the Class C notes. Additional offering expenses are estimated to be $____________.

                       Citibank Credit Card Issuance Trust
                               Series [ -- ] Notes

                        $___________ _____% Class A Notes
                        $___________ _____% Class B Notes
                        $___________ _____% Class C Notes

                  Citibank (South Dakota), National Association
                     Citibank (Nevada), National Association
                            Originators of the Trust

                              Prospectus Supplement
                            Dated ____________, 20__



Underwriters of the Class A Notes   [______________]

Underwriters of the Class B Notes   [______________]

Underwriters of the Class C Notes   [______________]



       You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. No one has been authorized to provide you with different information.

       The notes are not being offered in any state where the offer is not permitted.

       The issuer does not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

       Until the date which is 90 days after the date of this prospectus supplement, all dealers effecting transactions in the notes, whether or not participating in this distribution, may be required to deliver a prospectus supplement and prospectus. This is in addition to the obligation of dealers to deliver a prospectus supplement and prospectus when acting as underwriter of the notes and with respect to their unsold allotments or subscriptions.

                                                                         ANNEX I

         This annex forms an integral part of the prospectus supplement.

                    THE MASTER TRUST RECEIVABLES AND ACCOUNTS

     The following information relates to the credit card receivables owned by Citibank Credit Card Master Trust I and the related credit card accounts.

Loss and Delinquency Experience

     The following table sets forth the loss experience for cardholder payments on the credit card accounts for each of the periods shown. Losses consist of write-offs of principal receivables. These losses are presented below on a cash basis. If accrued finance charge receivables that have been written off were included in losses, Net Losses would be higher as an absolute number and as a percentage of the average of principal and finance charge receivables outstanding during the periods indicated. Average Principal Receivables Outstanding is the average of principal receivables outstanding during the periods indicated. The percentage reflected for the ______ months ended ________________ is an annualized number. There can be no assurance that the loss experience for the receivables in the future will be similar to the historical experience set forth below.


                        Loss Experience for the Accounts
                             (Dollars in Thousands)

                       ____ Months Ended           Year Ended December 31,
                         ______________       20            20            20
                                             ------        ------        ------

Average Principal Receivables
  Outstanding..............
Net Losses.................
Net Losses as a Percentage
  of Average Principal
  Receivables Outstanding..


     Net losses as a percentage of gross charge-offs for the first ______ months of 20__ were ______% and for each of the years ended December 31, 20__, 20__ and 20__ were _____%, _____% and _____%, respectively. Gross charge-offs are charge-offs before recoveries and do not include the amount of any reductions in Average Principal Receivables Outstanding due to fraud, returned goods, customer disputes or various other miscellaneous write-offs.

     The following table sets forth the delinquency experience for cardholder payments on the credit card accounts for each of the periods shown. The Delinquent Amount includes both principal receivables and finance charge receivables. The percentages are the result of dividing the Delinquent Amount by the average of principal and finance charge receivables outstanding during the periods indicated. There can be no assurance that the delinquency experience for the receivables in the future will be similar to the historical experience set forth below.


                  Delinquencies as a Percentage of the Accounts
                             (Dollars in Thousands)

                                                                           As of December 31,
                               As of                  --------------------------------------------------------------
                                    20                   20                        20                        20
                     ------------------------         ----------                ----------                ----------
Number of Days        Delinquent                Delinquent                Delinquent                Delinquent
Delinquent              Amount    Percentage      Amount   Percentage       Amount    Percentage      Amount    Percentage
--------------       -----------  ----------   ----------  ----------     ----------  ----------    ----------  ----------
35-64 days........
65-94 days........
95 days or more...
                      ---------      ----       ---------     ----           -------     ----          -------     ----
Total.............



Revenue Experience

     The revenues for the credit card accounts from finance charges, fees paid by cardholders and interchange for the _____ months ended ____________, 20__ and for each year of the three-year period ended December 31, 20__ are set forth in the following table.

     The revenue experience in this table is presented on a cash basis before deduction for charge-offs. Average Revenue Yield is the result of dividing Finance Charges and Fees Paid by Average Principal Receivables Outstanding during the periods indicated. The percentage for the _____ months ended ______________, 20__ is an annualized number. Revenues from finance charges, fees and interchange will be affected by numerous factors, including the periodic finance charge on the credit card receivables, the amount of any annual membership fee, other fees paid by cardholders, the percentage of cardholders who pay off their balances in full each month and do not incur periodic finance charges on purchases, the percentage of credit card accounts bearing finance charges at promotional rates and changes in the level of delinquencies on the receivables.


                       Revenue Experience for the Accounts
                             (Dollars in Thousands)

                                      Months       Year Ended December 31,
                                   Ended
                                                 20          20          20
                               --------------    ----        ----        ----

Finance Charges and Fees Paid ...
Average Revenue Yield ...........

     The revenues from periodic finance charges and fees--other than annual fees--depend in part upon the collective preference of cardholders to use their credit cards as revolving debt instruments for purchases and cash advances and to pay account balances over several months--as opposed to convenience use, where cardholders pay off their entire balance each month, thereby avoiding periodic finance charges on their purchases--and upon other card-related services for which the cardholder pays a fee. Revenues from periodic finance charges and fees also depend on the types of charges and fees assessed on the credit card accounts. Accordingly, revenues will be affected by future changes in the types of charges and fees assessed on the accounts and in the types of additional accounts added from time to time. These revenues could be adversely affected by future changes in fees and charges assessed on the accounts and other factors.

Cardholder Monthly Payment Rates

     The following table sets forth the highest and lowest cardholder monthly payment rates for the credit card accounts during any month in the periods shown and the average of the cardholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of the total beginning account balances for that month.

     Monthly payment rates on the credit card receivables may vary because, among other things, a cardholder may fail to make a required payment, may only make the minimum required payment or may pay the entire outstanding balance. Monthly payment rates on the receivables may also vary due to seasonal purchasing and payment habits of cardholders. Monthly payment rates include amounts that would be deemed payments of principal receivables and finance charge receivables with respect to the accounts. In addition, the amount of outstanding receivables and the rates of payments, delinquencies, charge-offs and new borrowings on the accounts depend on a variety of factors including seasonal variations, the availability of other sources of credit, general economic conditions, tax laws, consumer spending and borrowing patterns and the terms of the accounts, which may change.


                Cardholder Monthly Payment Rates for the Accounts

                                     Months         Year Ended December 31,
                                  Ended
                                                20            20           20
                              --------------    ----          ----         ----
Lowest Month ...............
Highest Month ..............
Average of the Months
  in the Period ............


Interchange

     Creditors participating in the MasterCard International and VISA associations receive interchange as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period before initial billing. Under the MasterCard International and VISA systems, a portion of this interchange in connection with cardholder charges for merchandise and services is passed from banks which clear the transactions for merchants to credit card-issuing banks. Interchange ranges from approximately 1% to 2% of the transaction amount. Citibank (South Dakota) is required to transfer to the master trust interchange attributed to cardholder charges for merchandise and services in the accounts. In general, interchange is allocated to the master trust on the basis of the ratio that the amount of cardholder charges for merchandise and services in the accounts bears to the total amount of cardholder charges for merchandise and services in the portfolio of credit card accounts maintained by Citibank (South Dakota). MasterCard International and VISA may change the amount of interchange reimbursed to banks issuing their credit cards.

The Credit Card Receivables

     The receivables in the credit card accounts as of ____________, 20__ included $___________ of finance charge receivables and $________________ of principal receivables -- which amounts include overdue finance charge receivables and overdue principal receivables. As of __________, 20__, there were ___________ accounts. Included within the accounts are inactive accounts that have no balance. The accounts had an average principal receivable balance of $_____ and an average credit limit of $_____. The average total receivable balance in the accounts as a percentage of the average credit limit with respect to the accounts was approximately ___%. Approximately ___% of the accounts were opened before ___________. Of the accounts, approximately ______% related to cardholders with billing addresses in California, ______% in New York, ______% in Texas, ______% in Florida and ______% in Pennsylvania. Not more than 5% of the accounts related to cardholders having billing addresses in any other single state.

     The credit card accounts include receivables which, in accordance with the servicer's normal servicing policies, were charged-off as uncollectible. However, for purposes of calculation of the amount of principal receivables and finance charge receivables in the master trust for any date, the balance of the charged-off receivables is zero and the master trust owns only the right to receive recoveries on these receivables.

     The following tables summarize the credit card accounts by various criteria as of _________, 20__. References to "Receivables Outstanding" in these tables include both finance charge receivables and principal receivables. Because the composition of the accounts will change in the future, these tables are not necessarily indicative of the future composition of the accounts.

     Credit balances presented in the following table are a result of cardholder payments and credit adjustments applied in excess of a credit card account's unpaid balance. Accounts which have a credit balance are included because receivables may be generated in these accounts in the future. Credit card accounts which have no balance are included because receivables may be generated in these accounts in the future.

                   Composition of Accounts by Account Balance

                                            Percentage               Percentage
                                             of Total                 of Total
                                 Number of   Number of  Receivables  Receivables
       Account Balance           Accounts    Accounts   Outstanding  Outstanding
  --------------------------    ----------  ----------  ------------ -----------
Credit Balance ................
No Balance ....................
Less than or equal to $500.00 .
$500.01 to $1,000.00 ..........
$1,000.01 to $2,000.00 ........
$2,000.01 to $3,000.00 ........
$3,000.01 to $4,000.00 ........
$4,000.01 to $5,000.00 ........
$5,000.01 to $6,000.00 ........
$6,000.01 to $7,000.00 ........
$7,000.01 to $8,000.00 ........
$8,000.01 to $9,000.00 ........
$9,000.01 to $10,000.00 .......
Over $10,000.00 ...............

Total .........................


                     Composition of Accounts by Credit Limit

                                           Percentage                Percentage
                                            of Total                  of Total
                                 Number of  Number of  Receivables   Receivables
         Credit Limit            Accounts   Accounts   Outstanding   Outstanding
  -----------------------------  ---------  --------- -------------- -----------
Less than or equal to $500.00 .
$500.01 to $1,000.00 ..........
$1,000.01 to $2,000.00 ........
$2,000.01 to $3,000.00 ........
$3,000.01 to $4,000.00 ........
$4,000.01 to $5,000.00 ........
$5,000.01 to $6,000.00 ........
$6,000.01 to $7,000.00 ........
$7,000.01 to $8,000.00 ........
$8,000.01 to $9,000.00 ........
$9,000.01 to $10,000.00 .......
$10,000.01 to $15,000.00 ......
Over $15,000.00 ...............

Total .........................

         Accounts presented in the table below as "Current" include accounts on which the minimum payment has not been received before the next billing date following the issuance of the related bill.


                    Composition of Accounts by Payment Status

                                       Percentage                   Percentage
                                        of Total                     of Total
                            Number of   Number of    Receivables    Receivables
     Payment Status         Accounts    Accounts     Outstanding    Outstanding
     --------------         ----------  ---------  ---------------  -----------
Current ....................
Up to 34 days delinquent ...
35 to 64 days delinquent ...
65 to 94 days delinquent ...
95 to 124 days delinquent ..
125 to 154 days delinquent .
155 to 184 days delinquent .

Total ......................


                         Composition of Accounts by Age

                                            Percentage               Percentage
                                            of Total                  of Total
                                 Number of  Number of   Receivables  Receivables
          Age                    Accounts   Accounts    Outstanding  Outstanding
        -------                  ---------  ---------  --------------  ---------
Less than or equal to 6 months .
Over 6 months to 12 months .....
Over 12 months to 24 months ....
Over 24 months to 36 months ....
Over 36 months to 48 months ....
Over 48 months .................

Total ..........................


Billing and Payments

     The credit card accounts have different billing and payment structures, including different periodic finance charges and fees. The following information reflects the current billing and payment characteristics of the accounts.

     Each month, billing statements are sent to cardholders who had activity during the immediately preceding billing period. To the extent a cardholder has a balance due, the cardholder must make a minimum payment equal to the sum of

     (1) the amount which is past due plus any amount which is in excess of the credit limit,

     (2) if the account is a combined credit card and a separate AT&T calling card, the sum of all calling transactions posted to the account in the current billing period, and

     (3) for most accounts, the new balance on the billing statement if it is less than $20, or $20, if the new balance is at least $20 and not greater than $960, or if the new balance exceeds $960, 1/48th of the new balance.

The required minimum payment, however, cannot be less than the finance charges billed. For most accounts, if the minimum payment due equals the finance charges billed or if any balance has a rate of more than 19.99% imposed on it, $5 will be added to the minimum due.

     A periodic finance charge is imposed on the credit card accounts. The periodic finance charge imposed on balances for purchases and cash advances for a majority of the accounts is calculated by multiplying (1) the daily balances for each day during the billing cycle by (2) the applicable daily periodic finance charge rate, and summing the results for each day in the billing period. The daily balance is calculated by taking the previous day's balance, adding any new purchases or cash advances and fees, adding the daily finance charge on the previous day's balance, and subtracting any payments or credits. Cash advances are included in the daily balance from the date the advances are made. Purchases are included in the daily balance generally from the date of purchase. Periodic finance charges are not imposed in most circumstances on purchase amounts if all balances shown in the previous billing statement are paid in full by the due date indicated on the statement.

     No finance charge is imposed on calling card transactions in the billing cycle in which the transactions are posted to the account. The receivables represented by these charges are not part of the master trust's assets. However, any charge for calling card transactions that is not paid by the payment due date on the monthly statement in which it is billed is added to the daily balance of purchases on the first day of the next billing cycle. These unpaid calling card transactions, and any finance charges on these unpaid transactions, then become receivables that are part of the master trust's assets.

     The periodic finance charge imposed on balances in most credit card accounts for purchases is currently the Prime Rate, as published in The Wall Street Journal, plus a percentage ranging from 4.99% to 11.99%. As of the most recent reset date, the periodic finance charge on balances in most accounts for purchases ranged from 9.99% to 16.99%. The periodic finance charge imposed on balances in most credit card accounts for cash advances is currently the greater of 19.99% or the sum of the Prime Rate and 14.99%. If a cardholder defaults under their credit card agreement, the periodic finance charge assessed on all balances in their account can be increased to the Prime Rate plus up to

23.99%. Promotional rates of limited duration are offered from time to time to attract new cardholders and to promote balance transfers from other credit card issuers and the periodic finance charge on a limited number of accounts may be greater or less than those generally assessed on the accounts.

     The periodic finance charge on accounts may be changed at any time by providing prior written notice to cardholders. Any increase in the finance charge will become effective upon the earlier of subsequent use of a card and the expiration of a 25-day period from the date the change was made effective--assuming failure on the part of the cardholder to object to the new rate.

     Most of the accounts are subject to additional fees, including:

     o a late fee if the cardholder does not make the required minimum payment by the payment date shown on the monthly billing statement. The late fee is $15 on balances up to $100, $29 on balances of $100 up to $1,000 and $39 on balances of $1,000 and over;

     o a cash advance fee which is generally equal to 3.0% of the amount of the cash advance, subject to a minimum fee of $5;

     o a balance transfer fee of 3.0% of the amount transferred to the account, subject to a minimum fee of $5 and a maximum fee of $50;

     o    a returned payment fee of $29;

     o    a returned check fee of $29;

     o    a stop payment fee of $29; and

     o a fee of $35 for each billing period with respect to each account with an outstanding balance over the credit limit established for that account.

There can be no assurance that periodic finance charges, fees and other charges will remain at current levels in the future.

     Payments by cardholders on the accounts are processed and applied first to all minimum amounts due. Payments in excess of the minimum amount due are applied to balances associated with low periodic rates before balances associated with higher periodic rates.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  Other Expenses of Issuance and Distribution.

     The following table sets forth the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder, other than underwriting discounts and commissions.

    Registration Fee..............................................$  117.70
    Printing and Engraving Expenses..............................._________*
    Trustee's Fees and Expenses..................................._________*
    Legal Fees and Expenses......................................._________*
    Accountants' Fees and Expenses................................_________*
    Blue Sky Fees and Expenses...................................._________*
    Rating Agency Fees............................................_________*
    Miscellaneous Expenses........................................_________*

         Total....................................................$        *

    ----------------------------
         *To be provided by Amendment

ITEM 15.  Indemnification of Directors and Officers.

     Article TENTH of the Articles of Association of Citibank (South Dakota), National Association and Citibank (Nevada), National Association (collectively, the "Banks") provides that any person, his heirs, executors or administrators, may be indemnified or reimbursed by such Bank for reasonable expenses actually incurred in connection with any action, suit or proceeding, civil or criminal, to which he or they shall be made a party by reason of his being or having been a director, officer or employee of such Bank or of any firm, corporation or organization which he served in any such capacity at the request of such Bank; provided, however, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit or proceeding as to which he shall finally be adjudged to have been guilty of or liable for gross negligence, willful misconduct or criminal acts in the performance of his duties to such Bank; and provided further, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit or proceeding which has been made the subject of a compromise settlement except with the approval of a court of competent jurisdiction or the holders of record of a majority of the outstanding shares of such Bank, or the Board of Directors, acting by vote of directors not parties to the same or substantially the same action, suit or proceeding, constituting a majority of the whole number of directors. Such Article also provides that the foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which such persons, their heirs, executors or administrators, may be entitled as a matter of law.

     There are directors' and officers' liability insurance policies presently outstanding which insure directors and officers of Citigroup and certain of its subsidiaries, including the Banks. The policies cover losses for which Citigroup or any of those subsidiaries shall be required or permitted by law to indemnify directors and officers and which result from claims made against such directors or officers based upon the commission of wrongful acts in the performance of their duties. The policies also cover losses which the directors or officers must pay as the result of claims brought against them based upon the commission of wrongful acts in the performance of their duties and for which they are not indemnified by Citigroup or any of those subsidiaries. The losses covered by the policies are subject to certain exclusions and do not include fines or penalties imposed by law or other matters deemed uninsurable under the law. The policies contain certain self-insured retention provisions.

     There are also certain additional indemnification provisions contained in the Underwriting Agreement filed as Exhibit 1.1.

ITEM 16.  Exhibits.

(a)    Exhibits.

1.1 Form of Underwriting Agreement for the Notes, incorporated by reference from Exhibit 1.1 of the Registrants' Registration Statement on Form S-3 (File No. 333-80743).

4.1 Indenture for the Notes, dated as of September 26, 2000, incorporated by reference from Exhibit 4.1 of the Registrants' Registration Statement on Form S-3 (File No. 333-52984).

4.2 Amendment No. 1 to Indenture, dated as of November 14, 2001, incorporated by reference from Exhibit 4.2 of the Registrants' Registration Statement on Form S-3 (File No. 333-91326).

4.3 Series Supplement to the Pooling and Servicing Agreement relating to the Collateral Certificate, dated as of September 26, 2000, incorporated by reference from Exhibit 4.2 of the Registrants' Registration Statement on Form S-3 (File No. 333-52984).

4.4 Amended and Restated Pooling and Servicing Agreement for Citibank Credit Card Master Trust I dated as of October 5, 2001, incorporated by reference from Exhibit 4 of the Registrants' Current Report on Form 8-K dated October 19, 2001.

4.5 Amendment No. 1 dated as of December 31, 2003 to the Amended and Restated Pooling and Servicing Agreement for Citibank Credit Card Master Trust I, incorporated by reference from Exhibit 4 of the Registrants' Current Report on Form 8-K dated January 9, 2004.

4.6 Trust Agreement of Citibank Credit Card Issuance Trust, dated as of September 12, 2000, incorporated by reference from Exhibit 4.9 of the Registrants' Registration Statement on Form S-3 (File No. 333-52984).

4.7 Forms of Notes, incorporated by reference from Exhibit 4.10 of the Registrants' Registration Statement on Form S-3 (File No. 333-80743).

4.8  Form of Collateral Certificate (included in Exhibit 4.3).

5.1 Opinion of John R. Dye, Esq., General Counsel for Capital Markets of Citigroup Inc., with respect to legality.*

8.1  Opinion of Cravath, Swaine & Moore LLP with respect to tax matters.*

23.1 Consent of John R. Dye, Esq., General Counsel for Capital Markets of Citigroup Inc. (included in Exhibit 5.1).*

23.2 Consent of Cravath, Swaine & Moore LLP (included in Exhibit 8.1).*

24.1 Powers of Attorney (included on pages II-6 and II-7).

25.1 Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee under the Indenture, incorporated by reference from Exhibit 1.1 of the Registrants' Registration Statement on Form S-3 (File No. 333-80743).

----------------------------
     *To be provided by Amendment


(b)   Financial Statements.

     All financial statements, schedules and historical information have been omitted as they are not applicable.

ITEM 17.  Undertakings.

     Each of the undersigned Registrants hereby undertakes as follows:

     (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that (a)(i) and (a)(ii) will not apply if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of each Trust's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d)(1) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, each Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5 of Form S-3 will be met by the time of sale of the securities registered hereunder, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Sioux Falls, South Dakota, on December 14, 2004.


                   CITIBANK (SOUTH DAKOTA), NATIONAL ASSOCIATION
                          as originator of Citibank Credit Card Master Trust I and Citibank Credit Card Issuance Trust

                   By:  /s/ Douglas C. Morrison
                        -----------------------
                          Douglas C. Morrison
                          Vice President


                   CITIBANK CREDIT CARD MASTER TRUST I

                   By:    Citibank (South Dakota), National Association,
                          as Servicer

                   By:  /s/ Douglas C. Morrison
                        -----------------------
                          Douglas C. Morrison
                          Vice President


                   CITIBANK CREDIT CARD ISSUANCE TRUST

                   By: Citibank (South Dakota), National Association, as Managing Beneficiary

                   By:  /s/ Douglas C. Morrison
                        -----------------------
                          Douglas C. Morrison
                          Vice President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kendall E. Stork, Douglas C. Morrison, Charles E. Wainhouse, Hugh F. Van Deventer and Rebecca D. Ward, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in his/her name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement and any or all other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on December 14, 2004 by the following persons in the capacities indicated.


        Signature                             Citibank (South Dakota),
        ---------                            National Association Title
                                             --------------------------

   /s/ Kendall E. Stork                        Director and President
   -------------------------               (Principal Executive Officer)
       Kendall E. Stork

   /s/ Douglas C. Morrison              Director and Chief Financial Officer
   -------------------------                (Principal Financial Officer
       Douglas C. Morrison                and Principal Accounting Officer)


   -------------------------                            Director
       Russell R. Greenfield


   -------------------------                            Director
       Jerry W. Johnson


   -------------------------                            Director
       Donald Bender

   /s/ Julie A. Garry
   -------------------------                            Director
       Julie A. Garry

   /s/ Richard Garside
   -------------------------                            Director
       Richard Garside

   /s/ Guido Dossena
   -------------------------                            Director
       Guido Dossena

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Citibank (Nevada), National Association certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5 of Form S-3 will be met by the time of sale of the securities registered hereunder, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on December 14, 2004.

                       CITIBANK (NEVADA), NATIONAL ASSOCIATION
                          as originator of Citibank Credit Card Master Trust I and Citibank Credit Card Issuance Trust

                       By:  /s/ Robert D. Clark
                            --------------------------
                            Robert D. Clark, Vice President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven J. Garofalo, Robert D. Clark, Charles E. Wainhouse, Hugh F. Van Deventer and Rebecca D. Ward, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in his/her name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement and any or all other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on December 14, 2004 by the following persons in the capacities indicated.

        Signature                                      Title
        ---------                                      -----

  /s/ Steven J. Garofalo                 Chairman of the Board and President
  ---------------------------               (Principal Executive Officer)
      Steven J. Garofalo

  /s/ Robert D. Clark            Director and Chief Financial Officer/Controller
  ---------------------------              (Principal Financial Officer
      Robert D. Clark                    and Principal Accounting Officer)

  /s/ Richard Garside
  ---------------------------                         Director
      Richard Garside

  /s/ Walter J. Mulflur
  ---------------------------                         Director
      Walter J. Mulflur

  /s/ Kristi Bageant-Epperson
  ---------------------------                         Director
      Kristi Bageant-Epperson


  ---------------------------                         Director
      Joseph N. Crowley

  /s/ Russell W. Dorn
  ---------------------------                         Director
      Russell W. Dorn

  /s/ Francine A. Pulliam
  ---------------------------                         Director
      Francine A. Pulliam